As filed with the Securities and Exchange Commission on August 7, 1998
                                                    Registration No. 333-58739


--------------------------------------------------------------------------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                            SENECA FOODS CORPORATION
             (Exact name of registrant as specified in its charter)
        New York                    0-1989                       16-0733425
(State or other jurisdiction (Primary Standard Industrial (I.R.S. Employer of incorporation or organization) Classification Code No.) Identification No.)
                           1162 Pittsford-Victor Road
                            Pittsford, New York 14534
                                 (716) 385-9500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 KRAIG H. KAYSER
                      President and Chief Executive Officer
                           1162 Pittsford-Victor Road
                            Pittsford, New York 14534
                                 (716) 385-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------

                                   Copies to:
                            WILLIAM I. SCHAPIRO, Esq.
                           COLLEEN A. VAN GELDER, Esq.
                        Jaeckle Fleischmann & Mugel, LLP
                 800 Fleet Bank Building, Twelve Fountain Plaza
                             Buffalo, New York 14202
                                 (716) 856-0600
                           ---------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


                           ---------------------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Proposed Maximum       Proposed Maximum
           Title of Each Class               Amount to be          Offering Price            Aggregate              Amount of
            to be Registered                  Registered              Per Share           Offering Price        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Rights to purchase shares of
Convertible Participating Preferred
Stock, stated value $12.00 per share             ----                   -----                  -----                  -----
------------------------------------------------------------------------------------------------------------------------------------
Convertible Participating Preferred
Stock, stated value $12.00 per share             ----                   -----                  -----                  -----
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.25 per share                                  ----                   -----               $50,000,004            $14,750.00
====================================================================================================================================
                                                    ---------------------------

     (1) This Registration Statement also covers such indeterminate number of additional shares as may be required to be issued upon exercise of rights as a consequence of rounding.
     (2) The Convertible Participating Preferred Stock are convertible immediately on a share-for-share basis into shares of Class A Common Stock.
     (3) No fee or consideration is required to be paid for the Rights.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                            SENECA FOODS CORPORATION


                 5,939,680 Rights to acquire shares of Convertible Participating Preferred Stock, with $0.025 par value per share.


              4,166,667 shares of Convertible Participating Preferred Stock with $0.025 par value per share.

              4,166,667 shares of Class A Common Stock, $0.25 par value per share.

              Seneca Foods Corporation (the "Company") is distributing to holders of record of its Class A Common Stock, $0.25 par value per share ("Class A Common Stock") and Class B Common Stock, $0.25 par value per share ("Class B Common Stock and, together with the Class A Common Stock, the "Common Stock"), as of the close of business on July 13, 1998 (the "Record Date"), transferable rights (the "Rights") to subscribe for and purchase shares of Convertible Participating Preferred Stock, with $0.025 par value per share, Class A (the "New Preferred Stock") which is immediately convertible on a share-for-share basis into shares of Class A Common Stock (the "Rights Offering").


               Shareholders of record will receive one-half of a Right for each share of Common Stock held by them as of the Record Date. Each whole Right will entitle the holder to purchase one share of New Preferred Stock for $12.00 per share (the "Subscription Price"). No fractional Rights or cash in lieu thereof will be distributed or paid by the Company. The number of Rights distributed to each holder of Common Stock will be rounded up to the nearest whole number. As a consequence of such rounding, the total number of shares that may be issued pursuant to the Rights Offering may be increased by up to 269 shares. Once a holder has exercised Rights, such exercise may not be revoked. Unless the Rights Offering is extended, the Rights will expire at 5:00 pm, Eastern Daylight Time, on August 27, 1998, the twentieth calendar day after commencement of the Rights Offering.


               The Company's Class A Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Stock Market under the symbol "SENEA." On August 3, 1998, the average of the high and low sales prices of the Class A Common Stock as reported by the Nasdaq National Stock Market was $13.125 per share. The New Preferred Stock will not pay regular dividends (except for dividends paid at the same rate and at the same time as dividends paid on the Company's Common Stock) and will be convertible on a share-for-share basis into the Company's Class A Common Stock at any time. The New Preferred Stock does not have any voting rights. Neither the Rights nor the New Preferred Stock will be listed on an exchange.

          See "Risk Factors" commencing on page 9 for certain factors and considerations relevant to an investment in the Rights, the New Preferred Stock
and      the      Class      A      Common      Stock      offered       hereby.
------------------------------------



             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                  BY THE SECURITIES AND EXCHANGE COMMISSION NOR
                   HAS THE COMMISSION PASSED UPON THE ACCURACY
                       OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE


----------------------------------------------------------------------------------------------------------------
                                                                         Proceeds to
                                                Price to                Company(1)(2)
                                                 Public                  Minimum(3)           Maximum(2)(4)
----------------------------------------------------------------------------------------------------------------

Per Share............................  $          12.00               $  12.00              $  12.00
----------------------------------------------------------------------------------------------------------------
Total................................  $                              $44,000,004           $50,000,004
----------------------------------------------------------------------------------------------------------------


(1) The securities registered hereunder are being offered and sold directly by the Company, and no commission or other remuneration will be paid to any person for soliciting purchases.

(2)     Before deducting expenses payable by the Company, estimated at $310,000.

(3) Assumes the sale only of the 1,166,667 shares that the New Investors (as hereinafter defined) are obligated to purchase under the Stock Purchase Agreement (as hereinafter defined) and the 2,500,000 shares under the Rights Offering that are the subject of commitments of the New Investors.

(4) Assumes the sale of the 1,166,667 shares that the New Investors are obligated to purchase under the Stock Purchase Agreement and all of the shares being offered in the Rights Offering without adjustment for rounding.






              The date of this Prospectus is August 7, 1998.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected at, and, upon payment of the Commission's customary charges, copies obtained from, the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the Commission's regional offices in New York, New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and in Chicago, Illinois (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511). The Commission maintains a Web site (http://www.sec.gov) that also contains reports, proxy statements and other information concerning the Company. In addition, the Company's Class A Common Stock and Class B Common Stock are listed on the Nasdaq National Stock Market under the symbols "SENEA" and "SENEB," respectively and reports and other information can be inspected and copies made at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.



          The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the New Preferred Stock, Class A Common Stock, and the Rights offered hereby. This Prospectus constitutes the Prospectus of the Company, filed as part of the Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits listed therein, which can be inspected at the public reference facilities of the Commission noted above, and copies of which can be obtained from the Commission at prescribed rates as indicated above. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit or appendix to the Registration Statement, each such statement being qualified in all respects by such reference.


         The Company will furnish holders of the securities offered hereby with annual reports containing, among other information, audited financial statements certified by an independent public accounting firm and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. The Company will also furnish such other reports as it may determine or as may be required by law.

         No dealer, salesman, or other person has been authorized to give any information or to make any representation not contained in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any date subsequent to the date hereof or that there has been no change in the affairs of the Company since such date or, in the case of information incorporated herein by reference, the date of filing with the Commission.

                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----

AVAILABLE INFORMATION....................................................  2

PROSPECTUS SUMMARY.......................................................  5

RISK FACTORS.............................................................  9

DESCRIPTION OF THE TRANSACTION........................................... 23

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................. 33

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS............................................ 35

USE OF PROCEEDS.......................................................... 35

CAPITALIZATION........................................................... 36

PLAN OF DISTRIBUTION..................................................... 37

DESCRIPTION OF CAPITAL STOCK............................................. 38

THE COMPANY.............................................................. 45

MANAGEMENT'S DISCUSSION AND ANALYSIS..................................... 51

PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY..................... 54

DIRECTORS AND EXECUTIVE OFFICERS......................................... 54

OWNERSHIP OF SECURITIES.................................................. 59

LEGAL MATTERS............................................................ 66

EXPERTS  ................................................................ 66

INDEX TO FINANCIAL STATEMENTS............................................F-1

                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless the context otherwise requires, all references in this Prospectus to the "Company" shall mean Seneca Foods Corporation and its subsidiaries on a consolidated basis. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company's actual results could differ materially from those set forth in the forward-looking statements. See "Risk Factors" for a discussion of certain factors that might cause such a difference.


                                   The Company

         The Company, which was founded in 1949, conducts its business almost entirely in food processing, which currently accounts for approximately 99% of the Company's sales. Canned and frozen vegetables represent approximately 78% and fruit and fruit juice products approximately 22%, of the Company's food processing volume. Apple products contribute approximately 10% of the Company's sales; the Company's Seneca(R) brand frozen apple concentrate is the largest-selling brand of frozen apple concentrate in the United States. Of the remaining sales in the fruit and fruit juice products, grape products account for approximately 2%, and bottled, canned and frozen fruit juice drinks account for approximately 10% of the Company's sales.

          Approximately 19% of the Company's food products are packed under its own brands including Seneca(R), Libby's(R) (under license), Aunt Nellie's Farm Kitchen(R), Blue Boy(R) and TreeSweet(R). Approximately 30% of the processed foods are packed under private labels, that is, under brand names owned or controlled by the purchasers, and approximately 11% are sold to institutional food distributors. The remainder, approximately 40%, is packed pursuant to a 20 year First Amended and Restated Alliance Agreement dated December 8, 1994 as amended on February 10, 1995, February 25, 1997 and July 1, 1998 (the "Alliance Agreement") with The Pillsbury Company ("Pillsbury") and Grand Metropolitan Incorporated ("GMI"), the parent of Pillsbury (on those dates) and a wholly-owned subsidary of Grand Metropolitan plc and carry Pillsbury's Green Giant(R) brand name. See "Risk Factors--Dependence on Alliance Agreement."


         The Company's sole non-food division, Seneca Flight Operations, provides air charter service primarily to industries located in upstate New York and contributes approximately 1% to the Company's sales. The address and telephone number of the Company's principal executive offices are: 1162 Pittsford-Victor Road, Pittsford, New York 14534, (716) 385-9500.
The Company maintains a website at www.senecafoods.com.


                                  The Offering


         The Rights Offering. The Board of Directors of the Company has determined to make a Rights Offering to the holders of its Common Stock, whereby each holder of Common Stock will receive one-half of a right (the "Right") to purchase for the Subscription Price, shares of the New Preferred Stock. The shares of New Preferred Stock will be immediately convertible on a share-for-share basis into shares of Class A Common Stock. The Company will distribute one-half of a Right for each share of Common Stock held of record as of the Record Date. Each whole Right will entitle the holder thereof (a "Rights Holder") to receive upon payment of the Subscription Price, one share of New Preferred Stock. The Rights will be evidenced by subscription certificates which are transferable by the holders thereof ("Subscription Certificates"). Unless the Rights Offering is extended, the Rights that are not exercised by the holders thereof will expire at 5:00 p.m., Eastern Daylight Time, on August 27, 1998 (the twentieth calendar day after commencement of the Rights Offering) (the "Expiration Date"). Rights may be exercised by delivering to Sarah S. Mortensen (the "Subscription Agent"), on or before the Expiration Date, the properly completed Subscription Certificate evidencing such Rights with any required signatures guaranteed, together with payment in full of the Subscription Price. Once a Rights Holder has exercised the subscription privilege, such exercise may not be revoked. The Rights may be purchased or sold through usual investment channels, including banks and brokers. Resales of the Rights have not been registered with the Commission.


          The Stock Purchase Agreement and its Relationship to the Rights Offering. The Company has entered into a Stock Purchase Agreement dated as of June 22, 1998 (the "Stock Purchase Agreement") with Carl Marks Strategic Investments, L.P., and related entities (collectively, the "New Investors") whereby, subject to the terms and conditions of the Stock Purchase Agreement, the New Investors have agreed to (i) purchase 1.167 million shares of New Preferred Stock at a price of $12.00 per share (for total consideration of $14 million) and (ii) purchase at $12.00 per share up to 2.5 million shares of New Preferred Stock which the Company's shareholders do not purchase in the Rights Offering. If not less than 2.5 million shares become available for purchase by the New Investors, their total purchase price for the 2.5 million shares will be $30 million. Pursuant to the terms of the Stock Purchase Agreement, the New Investors have the right to purchase up to 1,181,996 shares of New Preferred Stock (the "Option Shares"). The Option Shares may be purchased at any time prior to the closing of the Transaction (as hereinafter defined) and may be purchased even if shareholder approval of the Rights Offering and Charter Amendments (as hereinafter defined) is not obtained. The Company will not be required to issue in connection with the Stock Purchase Agreement (including the Option Shares) and the Rights Offering more than 4,166,667 shares of New Preferred Stock, or a total sale of up to $50,000,004 (the "$50 Million Limit") to the New Investors and to shareholders who exercise their purchase rights under the Rights Offering. This limitation affects only the purchase rights of the New Investors. Each of the Company's shareholders who is issued Rights under this Rights Offering may exercise all Rights so received, except for those shareholders who have agreed not to exercise their Rights as described in the following paragraphs.


          Concurrently with the Stock Purchase Agreement, the Company and certain of its substantial shareholders, including the New Investors, and the Related Marks Shareholders (as hereinafter defined) entered into a Shareholders Agreement (the "Shareholders Agreement") whereby certain substantial holders of the Company's stock, including members of the Wolcott and Kayser families who control the Company, agreed that they would not exercise, sell or otherwise transfer the Rights to which they were entitled pursuant to the terms of the Rights Offering and will vote all of their voting securities in favor of the Transaction (as hereinafter defined) in any shareholder vote of the Company. In a separate agreement,

Pillsbury has also agreed that it will not exercise, sell or otherwise transfer the Rights to which it is entitled pursuant to the terms of the Rights Offering and that it will vote all of its voting securities in favor of the Transaction (as hereinafter defined) in any shareholder vote of the Company (the "Pillsbury Agreement"). The Stock Purchase Agreement (including the purchase of the Option Shares by the New Investors), Shareholders Agreement and the Rights Offering are sometimes collectively referred to herein as the "Transaction."


          Inasmuch as certain of the Company's shareholders have agreed not to exercise, sell or otherwise transfer their Rights distributed on their present holdings of 1,620,747 shares of Common Stock pursuant to the Shareholders Agreement and the Pillsbury Agreement, the New Investors are assured of acquiring not less than 1,977,041 shares of New Preferred Stock in the Transaction, and, subject to the $50 Million Limit, may purchase additional shares of New Preferred Stock.


          Assuming none of the Company's shareholders exercise their Rights, the New Investors will be entitled to purchase 3.667 million shares of New Preferred Stock which if immediately converted into 3.667 million shares of Class A Common Stock would give the New Investors ownership of 4.6% of the voting power of the Company. The combined voting power of the New Investors and the Related Marks Shareholders in the election of directors will be 16.6% (assuming conversion of the New Preferred Stock into Class A Common Stock).


          The consummation of the Transaction results in significant participation by the New Investors in the governance of the Company. The number of directors comprising the Company's Board of Directors will be increased from seven to nine members, with the two new positions being filled by designees of the New Investors (the "Investor Designees"). The Investor Designees will continue to be nominated for election to the Board and shareholders who executed the Shareholders Agreement will continue to vote for the Investor Designees until the Stock Purchase Agreement is terminated or such time as the New Investors no longer own, in the aggregate, at least 10% of the Class A Common Stock (assuming conversion of all shares of the New Preferred Stock into Class A Common Stock). The Shareholders Agreement also requires that the Investor Designees will comprise at least 22% of any committee of the Board of Directors. The New Investors also required as a condition to consummation of the Transaction, that the Company's Restated Certificate of Incorporation, as amended (the "Charter") be amended to require unanimous approval of the Company's Board of Directors (excluding directors who choose to abstain) for certain defined "major corporate actions", including (i) any amendment or modification to the Company's Charter or Bylaws (as hereinafter defined); (ii) any business combination; (iii) any sale or transfer of all or substantially all of the assets of the Company; (iv) certain issuances of securities; (v) any acquisitions or dispositions of assets involving gross consideration in excess of $15 million; (vi) certain changes in the Company's line of business; (vii) any change in the Company's certified public accountants; (viii) the settlement of certain litigation; or (ix) the commencement by the Company of proceedings relating to bankruptcy, insolvency, reorganization or relief of debtors.


         A  shareholder  who  votes  in  favor  of the  Rights  Offering  is not
                                                                             ---
obligated to exercise the Rights and purchase shares of New Preferred Stock if the Rights Offering is approved. When the Rights are issued, each shareholder may decide at that time whether to exercise the Rights which that shareholder receives.



          The Charter Amendments. To accomplish the intent of the Transaction, the Company will amend its Charter by filing a Certificate of Amendment (the "Certificate of Amendment") which will: (i) increase the number of authorized shares of Class A Common Stock from 10,000,000 shares to 20,000,000 shares; (ii) increase the number of authorized shares of Preferred Stock with $0.025 par value per share, Class A from 4,000,000 shares to 8,200,000 shares; (iii) create a new series of Preferred Stock with $0.025 par value per share, Class A to be designated as Convertible Participating Preferred Stock, $0.025 par value per share, convertible immediately into shares of Class A Common Stock of the Company; (iv) require unanimous approval of the Company's Board of Directors to authorize certain Major Corporate Actions (as hereinafter defined); and (v) amend Article 4, paragraph (a)(C) to remove from operation of the Class A Special Rights (as hereinafter defined) provisions, the acquisition by the New Investors of the shares of Class A Common Stock issuable upon conversion of the New Preferred Stock acquired by the New Investors in the Transaction. See "Description of Capital Stock--Description of Class A Common Stock and Class B Common Stock--Class A Special Rights."


          The Reason For The Transaction. For reasons described below (see "Risk Factors--High Ratio of Debt to Equity"), the Company has concluded that its level of debt should be reduced in the amount of between $44 million and $50 million. At March 31, 1998, the close of its fiscal year, the Company was in violation of certain financial covenants in its agreements with its short and long-term lenders. See "Risk Factors--Defaults as to Certain Loan Covenants." The purpose of the Transaction is to apply the net proceeds of the Transaction to reduce the Company's indebtedness. See "Use Of Proceeds."

                                  RISK FACTORS


         An investment in the Rights and the New Preferred Stock, which is convertible into Class A Common Stock, involves various risks. Prospective purchasers should carefully consider the following information in conjunction with the other information appearing elsewhere in this Prospectus before making a decision to exercise the Rights.

Impact of the Transaction on Existing Shareholders


          The Subscription Price of the Rights was determined on April 3, 1998 as a result of arm's length negotiations between the Company and the New Investors and was approved by the Board of Directors of the Company, taking into account the financial position of the Company and the size of the Transaction. At the time the Subscription Price was approved by the Board of Directors, the Subscription Price was equal to approximately 70.59% of the then current market price of the Class A Common Stock. Although on the date of this Prospectus, the Subscription Price may be less than the market price of the Class A Common Stock, the Subscription Price may be less than or greater than the market price of the Class A Common Stock at any time prior to the Expiration Date (such period commencing on the date of this Prospectus and ending on the Expiration Date, the "Subscription Period"). The following table shows the high and low trading price for the Class A Common Stock for the six months immediately preceding the date of this Prospectus:


                  Market Price -- Nasdaq National Stock Market
                                        High           Low
                                        ----           ---
      February 1998                   $16.500        $15.875
      March 1998                      $17.625        $15.750
      April 1998                      $17.125        $16.750
      May 1998                        $16.750        $15.625
      June 1998                       $16.375        $13.500
      July 1998                       $14.500        $13.000


          The consummation of the Stock Purchase Agreement and the purchase of the Option Shares will decrease the existing shareholders' proportionate interests in the Company (assuming conversion of the New Preferred Stock into Class A Common Stock). Those shareholders who do not exercise their Rights will experience an even further dilution of their proportionate interests in the Company. If none of the Company's existing shareholders exercise their Rights, the New Investors will purchase up to 3.667 million shares of the New Preferred Stock which (assuming conversion of the New Preferred Stock into Class A Common Stock) will decrease the existing shareholders' proportionate interest in the Class A Common Stock by approximately 46.5%.


         The purchase price for the New Preferred Stock is $12.00 per share which is less than the market price and tangible book value of the Class A Common Stock. Accordingly, the Company's existing shareholders will suffer potential dilution to the market value and tangible book value per share of the Common Stock.


Industry Conditions and Price and Volume Fluctuations

         The Company's financial performance and growth are related to conditions in the food processing industry, primarily the vegetable processing industry. The United States vegetable processing industry is a mature industry with a relatively modest compounded annual growth rate of less than 1% from 1992 to 1996. The Company's net sales are a function of product availability and market pricing. In the vegetable processing industry, product availability and market prices tend to have an inverse relationship: market prices tend to decrease as more product is available and to increase if less product is available. Product availability is a direct result of plantings, growing conditions, crop yields and inventories, all of which vary from year to year. In addition, market prices can be affected by the planting, inventory level and individual pricing decisions of the three or four largest processors in the industry. Generally, market prices in the vegetable processing industry adjust more quickly to variations in product availability than an individual processor can adjust its cost structure; thus, in an oversupply situation, a processor's margins likely will weaken. The Company typically has experienced lower margins during times of industry oversupply.

          In the last three fiscal years, the vegetable processing industry has been characterized by excess capacity, with resulting pressure on the Company's prices and profit margins. In these years many of the Company's competitors have closed processing plants in response to the downward pressure on prices. There can be no assurance that the Company's margins will improve in response to favorable market conditions or that the Company will be able to operate profitably during depressed market conditions. See "--Losses Incurred in Fiscal Years 1998 and 1996" and "Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended March 31, 1998--Results of Operations."

Dependence on Alliance Agreement

          In connection with the acquisition by the Company of certain plants and other assets of the Green Giant Division of Pillsbury, the Company entered into the Alliance Agreement. Pursuant to the Alliance Agreement and related agreements, the Company processes and sells to Pillsbury or Pillsbury's designee, on a "cost plus" basis, cases of shelf-stable vegetables and processes or partially processes certain frozen vegetables and asparagus for Pillsbury or its designee.

         In a transaction concurrent with the Alliance Agreement, the Company acquired from Pillsbury a substantial percentage of the tangible production assets of Pillsbury's Green Giant brand of shelf-stable and frozen vegetable products, including six plants located in the midwestern and northwestern United States. Additional Green Giant production assets were acquired from Pillsbury subsequent to February 1995. All Green Giant plants referred to in this paragraph are collectively referred to as the "Alliance Plants". Five Green Giant production plants were retained by Pillsbury of which four have been closed. The total purchase price for the Alliance Plants was $93.7 million, in payment of which the Company initially paid Pillsbury $13.1 million in cash and issued to Pillsbury an 8% Secured Nonrecourse Subordinated Promissory Note due September 30, 2009 (the "Pillsbury Note") for the unpaid principal amount of $80,583,000. The Pillsbury Note requires the Company to pay annual installments of principal on each October 20 and a final major principal payment on September 30, 2009. Interest on the Pillsbury Note is required to be paid quarterly on each of the last days of March, June, September and December. As a result of Pillsbury's conversion of two annual principal installments totaling $6 million into Class A Common Stock, and the payment of an annual principal installment on the Pillsbury Note on October 20, 1997, the outstanding principal balance at March 31, 1998 was $71,583,000.

         Inasmuch as Pillsbury sold to the Company or closed substantially all of its Green Giant production facilities and hopes to benefit under the Alliance Agreement by paying lower product costs than it might otherwise incur, the Company, beginning in its fiscal year ended March 31, 1996, has been a major supplier of Pillsbury's Green Giant vegetable products. Green Giant products packed by the Company in the Company's fiscal years ended March 31, 1997 and March 31, 1998 constituted approximately 54% and 40%, respectively, of the Company's sales for such period. The Company expects that, in the foreseeable future while the Alliance Agreement remains in effect, Green Giant vegetables will be the largest single product line of the Company.

         The Alliance Agreement has an initial term ending December 31, 2014, and will be extended automatically for additional five year terms unless terminated in accordance with the provisions of the Alliance Agreement. Upon virtually all of the causes of termination enumerated in the Alliance Agreement, Pillsbury will acquire legal title to the Alliance Plants and certain of the other assets which the Company acquired from Pillsbury, and various financial adjustments between the parties will occur. If Pillsbury terminates the Alliance Agreement without cause, it must pay the Company a termination payment of $20 million. Pillsbury holds mortgage and security interests in the property transferred to the Company and any replacement property to enforce its rights under the Alliance Agreement and the Pillsbury Note. Pillsbury will look to that property, and not to the other property of the Company, to satisfy its claims under the Pillsbury Note (except for damages in particular circumstances, such as the Company's fraud or intentional misconduct, its failure to turn over insurance or condemnation proceeds of the secured property or to turn over the property as required by the Pillsbury Note or comply with the termination provisions of the Alliance Agreement or under certain provisions of the Bankruptcy Code). The Pillsbury Note has extensive provisions defining the remedies against the Company and the relative rights of Pillsbury and the Company's long-term insurance lenders and revolving credit bank lenders in certain circumstances such as default by the Company.

         The Company's sales and financial performance under the Alliance Agreement and its sales of Green Giant products depend to a significant extent on the Company's success in producing quality Green Giant vegetables at competitive costs and Pillsbury's success in marketing the products produced by the Company. The ability of Pillsbury to successfully market these products will depend upon Pillsbury's sales efforts, as well as the factors described above under "--Industry Conditions and Price and Volume Fluctuations." The Company cannot give assurance as to the volume of Pillsbury's sales and cannot control many of the key factors affecting that volume. The Alliance Agreement contains extensive covenants by the Company with respect to quality and delivery of products, maintenance of the Alliance Plants and other standards related to performance. If the Company were to fail in its performance of these covenants, Pillsbury would be entitled to terminate the Alliance Agreement.

          Termination of the Alliance Agreement will, in most cases, entitle the Company's principal lenders, including long-term insurance lenders and revolving credit bank lenders (and other lenders whose loan agreements incorporate the default provisions of the Company's revolving credit agreement), to declare a default under the Company's loan agreements with them. The principal lenders have a security interest in certain payments to be received by the Company from Pillsbury on termination of the Alliance Agreement from Pillsbury or other buyers of Green Giant inventory. Unless the Company were to enter into a new substantial supply relationship with Pillsbury or another major vegetable marketer and acquire substantial production capacity to replace the Alliance Plants, any such termination would substantially reduce the Company's sales. If termination were to occur while substantial indebtedness of the Company to its long-term insurance lenders and revolving credit bank lenders were outstanding, as is currently the case, a restructuring of the debt payment terms would likely be necessary to avoid a payment default in addition to the default by reason of the termination of the Alliance Agreement.

Losses Incurred in Fiscal Years 1998 and 1996

         Fiscal Year 1998. For the fiscal year ended March 31, 1998, the Company reported a net loss of $5,144,000 (loss of $0.87 per share) on sales of $703.2 million as compared to fiscal year 1997 in which the Company reported earnings of $7.5 million (earnings of $1.27 per share) on sales of $730.2 million.

         The major causes for the losses were:

     (1) Lower selling prices on vegetables due to an ongoing industry oversupply due in part to an above-budget pack for the second consecutive year. See "--Industry Conditions and Price and Volume Fluctuations."

     (2) Declines in apple product prices which were greater than the decline in apple product costs. See "--Trends Resulting in Fluctuating Prices in Apple Products."

     (3) Increased pressure on pricing for frozen apple concentrate as a result of the decline in consumption of frozen concentrates. See "--Trends Resulting in Fluctuating Prices in Apple Products."

         The losses in the 1998 fiscal year were attributable primarily to the continued oversupply conditions in the vegetable industry and the pressure on both vegetable and fruit product prices. The difficult competitive conditions required a more costly selling program than in the preceding year, further eroding margins.


     Fiscal Year 1996. The Company's fiscal year ended March 31, 1996, resulted in an after-tax loss of $10.147 million (loss of $1.81 per share ) for the Company. The major causes of the losses were:

                  (1) Reduced  production in the 1995 pack season,  particularly in the Company's Eastern Division vegetable plants. The Company experienced start-up problems during and after installation of new equipment and relocation and modification of existing Pillsbury equipment which was removed from closed Pillsbury plants and installed in the Company's plants. The Company made aggregate capital expenditures of approximately $68 million involving 37 separate projects to prepare for a larger volume pursuant to the Alliance Agreement. The magnitude of that capital program, which had to be completed in approximately six months' time to be ready for the 1995 pack season, exceeded any prior capital program by the Company within a comparable period of time. During the 1996 pack season (in fiscal year
         1997), the Eastern Division plants, which had generated the greatest problems in 1995, generally performed in accordance with the Company's expectations.

                  (2) During the summer of 1995, operations in the Eastern Division (New York plants) were adversely affected by the worst drought in New York in 20 years, which further reduced Eastern Division vegetable production.

The combination of these two factors resulted in a non-recurring charge of approximately $15.1 million, before income tax benefit, for the 1996 fiscal year.

         The 1996 fiscal year was the first year of operation under the Alliance Agreement. The Company did not receive orders from Pillsbury at the originally-anticipated levels because of the existence of substantial Green Giant vegetable inventories carried over from the prior year (pre-Alliance Agreement). Consequently, the Company substantially increased its finished inventory levels and had to defer the conversion of inventory to sales. This adversely affected the Company's cash flow and income and necessitated a modification of certain financial covenants in the Company's loan agreements with its revolving credit bank lenders and its long-term insurance lenders, as the Company could not have complied with the unmodified covenants.


Trends Resulting in Fluctuating Prices in Apple Products

         The Company has been the leader in U.S. sales of frozen concentrate apple juice in which its Seneca brand name has had strong consumer acceptance. However, total sales of all brands in this product category have declined at an annual rate of approximately 5% in recent years, as consumers have shown preference for the non-concentrate, ready-to-drink juice products. The Company expects this trend to continue. The Company's product is not the largest selling brand in the ready-to-drink category and competes with a number of well-established competitors with larger advertising budgets than the Company's. In fiscal year 1998, the Company expended approximately $3.2 million converting certain juice production lines to plastic bottles in its southwest and midwestern facilities. Competition from other drinks and juices and the limited amount of available shelf space at the retailer level is also limiting the overall sales of apple juice regardless of package type.

          A substantial portion of the Company's apple juice supply is purchased in the form of concentrate from world-wide sources. The cost of this commodity has fluctuated during the Company's existence. During the two-year period ended March 31, 1997, a shortage of apple juice concentrate increased the Company's total costs. In the Company's experience, raising prices to maintain profit margins on apple juice products has reduced consumer demand for the product, so that the Company's profit margin has eroded in periods of high supply costs. In the juice business, the apple industry is going through enormous structural changes with increasing quantities of apple concentrate being imported into the U.S. from overseas, primarily South America, China and Eastern Europe.
Therefore, the current cost of apple concentrate is lower than it had been in the period from 1995 to 1997, but the Company expects that, at some undetermined future date, the recent downward trend in costs will reverse itself. Furthermore, the import of large quantities of apple concentrate is reducing the amount of apples that the Company is processing at its plants located in Washington, New York and North Carolina, as the imports currently cost less than the product produced in the Company's plants. In the Company's four apple-pressing facilities, only one facility pressed any quantities of apples in the fiscal year ended March 31, 1998. While the imported concentrate lowers the cost of goods for products sold by the Company and its competitors, the Company, unlike several competitors, must absorb the overhead burden of its under-utilized domestic facilities.


High Ratio of Debt to Equity

         The purchase of the Alliance Plants, the cost of the substantial capital improvements effected prior to the 1995 packing season and the significant increase in the Company's working capital requirements to produce and hold large inventories of products packed under the Alliance Agreement has resulted in an increase in both Company debt and the ratio of Company debt to its assets. The following table illustrates the increased debt to equity ratio of the Company at the end of the fiscal years and periods listed below and on a pro forma basis (assuming a $44 million equity investment pursuant to the Transaction).



                                       Pro Forma
                                       March 31       March 31,          March 31,        March 31,       March 31,       July 31,
                                         1998           1998               1997             1996            1995            1994
                                       ---------      ---------          ---------        ---------       ---------       --------

Total outstanding debt (000 omitted)   $257,703        $301,703           $251,593         $340,264        $227,074        $59,425

Current ratio
  (current assets:current             2.60:1.00       1.79:1.00          2.78:1.00        1.59:1.00       3.30:1.00      2.28:1.00
liabilities)
Ratio of total assets to total        1.39:1.00       1.23:1.00          1.29:1.00        1.21:1.00       1.31:1.00      1.76:1.00
liabilities
Long-term debt/equity                   171%            256%               239%             249%            244%            58%
Total liabilities/equity                257%            433%               344%             476%            324%            131%


          The terms and conditions of the Company's revolving credit facility and the other indebtedness of the Company currently impose limitations that restrict, among other things, the ability of the Company to incur debt, create liens, pay dividends, make acquisitions and make capital expenditures. Terms of the Company's indebtedness also require it to satisfy certain financial covenants on a quarterly basis. The ability of the Company to make cash payments to satisfy its indebtedness and to comply with such financial or similar covenants as may be contained in future agreements will depend upon its future operating performance, which is subject to prevailing economic conditions, and to financial, business and other factors beyond the Company's control. The high debt to equity ratio of the Company could affect the Company in the following circumstances, among others: (i) limiting the Company's ability to withstand competitive pressures or a downturn in its business or in the economy; (ii) impairing the Company's ability to obtain additional financing; and (iii) limiting the Company's flexibility to take advantage of market trends in the food processing industry. See "--Dependence on Alliance Agreement" and "--Losses Incurred in Fiscal Years 1998 and 1996."


Defaults as to Certain Loan Covenants

          The Company currently is in default of certain loan covenants with certain of its short-term and long-term lenders. As a remedy for default, each lender has the right to require the Company to immediately prepay all amounts owing to the lenders. The agent bank for the short-term lenders has indicated its intention to waive the Company's defaults subject to securing required consents from other participating banks. The long-term lenders have unconditionally waived the defaults as of March 31, 1998 and have amended (or in one instance agreed to amend) the covenants effective in fiscal year 1999 so as to conform to financial results which the Company believes to be achievable if it successfully executes its fiscal 1999 business plan. The Company can give no assurance that it will successfully execute the 1999 business plan.


Seasonality and Quarterly Fluctuations

         The Company's operations are affected by the growing cycles of the vegetables it processes. When the vegetables are ready to be picked, the Company must harvest and process the vegetables or forego the opportunity to process fresh picked vegetables for an entire year. Most of the Company's vegetables are grown by farmers under contract to the Company. Consequently, the Company must pay the contract grower for the vegetables even if the Company cannot or does not harvest or process them. Most of the Company's production occurs during the second quarter (July through September) of each fiscal year (due to the timing of crop production and climate conditions) and a majority of sales occur during the third and fourth quarter of each fiscal year (due to seasonal consumption patterns for its products). Accordingly, inventory levels are highest during the second and third quarters, and accounts receivable levels are highest during the third and fourth quarters. Net sales generated during the third and fourth quarters of each fiscal year have a significant impact on the Company's results of operations. Because of seasonal fluctuations, the results of any particular quarter will not necessarily be indicative of results for the full year or for future years.


Some Characteristics of the Competition

         All of the Company's products compete with those of other national, major and smaller regional food processing companies under highly competitive conditions. Some of the Company's major competitors in the vegetable business are Del Monte Corporation, Dean Foods and Chiquita Brands International. The Company also sells vegetable products which compete with Pillsbury products manufactured by the Company under the Alliance Agreement. The Company's competitors in the fruit juice and fruit products business include the Minute Maid division of Coca-Cola Company, the Mott's product line of Cadbury-Schweppes plc, Tropicana Products, Welch's, Ocean Spray, Tree Top and others.

         Welch's, Ocean Spray and Tree Top are cooperatives. They are able to obtain financing through cooperative banks, which generally provide financing at lower costs and on more favorable terms than non-cooperatives such as the Company are able to obtain from their lenders. Because cooperatives are owned by the growers, they are able to pay the growers last (i.e., after inventory has been sold) whereas the Company and other non-cooperatives are required to pay the growers first regardless of whether the inventory has been sold.

         All but one of the competitors specifically identified in the two preceding paragraphs have greater sales and assets than the Company.

         The   vegetable   business  in  the  last  three  years  has  undergone
consolidation as a result of adverse market conditions, and many smaller companies have been acquired by the Company or its competitors. Future acquisitions may increase the market strength of the Company's larger competitors.




Uncertain Market for the Rights and the New Preferred Stock

         The New Preferred Stock and the Rights will not be listed for trading. There can be no assurance that a market for the Rights will develop prior to their Expiration Date, which is 20 days after the date of this Prospectus, unless it is extended; nor is there assurance that a market for the New Preferred Stock will develop. If a market develops for the Rights or the New Preferred Stock, there is no assurance as to the price at which the Rights or New Preferred Stock will trade. Any market that may develop may be volatile and unreliable.

          Following the Expiration Date, a subscribing Rights Holder may or may not be able to sell shares of New Preferred Stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. When made, the election of a Rights Holder to exercise Rights in the Rights Offering is irrevocable. Moreover, until certificates are delivered, subscribing Rights Holders may not be able to sell the New Preferred Stock that they have purchased in the Rights Offering. Certificates representing shares of the New Preferred Stock purchased pursuant to the Rights Offering will be delivered to subscribers as soon as practicable after the date of purchase thereof. No interest will be paid to Rights Holders on funds delivered to the Subscription Agent pursuant to the exercise of Rights pending delivery of shares of New Preferred Stock to such holders.


Tax Consequences to Shareholders on Sale of Rights or New Preferred Stock


         When stock or stock rights are received in a non-taxable distribution as is the case with respect to the Rights received in the Rights Offering, certain restrictions may apply to a subsequent sale of the Rights or stock acquired on exercise of the Rights. If the Rights or stock acquired is characterized, for federal income tax purposes, as being "stock other than common stock," then the amount realized from the sale of such stock or rights may, in whole or in part, be treated as ordinary income. The Company believes that, because the participation rights granted to holders of the New Preferred Stock permit full participation in corporate growth, the Rights and the New Preferred Stock should be treated as common stock for these purposes. There is no clear statutory definition of the term "stock other than common stock" however, and it is possible for the Internal Revenue Service (the "IRS") to challenge this position.


         Even if the Rights or the New Preferred Stock are classified as "stock other than common stock," there are several methods available to shareholders to avoid the adverse tax consequences arising from this designation. Ordinary income treatment will not apply on sale or other disposition of the Rights or the New Preferred Stock: (i) if the sale terminates the entire stock interest of the shareholder in the Company; (ii) if the New Preferred Stock is converted to Class A Common Stock and the sale is of the Class A Common Stock; (iii) in transactions where gain or loss to the shareholder is not recognized; or (iv) where it is established to the satisfaction of the Secretary of the Treasury that the transactions were not in pursuance of a plan having one of its principal purposes the avoidance of federal income tax. If the Rights and the New Preferred Stock are not treated as "stock other than common stock," or if one of the above exceptions apply, then a shareholder who sells the Rights or the New Preferred Stock will recognize gain or loss equal to the difference between the sale proceeds and such shareholder's basis (if any) in the Rights or the New Preferred Stock sold. Such gain or loss will generally be capital gain or loss for individual U.S. shareholders, short or long-term, depending upon whether the shareholder has held the Rights or the New Preferred Stock for up to one year (for application of the maximum 39.6% federal short-term rate), or more than one year (for application of the maximum 20% federal long-term rate). Inasmuch as the Rights will have no value after the Expiration Date, sale of the Rights will necessarily have involved a short-term holding period.


Possible Adverse Future Accounting Effect on Earnings-Per-Share Allocable to Common Stock

          If, on issuance of the New Preferred Stock, its $12.00 per share stated value is less than the then-current market price of a share of Class A Common Stock into which it is convertible, the excess of that market price over $12.00 multiplied by the number of shares of New Preferred Stock issued (the "Aggregate Discount"), will be treated under accounting rules applicable to the Company as analogous to a dividend with respect to the New Preferred Stock. For accounting purposes, the Aggregate Discount will be charged against earnings per share of the Company's Common Stock in the fiscal year ending March 31, 1999. The Company cannot predict the market price of the Class A Common Stock on the issuance of New Preferred Stock, and therefore it cannot now estimate whether an Aggregate Discount will exist or, if it does exist, the amount of the Aggregate Discount with respect to any assumed number of shares of New Preferred Stock to be issued in the Transaction.


          Solely as an example of the accounting effect, assuming that (1) the $13.125 reported closing price of Class A Common Stock on August 3, 1998 was also the price at the time of issuance of the New Preferred Stock and (2) 3,666,667 shares of New Preferred Stock were issued in the Transaction, the Aggregate Discount would be $4,125,000. This Aggregate Discount would reduce earnings per share (diluted) in the fiscal year ending March 31, 1999, by $0.43 per share (based upon 9,606,347 shares of the Company's Common Stock outstanding), thereby reducing per share earnings or increasing per share loss for the fiscal 1999 year.


Failure to Satisfy Closing Conditions to Stock Purchase Agreement

          The Rights Offering is not conditioned upon the closing of the Stock Purchase Agreement and, if the parties to the Stock Purchase Agreement fail to satisfy the conditions to Closing or otherwise terminate the Stock Purchase Agreement, the shareholders purchasing shares of New Preferred Stock will hold the shares of the New Preferred Stock they purchased for $12.00 per share, yet the New Investors will not have made their equity investment of $44 million. The Company's equity investment and ability to reduce its outstanding indebtedness will be substantially limited. See "High Ratio of Debt to Equity."

New Investors' Influence On the Company's Policies


         Assuming none of the Company's shareholders exercise the Rights, the New Investors will be entitled to purchase 3.667 million shares of New Preferred Stock pursuant to the Transaction, which if immediately converted into 3.667 million shares of Class A Common Stock, would give the New Investors ownership of 4.6% of the voting power of the Company. The combined voting power in the election of directors of the New Investors and the Related Marks Shareholders (as hereinafter defined) (assuming conversion of the New Preferred Stock into shares of Class A Common Stock) will be approximately 16.6%.



         Even if the Transaction is not consummated, the New Investors will have the option to purchase 1,181,996 shares of New Preferred Stock which is immediately convertible into

1,181,996 shares of Class A Common Stock. Assuming such immediate conversion the combined voting power of the New Investors and the Related Marks Shareholders in the election of directors (as hereinafter defined) will be 18.6%.


          Certain provisions in the Stock Purchase Agreement, the Shareholders Agreement and the Certificate of Amendment provide other opportunities for the New Investors to exercise influence over the Company. One such provision requires that the size of the Company's Board of Directors be increased from seven to nine members and that the Investor Designees be elected to fill the newly created positions. Another provision assures that the Investor Designees will comprise at least 22% of the membership of each committee of the Board of Directors. The Investor Designees may be removed by the New Investors and the resulting vacancy shall be filled with persons designated by the New Investors. The New Investors' right to have its designees nominated to the Company's Board of Directors and serve on committees of the Board of Directors continues until such time as the New Investors, in the aggregate, own less than 10% of the outstanding Class A Common Stock (assuming conversion of all shares of New Preferred Stock into Class A Common Stock).


         Furthermore, the Charter will be amended to require that certain Major Corporate Actions (as hereinafter defined) including, but not limited to, certain sales of assets, mergers and change in accountants will require unanimous approval of the Company's Board of Directors. Therefore, any one director of the Company, including the Investor Designees, will have the ability to prohibit any of these major decisions from being approved. See "Description of the Transaction--The Charter Amendments."


Wolcott and Kayser Families' Influence on the Company's Policies

          In comparison to the voting power of the New Investors and the Related Marks Shareholders (as hereinafter defined), the members of the Wolcott and Kayser families, which have been identified in prior Company proxy statements and other Company documents as collectively in control of the Company, will continue to have approximately 42% of the total voting power in the election of directors of all classes of outstanding stock of the Company after issuance of
4.167 million shares of New Preferred Stock and prior to any conversion of such shares into Class A Common Stock. Assuming that (1) the New Investors acquire the maximum number of shares which they can acquire in the Transaction and none of the Company's Existing Shareholders exercise their Rights distributed to them as current shareholders, (2) the New Investors convert all shares of New Preferred Stock acquired by them into shares of Class A Common Stock and except for that conversion, neither reduce nor increase their aggregate holdings of Company voting stock, (3) the Wolcott and Kayser families neither reduce nor increase their aggregate holdings of Company voting stock after the Transaction and (4) the Company issues no more shares of voting stock after the Transaction except in conversion of New Preferred Stock, the aggregate voting power in the election of directors of the New Investors and Related Marks Shareholders will be 16.6% and, of the Wolcott and Kayser families, will be 40%. The Company cannot predict whether any assumption stated in the preceding sentence will be correct or, if correct, will occur within any definite future period; from time to time, the Company will be obligated to issue additional shares of Class B Common Stock to satisfy certain Company contribution requirements under its existing Employees Savings Plan, but these issuances are not expected to effect in any material way the allocation of voting power.

The Shares of Class A Common Stock Have Low Voting Power

          Each share of Class A Common Stock (into which the New Preferred Stock is convertible) has one-twentieth (1/20) of one vote on all matters requiring a shareholder vote, while each share of Class B Common Stock, as well as each share of the Company's outstanding preferred stock has one vote (other than the New Preferred Stock which have no votes and the Six Percent (6%) Cumulative Voting Preferred Stock which are only entitled to vote with respect to the election of directors). In the election of directors and other matters which are not subject to a class vote, holders of Class A Common Stock have substantially less voting power than holders of Class B Common Stock proportionate to the relative market value of those two classes of stock. See "Description of Capital Stock--Description of Class A Common Stock and Class B Common Stock--Voting."



Concentration of Voting Power

         As of the date of this Prospectus, the families of Arthur S. Wolcott and Kraig H. Kayser (the "Wolcott and Kayser Families" and "Wolcott or Kayser Families") collectively exercise approximately 41.9% of the total voting power of the Company. The capital structure and the concentrated ownership of the Wolcott and Kayser Families in the Class B Common Stock and the Company's preferred stock are likely to limit substantially the possibility of and chances of success for a hostile tender offer, which is usually at a premium over then-current market price of a target company's stock or other takeover proposal or proxy contest which could remove directors if the Wolcott and Kayser Families are opposed to such offer or proposal.


          As set forth (with relevant assumptions) under "--New Investors' Influence on the Company's Policies" and "--Wolcott and Kayser Families' Influence on the Company's Policies," after consummation of the Transaction, the Wolcott and Kayser families will control approximately 40% of the total shareholder vote and the New Investors and their Related Marks Shareholders (as hereinafter defined) will control approximately 16.6% of such vote.


Certain Anti-Takeover Provisions

         Certain provisions of the Alliance Agreement and the Company's credit facilities, the Company's Charter, and the Company's Bylaws, as amended (the "Bylaws"), could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, the Company. The Bylaws and Charter provide, among other things, for staggered board of directors' terms. See "Description of Capital Stock--Restrictions on Acquisition of the Company--Certain Charter and Bylaw Provisions." The Alliance Agreement states that it may be terminated by Pillsbury if any person acquires 30% or more of the combined voting power of the Company's then outstanding voting securities, or the shareholders of the Company approve certain specified business transactions. The Company's long-term credit facility provides that certain lenders may require the Company to prepay certain of its indebtedness if
(i) any person or group (other than the Wolcott or Kayser Families) acquires shares of the Company representing 50% or more of the total number of votes which the Company's shareholders shall be entitled to cast; or (ii) the Wolcott and Kayser Families shall cease to own, directly or indirectly, at least 25% of the Company. The Company's revolving credit facility provides that an event of default occurs if (i) any person or group, other than the Wolcott or Kayser Families, acquires capital stock possessing either 30% or more of the total number of votes which the Company's shareholders shall be entitled to cast or the right to elect 30% or more of the Company's Board of Directors; or (ii) during any period of 12 consecutive months, the individuals who at the beginning of such 12 month period were directors of the Company cease for any reason to constitute a majority of the Board of Directors of the Company.


No Dividends

         The terms of the New Preferred Stock provide for dividends per share equal to the dividends per share paid on Class A Common Stock. The Company historically has not declared or paid any cash dividends on its shares of Common Stock and does not anticipate paying such dividends in the foreseeable future. Furthermore, the Company's multi-year credit facilities restrict, and future credit agreements may restrict, the payment of dividends on Common Stock without lender permission. See "--High Ratio of Debt to Equity."


Dependence on Key Personnel

         The Company's success is dependent to a great extent on its current management team and other key personnel, the loss of one or more of whom could have a material adverse effect on the Company. The Company does not maintain key person life insurance policies on any of its executive officers.


Regulation

         United States and foreign governmental laws, regulations and policies directly affect the agricultural industry and the vegetable processing industry. The Company is subject to regulation by the Food and Drug Administration, the United States Department of Agriculture, the Federal Trade Commission, the Environmental Protection Agency and various state agencies with respect to the production, packaging, labeling and distribution of its food products. In addition, the disposal of solid and liquid vegetable waste material resulting from the preparation and processing of foods is subject to various federal, state and local laws and regulations relating to the protection of the environment. In some international markets, there are regulations and policies designed to discourage the importation of agricultural commodities. The application or modification of existing, or the adoption of new, laws, regulations or policies could have an adverse effect on the Company's business and results of operations.


Forward-Looking Statements


          The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This Prospectus contains or will contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include information relating to the effect of amendments to and dependence on the Alliance Agreement, reduction or mitigation of debt to equity ratio, industry conditions, losses incurred in the fiscal years ended March 31, 1996 and 1998, fluctuating apple concentrate prices, impact of the Transaction on the

Company's shareholders, market for the Rights and the New Preferred Stock, tax consequences, future capital expenditures, business development activities, financing sources and availability and the effects of regulations (including environmental regulations) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements contained in this Prospectus. These risks and uncertainties include, but are not limited to, uncertainties affecting the food processing industry, risks relating to the dependence on certain contractual arrangements (including the Alliance Agreement) and risks relating to seasonal fluctuations.

                         DESCRIPTION OF THE TRANSACTION

The Stock Purchase Agreement

          General. The Board of Directors of the Company has approved the Stock Purchase Agreement, dated as of June 22, 1998, by and among the Company and the New Investors. The discussion and description of the material terms of the Stock Purchase Agreement in this Prospectus are subject to and qualified in their entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Appendix A and which is incorporated herein by this reference. Pursuant to the Stock Purchase Agreement, and subject to the approval of the Transaction by the shareholders of the Company, 1.167 million shares of New Preferred Stock will be issued and sold by the Company to the New Investors in exchange for $14 million, or $12.00 per share and the New Investors will act as standby purchasers with respect to up to 2.5 million shares of New Preferred Stock.

          Representations and Warranties. The Stock Purchase Agreement contains customary representations and warranties of the Company relating to, among other things: (i) due organization of the Company and similar corporate matters; (ii) corporate power and authority to execute and deliver and perform its obligations under the Stock Purchase Agreement, the Shareholders Agreement, the Registration Rights Agreement (as hereinafter defined) and the Rights; (iii) nonexistence of certain material transactions with any shareholder, director, officer, employee or affiliate of the Company; (iv) the absence of certain contraventions, conflicts, and breaches arising out of the execution, delivery and performance of the Stock Purchase Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Rights and the Certificate of Amendment (collectively, the "Transaction Documents"); (v) consents, approvals, authorizations, orders, registrations, filings or qualifications necessary for the execution, delivery and performance of the Transaction Documents; (vi) capital structure of the Company; (vii) nonexistence of a shareholders' rights plan, poison pill or similar arrangement; (viii) nonexistence of certain registration rights inconsistent with those granted to the New Investors in the Registration Rights Agreement; (ix) subsidiaries of the Company; (x) delivery and accuracy of certain documents filed with the Commission; (xi) preparation and delivery of certain financial statements of the Company; (xii) absence of certain violations or defaults of the Company and its subsidiaries; (xiii) licenses and permits;
(xiv) sufficient title to all material properties owned by the Company or its subsidiaries that are necessary for the conduct of the business of the Company and its subsidiaries; (xv) the Company's intellectual property, environmental matters, litigation, tax, labor, and employee benefits, status of material adverse events since March 31, 1997, contingent liabilities and absence of finder's fees, (xvi) the Company not being an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (xvii) exemption of the issuance of the New Preferred Stock, Class A Common Stock and the Rights from registration under the Securities Act; (xviii) use of proceeds; and (xix) to the Company's knowledge, full disclosure by the Company in the Stock Purchase Agreement, the Company's disclosure letter prepared in connection with the Stock Purchase Agreement, documents filed with the Commission or other documents delivered by the Company to the New Investors.

         The Stock Purchase Agreement contains customary representations and warranties of the New Investors relating to, among other things: (i) due organization and other corporate and partnership matters; (ii) power and authority to enter into the Stock Purchase Agreement,

Shareholders Agreement and Registration Rights Agreement; (iii) the absence of certain contraventions, conflicts or breaches arising out of the execution, delivery and performance of the Stock Purchase Agreement, the Shareholders Agreement and the Registration Rights Agreement; (iv) consents, approvals, authorizations, orders, registrations, filings or qualifications; (v) the acquisition of the New Preferred Stock and Class A Common Stock by the New Investors for their own account and for investment purposes and with no intention of distributing or reselling the New Preferred Stock and the Class A Common Stock in any transaction that would be in violation of the Securities Act or the securities laws of any state; (vi) third party agreements; (vii) finder's fees; (viii) ownership of common stock by the New Investors; and (ix) full disclosure by the New Investors in connection with this Registration Statement and the proxy statement to be filed by the Company in connection with the 1998 Annual Meeting of its Shareholders at which the Transaction will be voted upon.

         The representations, warranties and covenants contained in the Stock Purchase Agreement survive the execution and delivery and the closing thereof (the "Closing") for three years after the date of closing (the "Closing Date"); provided, however, that the representations and warranties regarding corporate existence, power and authority, capitalization of the Company, environmental matters, tax matters and employee benefits matters shall survive for an indefinite time period.

          Closing Conditions. The obligations of the New Investors are subject to satisfaction of the following conditions, among others, at or prior to the Closing (unless waived): (i) the Company and certain of its substantial shareholders shall have complied with and performed in all material respects the terms, covenants and conditions of the Stock Purchase Agreement and the representations and warranties made therein by the Company will be true and correct at and as of the Closing; (ii) the shareholders shall have approved the Transaction (although an affirmative vote on the Transaction by a shareholder does not obligate that shareholder to exercise the Rights or purchase shares of
     ---
New Preferred Stock received in the Rights Offering); (iii) this Registration Statement shall become effective; (iv) the shareholders entitled to vote thereon shall have approved the Certificate of Amendment, such amendment shall have been filed with the Secretary of State of the State of New York (the "Secretary of State") and such amendment shall be in full force and effect; (v) the Board of Directors shall increase the size of the Board of Directors from seven to nine members and shall elect two new members designated by the New Investors to fill the newly created positions; (vi) all necessary consents shall have been obtained including any required consents and waivers from the Company's short and long-term lenders; (vii) no event or events shall have occurred after March 31, 1997 that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the business of the Company;
(viii) the Class A Common Stock issuable upon conversion of the New Preferred Stock (the "Conversion Shares") shall have been approved for listing, subject to notice of issuance, on the Nasdaq National Stock Market; (ix) the five consecutive trading day average of the closing price of the Class A Common Stock (as reported in the Wall Street Journal) for any five consecutive trading day period after June 22, 1998 shall not be $12.00 per share or lower; (x) the Company shall have furnished to the New Investors the opinion of its legal counsel, Jaeckle Fleischmann & Mugel, LLP; (xi) the Board of Directors shall have taken all necessary action to unconditionally exempt the Transaction and any future transactions between the Company and the New Investors (and their "affiliates" or "associates" as defined in Section 912 of the BCL) from the provisions of such Section 912 of the BCL;

(xii) the New Investors shall have received a certificate of an officer of the Company certifying that the closing conditions have been satisfied; (xiii) the New Investors shall have received a certificate signed by the Secretary of the Company certifying the truth and correctness of certain documents; (xiv) there shall be no judgment, injunction, order or decree enjoining the Company or the New Investors from consummating the transactions contemplated by the Stock Purchase Agreement; and (xv) no person or group shall have acquired 25% or more of the voting power of the Company.

          The obligations of the Company to consummate the Transaction are subject to satisfaction of the following conditions, among others, at or prior to the Closing (unless waived): (i) the New Investors will have complied with and  performed  in  all  material  respects  all  of the  terms,  covenants  and conditions of the Stock Purchase Agreement and the representations and warranties made therein by the New Investors as of the date of the execution of the Stock Purchase Agreement will be true and correct as of the Closing; (ii) the shareholders of the Company will have approved the Transaction and the Certificate of Amendment; (iii) all consents, approvals, authorizations, orders, registrations, filings or qualifications will have been obtained; (iv) the Conversion Shares shall have been approved for listing, subject to notice of issuance, on the Nasdaq National Stock Market; and (vi) there will be no judgment, injunction, order or decree enjoining the Company or the New Investors from consummating the transactions contemplated by the Stock Purchase Agreement. The provisions of the Stock Purchase Agreement may be modified or amended, and waivers and consents given by written instrument executed and delivered by the Company and the New Investors.


         Pre-Closing Covenants. The Company has agreed that it: (i) will cause a meeting of its shareholders to be duly called and held as soon as practicable;
(ii) will offer to holders of its Common Stock of record on the Record Date the right to purchase shares of New Preferred Stock for $12.00 per share on the basis of one-half of a right to purchase one share of New Preferred Stock for every share of Common Stock held; (iii) will promptly prepare and file this Registration Statement; (iv) will conduct business in the ordinary course and use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of the present directors, officers, and key employees; (v) will grant to each New Investor the right to purchase the Option Shares prior to Closing; and (vi) will afford the New Investors and their representatives reasonable access to the Company's properties, books, contracts, records, personnel and advisors.

         The Company and the New Investors mutually have agreed that (i) the Company and the New Investors shall act with good faith towards, and shall use their best efforts to consummate, the transactions contemplated by the Stock Purchase Agreement, and neither the Company nor the New Investors will take any action that would prohibit or impair their ability to consummate the Transaction; (ii) the Company and the New Investors will make all filings required (if any) and furnish all information required with respect to the Transaction by the Hart-Scott-Rodino Act; and (iii) neither the Company nor the New Investors will, without the consent of the other, make any public announcement or issue any press release with respect to the Transaction.

          Purchase of the Option Shares. Pursuant to the terms of the Stock Purchase Agreement the New Investors have the option to purchase the Option Shares for $12.00 per share prior to the Rights Offering and prior to the closing of the Transaction. The New Investors have the right to purchase the Option Shares even if shareholder approval of the Transaction does not occur and the conditions to closing set forth above are not satisfied. The New Investors may elect to purchase the Option Shares by providing written notice to the Company setting forth the aggregate number of Option Shares to be purchased and the date of such purchase (which must be prior to the Closing and no earlier than 15 business days after the date of such notice). The New Investors' right to purchase the Option Shares shall expire immediately prior to the closing of the Transaction.


         Indemnification. The Company has agreed to indemnify and hold harmless the New Investors, their partners, stockholders and affiliates and the officers, directors, agents, employees, subsidiaries, partners, advisors, representatives and controlling persons of each of the foregoing (each, the "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, the "Liabilities") resulting from any legal, administrative or other action brought by any person or entity, proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Stock Purchase Agreement or the transactions contemplated thereby. Notwithstanding the foregoing, the Company shall not be required to indemnify an Indemnified Party to the extent (i) that it is finally judicially determined that such Liabilities resulted primarily from the willful malfeasance of such Indemnified Party or
(ii) of any Liability arising out of the failure to make any filings under the Hart-Scott-Rodino Act. If any such indemnification is unenforceable for any reason (other than the immediately preceding sentence), the Company shall make the maximum contribution to the payment and satisfaction of such indemnified Liabilities that shall be permissible under applicable laws.

         Termination. The Stock Purchase Agreement may be terminated at any time prior to the Closing: (i) by the New Investors if: (a) the Board of Directors determines not to give, withdraws, modifies or changes its approval or recommendation of the sale of the New Preferred Stock to the New Investors, (b) a person or group acquires 25% or more of the voting power of the Company, (c) the Company's shareholders fail to approve the sale of the shares of New Preferred Stock to the New Investors, (d) there has been a material breach of any representation, warranty, covenant or agreement of the Company which breach is incurable or has not been cured by the Company within thirty days after written notice from the New Investors, or (e) if any one or more of the conditions to the obligation of the New Investors to close has not been fulfilled as of the closing date; (ii) by the Company if: (a) there has been a material breach of any representation, warranty, covenant or agreement of the New Investors which breach is incurable or has not been cured by the New Investors within thirty days after written notice from the Company, or (b) any one or more of the conditions to the obligation of the Company to close has not been fulfilled as of the closing date; (iii) by the Company or the New Investors if: (a) the Closing shall not have occurred on or before October 30, 1998; provided, however, that the right to terminate under this clause shall not be available to any party whose failure to fulfill any obligation under the Stock Purchase Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date, or (b) any judgment, injunction, order or decree enjoining the Company or the New Investors from consummating the transactions contemplated by the Stock Purchase Agreement is entered and such judgment, injunction, order or decree becomes final and nonappealable; provided, however, that the party seeking to terminate the Stock Purchase Agreement must use all reasonable efforts to remove such judgment, injunction, order or decree; or (iv) by mutual written consent of the Company and the New Investors.

         Expenses. Except as otherwise provided in the Registration Rights Agreement, each party to the Stock Purchase Agreement shall bear their own expenses arising out of the drafting, negotiation and execution of the Stock Purchase Agreement, the Shareholders Agreement, this Registration Statement, the Registration Rights Agreement and the transactions contemplated herein and therein.

     Waiver. Performance of the representations, warranties and covenants contained in the Stock Purchase Agreement may be waived by written instrument executed and delivered by the Company and the New Investors.

Shareholders Agreement

          The following discussion describes the Shareholders Agreement dated as of June 22, 1998 by and among the Company, the New Investors, CMCO, Inc., Edwin
S. Marks, Marjorie Boas and Nancy Marks (CMCO, Inc., Edwin S. Marks, Marjorie Boas and Nancy Marks collectively are referred to as the "Related Marks
Shareholders"), Arthur S. Wolcott (Chairman of the Board of the Company)(individually and as a trustee), Audrey S. Wolcott (as trustee), Susan
W. Stuart (a director of the Company)(individually and as a trustee of Alexius Lyle Wadell and Kyle Aaron Wadell), Donald Stuart, Kraig H. Kayser (President, Chief Executive Officer and a director of the Company)(individually and as a trustee for certain Kayser family trusts), Kurt C. Kayser, Karl E. Kayser,
Marilyn W. Kayser, Robert Oppenheimer (as trustee of certain Kayser family trusts), Mark S. Wolcott (individually and as a trustee for Erin Lorraine Wolcott and Cassandra Jean Wolcott), Kari R. Wolcott, Bruce S. Wolcott (individually and as a trustee for Kaitlin Kerr Wolcott, Michael Stanton Wolcott and Paige Strode Wolcott), Constance Wolcott, Aaron Wadell and Grace W. Wadell (individually and as trustee for Sara Elizabeth Stuart, Jennifer Grace Stuart and Donald Arthur Stuart)(collectively, the "Existing Shareholders"). A copy of the Shareholders Agreement is attached hereto as Appendix B. This discussion is qualified in its entirety by the more detailed provisions contained in the Shareholders Agreement.


          The Shareholders Agreement places certain limitations and restrictions on the Existing Shareholders' ability to sell or otherwise transfer shares of the Company's capital stock owned by each of them and also prohibits the Existing Shareholders from participating in the Rights Offering. Additionally, following a two year restricted period, if an Existing Shareholder intends to sell any securities to a third party, the New Investors and the Related Marks Shareholders are granted the right to have their shares included in such sale.

          The Shareholders Agreement also provides the New Investors and the Related Marks Shareholders with the right (subject to certain limitations), in the event the Company issues any voting securities, to purchase a certain percentage of any new issuance to maintain their percentage ownership in the Company. To the extent an individual New Investor does not purchase its respective percentage of the new issuance, the remaining New Investors are granted the right to purchase such percentage.

         The Shareholders Agreement requires that the Company's Board of Directors be increased from seven to nine members and that two individuals chosen by the New Investors be elected to fill such vacancies. The Shareholders Agreement also provides for the Investor

Designees to constitute at least 22% of the members on any committee of the Board. The presence of the Investor Designees on the Board and committees thereof will give the New Investors increased representation on the Board and greater ability to direct the management of the Company. See "Risk Factors--New Investors' Influence on the Company's Policies."


Registration Rights Agreement

          General. None of the shares of New Preferred Stock to be issued to the New Investors under the Stock Purchase Agreement have been registered with the Commission under the Securities Act or with any state or other jurisdiction under any of their registration or qualification laws. The securities to be issued to the New Investors will contain a legend indicating that they may not be resold unless they are registered with the Commission or are resold pursuant to an exemption from such registration. Also, the New Investors may be deemed to be affiliates of the Company as a result of the percentage of stock they own. If the New Investors are affiliates of the Company, any securities of the Company that they own may be considered to be control shares and could be resold only
(i) pursuant to a registration statement filed with the Commission; (ii) pursuant to Rule 144 of the Securities Act which limits the time, volume and manner of any resales; or (iii) pursuant to another exemption from the registration requirements of the Securities Act. Because of these restrictions, the Company has granted the New Investors certain rights relating to the resale of the securities.

          Concurrently with the execution of the Stock Purchase Agreement and the Shareholders Agreement, the Company, the New Investors, and the Related Marks Shareholders entered into a Registration Rights Agreement dated as of June 22, 1998 (a copy of which is attached hereto as Appendix C) (the "Registration Rights Agreement"). The Registration Rights Agreement provides that at any time after the first anniversary of the Closing, upon the written request of one or more holders (the "Initiating Holders") of 10% or more of (i) the shares of the New Preferred Stock purchased by the New Investors under the Stock Purchase Agreement (including the Options Shares); (ii) the Conversion Shares; (iii) any other shares of Common Stock or securities entitled to vote generally in the election of directors ("Voting Securities") or stock convertible into Voting Securities of the Company beneficially owned by any New Investor or Related Marks Shareholder and (iv) any securities of the Company issued or issuable with respect to any of the foregoing by way of a dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reconstitution or other reorganization or otherwise ("Registrable Securities"), the Company shall effect the registration of such Initiating Holders' Registrable Securities ("Demand Registration Rights"). Upon receipt of such demand, the Company will promptly give written notice to all registered holders of Registrable Securities and the Company shall use its best efforts to effect, at the earliest possible date, the registration under the Securities Act of: (i) the Registrable Securities which the Company has been requested to register by the Initiating Holders and (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof. The Initiating Holders and those holders requesting registration after receipt of such notice collectively are referred to as the "Selling Holders." Whenever the Company shall effect a registration statement pursuant to the Demand Registration Rights no securities other than Registrable Securities shall be included among the securities covered by such registration unless the holders of not less than 66-2/3% of all Registrable Securities to be covered by such registration (assuming conversion of any Registrable Securities that are Class B Common Stock into Class A Common Stock) shall have consented in writing to the inclusion of such other securities. In addition to the Demand Registration Rights, the New Investors also have so-called "piggy-back" rights. If the Company at any time proposes to register any of its Common Stock or any other class of Registrable Securities or any securities convertible into or exchangeable for any of such securities on any form other than Forms S-4 or S-8, the New Investors will have the option of including any or all of the Registrable Securities in such registration.

         The Company's obligations to effect the registration of the Registrable Securities is limited so that in no event will the Company be required to: (i) effect a registration within the six-month period occurring immediately subsequent to the effectiveness of a registration statement filed under the Demand Registration Rights unless a majority of Disinterested Directors (as defined in the Registration Rights Agreement) determines that effecting a second registration within the six-month period would not have a material adverse effect on the market price of the Common Stock or (ii) effect a registration with respect to any class of Registrable Securities pursuant to the Demand Registration Rights covering less than such number of Registrable Securities having an estimated Market Price (as defined in the Registration Rights Agreement) at the time of such request of at least $5 million.

         Expenses. In connection with registrations pursuant to the Demand Registration Rights, the Selling Holders will pay the following registration expenses which will be allocated pro rata based on the number and type of Registrable Securities included in the registration statement: all registration and filing fees with the Commission, all filing fees of the National Association of Securities Dealers, Inc., and all filing fees to comply with securities or blue sky laws which relate solely to such Registrable Securities (the "Fee Expenses"), all reasonable printing, messenger and delivery expenses incurred in such registration, the reasonable fees and disbursements of counsel for the Company and of its independent public accountants incurred in such registration and the reasonable fees and expenses of one counsel to the Selling Holders incurred in such registration (the "Registration Expenses"). The Company will pay all other fees and expenses. If the registration is withdrawn under certain circumstances, the Company would also be required to pay the Registration Expenses. Also, if any registration statement filed pursuant to the Demand Registration Rights includes securities other than Registrable Securities then the Company shall pay all Registration Expenses and incidental expenses and the Selling Holders shall pay the Fee Expenses. If a registration is effected pursuant to the New Investors "piggy back" rights, then the Company will pay the Registration Expenses and the Selling Holders will pay all Fee Expenses.

         Indemnification. The Company has agreed to indemnify and hold harmless each seller of any Registrable Securities and each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls such seller or underwriter and their respective directors, officers, partners, agents and affiliates against any losses, claims, damages or liabilities, joint or several (collectively, "Losses"), to which such person may become subject under the Securities Act insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement.

         As a condition to including any Registrable Securities in any registration statement, the Company shall have received a satisfactory undertaking from the prospective seller to indemnify and hold harmless the Company and each director, officer and underwriter of the Company and each person who controls any of the foregoing, from any statement or alleged statement in or omission or alleged omission from such registration statement, if such statements or omissions were made in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use in the registration statement. This indemnification is limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability.

The Rights

         General. The Company is distributing the Rights, at no cost, to the Rights Holders. The Company will distribute one-half of a Right for each share of Common Stock held of record on the Record Date. Upon surrender of a whole Right and upon payment of the Subscription Price, the Rights Holder will be entitled to receive one share of New Preferred Stock. The Rights will be evidenced by transferable Subscription Certificates. No fractional shares of New Preferred Stock will be issued or paid and the number of shares of New Preferred Stock distributed upon surrender of the Subscription Certificates will be rounded up to the nearest whole number.

          Expiration Date of the Subscription Period. The Rights will expire at 5:00 p.m., Eastern Daylight Time, on August 27, 1998 (the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void (the "Expired Rights"). Failure to pay the Subscription Price on or before the Expiration Date will lead to the expiration of the Rights. After the expiration of the Rights on the Expiration Date, the New Investors shall purchase all shares of New Preferred Stock represented by the Expired Rights (up to a maximum of 2.5 million shares).


         ONCE A HOLDER OF RIGHTS HAS EXERCISED THE SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

          Transferability of Rights. Rights may be purchased or sold through usual investment channels, including banks and brokers commencing on the first day of the Subscription Period. See "Risk Factors--Uncertain Market for the Rights and the New Preferred Stock." The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the instructions accompanying the Subscription Certificate. A portion of the Rights evidenced by a single Subscription Certificate may be transferred by delivering to Sarah S. Mortensen (the "Subscription Agent"), a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights Holder or, if the Rights Holder so instructs, to an additional transferee.


         The Company anticipates that the Rights will be eligible for transfer through, and that the exercise of the subscription privilege may be effected through, the facilities of the Depository Trust Company. The Rights may not be exercised by any person, and neither this Prospectus nor any Subscription Certificate shall constitute an offer to sell or a solicitation of an offer to purchase any shares of New Preferred Stock or Class A Common Stock in any jurisdiction in which such transactions would be unlawful. The Company believes that any action required to be taken by the Company has been taken in all jurisdictions of the United States to permit exercise of the Rights and purchases of New Preferred Stock and Class A Common Stock (upon conversion of the New Preferred Stock) by the New Investors and the Rights Holders. No action has been taken in any jurisdiction outside the United States to permit offers and sales of the Rights, the New Preferred Stock or the Class A Common Stock. Consequently, the Company may reject subscriptions pursuant to the exercise of Rights by any Rights Holders outside the United States, and the Company may also reject subscriptions from Rights Holders in jurisdictions within the United States if it should later determine that it may not lawfully issue shares to such Rights Holders, even if it could do so by qualifying the shares for sale or by taking other actions in such jurisdictions.


The Charter Amendments

          In connection with the Transaction, the Company will file a Certificate of Amendment which will: (i) increase the number of shares of its Preferred Stock with $0.025 par value per share, Class A from 4,000,000 shares to 8,200,000 shares; (ii) increase the number of authorized shares of Class A Common Stock from 10,000,000 shares to 20,000,000 shares; (iii) create a new series of Preferred Stock with $0.025 par value per share, Class A to be designated as Convertible Participating Preferred Stock, $12.00 stated value per share, convertible immediately into Class A Common Stock of the Company; (iv) pursuant to Section 709 of the BCL require that certain actions be approved by the unanimous vote of all members of the Company's Board of Directors; and (v) amend Article 4, paragraph (a)(C) to state that the acquisition by the New Investors of the Conversion Shares were deemed made for an "equitable price"
thereby removing the acquistion by the New Investors of the Conversion Shares from operation of the Class A Special Rights (as hereinafter defined) provisions. See "Description of Capital Stock--Description of Class A Common Stock and Class B Common Stock--Class A Special Rights."


          The amendments listed in subparagraphs (ii) and (iii) above are necessary to consummate the Transaction. By increasing the number of authorized shares of Class A Common Stock, as set forth in subparagraph (i) above, the Company will be able to issue the Conversion Shares and will still have enough authorized but unissued shares for use in other transactions (i.e., public and private offerings and acquisitions using capital stock of the Company as consideration).

          The Charter, after filing of the Certificate of Amendment, in accordance with Section 709 of the BCL, will require unanimous approval of the Company's Board of Directors (except for directors who choose to abstain) for the following actions: (i) any amendment or modification to the Company's Charter or Bylaws; (ii) any business combination; (iii) any sale or transfer of all or substantially all of the assets of the Company; (iv) any issuance of securities (except for (a) stock buybacks not to exceed $100,000 in any one transaction or $1 million in the aggregate or (b) issuances of Class A Common Stock pursuant to the Seneca Foods Corporation Employees' Savings Plan); (v) any single acquisition or disposition or series of related acquisitions or dispositions of assets involving gross consideration in excess of $15 million;
(vi) any change in the Company's line of business except for changes in or dispositions of existing businesses or acquisitions of new lines of business that do not exceed 2% of the consolidated net sales of the Company in such business; (vii) any change in the Company's certified public accountants; (viii) the settlement of any litigation involving the payment by the Company of an aggregate amount greater than 5% of the Company's Adjusted Tangible Net Worth (as hereinafter defined) or involving the consent to any injunctive or similar relief; or (ix) the commencement by the Company of proceedings relating to bankruptcy, insolvency, reorganization or relief of debtors (the "Major Corporate Actions"). The failure to obtain the affirmative vote of each of the Company's directors (excluding directors who choose to abstain) upon consideration of any of the above Major Corporate Actions would mean that the Company could not take such action. "Adjusted Tangible Net Worth" shall mean (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves, which reserves will be determined in accordance with generally accepted accounting principles) at which certain assets of the Company are shown on the latest available consolidated balance sheet of the Company on such date minus (ii) the amount at which the Company's liabilities are shown on such consolidated balance sheet (including as liabilities all reserves for contingencies and other potential liabilities as shown on such consolidated balance sheet).


          The amendments to Article 4, paragraph (a)(C) of the Charter were required by the New Investors as a condition to the consummation of the Transaction. The Company's Charter contains a two-pronged "Class A Special Rights" provision which ensures that holders of Class A Common Stock will not be unfairly treated in the event that a person attempts to gain control of the Company. First, the Class A Special Rights seek to prevent a person who acquires more than 15% of the outstanding Class B Common Stock after August 5, 1995 from gaining control of the Company by buying Class B Common Stock without buying Class A Common Stock. Solely as an example, if a person acquires 20% of the Class B Common Stock after August 5, 1995 but acquires no Class A Common Stock, that person would be unable to vote the 5% of the Class B Common in excess of the 15% threshold. The second prong of the Class A Special Rights is an "Equitable Price" requirement. It is intended to prevent a person seeking to acquire control of the Company from paying a discounted price for the Class A Common Stock required to be purchased by the acquiring person under the first prong discussed above. Under the proposed Charter Amendment, the acquisition of the Conversion Shares by the New Investors under the Stock Purchase Agreement and pursuant to their commitment as standby purchasers in the Rights Offering will be deemed to have been acquired for an "equitable price" thereby offsetting any purchases of Class B Common Stock made by the New Investors after August 5, 1995. The New Investors do not currently own any shares of Class B Common Stock.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING IS A GENERAL DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE RIGHTS OFFERING TO CERTAIN OF THE COMPANY'S SHAREHOLDERS AND DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH
SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH SHAREHOLDER. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE RIGHTS OFFERING, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

          The following discussion is a general summary of the material United States federal income tax consequences of the receipt, transfer, exercise and lapse of the Rights to the Company's shareholders that receive the Rights in the Rights Offering. The discussion does not address all aspects of federal income taxation that may be applicable to the Company's shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences to the Company's shareholders that are subject to special federal income tax treatment, including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their New Preferred Stock as part of a "straddle," "hedge" or "conversion transaction." In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to federal income tax. As a result, each of the Company's shareholders should consult his or her own tax advisor to determine the specific tax consequences to such shareholder of the receipt, transfer, exercise or lapse of the Rights. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations proposed or promulgated thereunder, judicial precedent relating thereto, and current administrative rulings and practice, all of which are subject to change. Any such change, which may be retroactive, could alter the tax consequences discussed herein. The discussion assumes that shares of Common Stock are held as capital assets (within the meaning of Section 1221 of the Code).

Federal Income Tax Consequences To The Company

         The Company will not recognize gain or loss from the Rights Offering or from the exercise or lapse of the Rights.


Federal Income Tax Consequences To Shareholders

         Receipt of the Rights. A shareholder will not recognize any gain or loss upon the receipt of Rights in the Rights Offering.

         Basis of the Rights. A shareholder's tax basis in the Rights received in the Rights Offering and subsequently allowed to lapse will be zero. Except as provided in the following sentence, a shareholder's tax basis in the Rights received in the Rights Offering and subsequently exercised also will be zero. If, however, either (i) the fair market value of the Rights on the date of the Rights Offering is 15% or more of the fair market value (on the date of the Rights Offering) of the stock with respect to which they are received or (ii) the shareholder properly elects, in accordance with procedures set forth in Treasury Regulation Section 1.307-2, to allocate part of his or her basis in such stock to the Rights (the "Basis Election"), then the shareholder's basis in such stock will be allocated between the stock and the Rights in proportion to the fair market value of each on the date of the Rights Offering.

          The Company, based on the absence of a current market for the New Preferred Stock, believes that it is unlikely that the value of a Right on the proposed date of issuance will be 15% or more of the fair market value of the stock with respect to which such Right is distributed. As a result, shareholders desiring to allocate a portion of their stock basis to Rights that will be exercised may wish to consider making a Basis Election. See "Risk Factors--Impact of the Transaction on Existing Shareholders."


         Exercise of the Rights; Basis and Holding Period of New Preferred Stock. A shareholder will not recognize any gain or loss upon the exercise of Rights received in the Rights Offering. A shareholder's basis in New Preferred Stock acquired through exercise of the Rights will be equal to the sum of the Subscription Price therefor and the shareholder's basis in such Rights (if any). A shareholder's holding period for the New Preferred Stock acquired through exercise of the Rights will begin on the date the Rights are exercised.

         Lapse of the Rights. A shareholder will not recognize any gain or loss upon the lapse of Rights received in the Rights Offering. No adjustment in respect of Rights allowed to lapse will be made to the basis of New Preferred Stock owned by such shareholder.

          Conversion of New Preferred Stock. A shareholder who converts New Preferred Stock into Class A Common Stock will not recognize any gain or loss upon such conversion. A shareholder's basis in the Class A Common Stock acquired through conversion will be equal to the basis which the shareholder had in the New Preferred Stock so converted. A shareholder's holding period for the Class A Common Stock received in the conversion will begin on the date the New Preferred Stock was acquired.

          Tax Consequences on Sale of Rights or New Preferred Stock. When stock or stock rights are received in a non-taxable distribution as is the case with respect to the Rights received in the Rights Offering, certain restrictions may apply to a subsequent sale of the Rights or stock acquired on exercise of the Rights. If the Rights or stock acquired is characterized, for federal income tax purposes, as being "stock other than common stock," then the amount realized from the sale of such stock or Rights may, in whole or in part, be treated as ordinary income. The Company believes that, because the participation rights granted to holders of the New Preferred Stock permit full participation in corporate growth, the Rights and the New Preferred Stock should be treated as common stock for these purposes. There is no clear statutory definition of the term "stock other than common stock," however, and it is possible for the IRS to challenge this position.

          Even if the Rights or the New Preferred Stock are classified as "stock other than common stock," there are several methods available to shareholders to avoid the adverse tax consequences arising from this designation. Ordinary income tax treatment will not apply on sale or other disposition of the Rights or the New Preferred Stock: (i) if the sale terminates the entire stock interest of the shareholder in the Company; (ii) if the New Preferred Stock is converted to Class A Common Stock and the sale is of the Class A Common Stock; (iii) in transactions where gain or loss to the shareholder is not recognized; or (iv) where it is established to the satisfaction of the Secretary of the Treasury that the transactions were not in pursuance of a plan having one of its principal purposes the avoidance of federal income tax. If the Rights and the New Preferred Stock are not treated as "stock other than common stock," or if one of the above exceptions apply, then a shareholder who sells the Rights or the New Preferred Stock will recognize gain or loss equal to the difference between the sale proceeds and such shareholder's basis (if any) in the Rights or the New Preferred Stock sold. Such gain or loss will generally be capital gain or loss for individual U.S. shareholders short or long-term depending upon whether the shareholder has held the Rights or the New Preferred Stock for up to one year (for application of the maximum 39.6% federal short-term rate), or more than one year (for application of the maximum 20% federal long-term rate).



                       RATIO OF EARNINGS TO FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

         The Company's ratio of earnings to fixed charges and preferred stock dividends for the year ended March 31, 1998 was .68, for the year ended March 31, 1997 was 1.41, for the year ended March 31, 1996 was .46, for the year ended March 31, 1995 (8 months) was 1.33, for the year ended July 31, 1994 was 2.32, and for the year ended July 31, 1993 was 1.08. Earnings were inadequate to cover fixed charges in fiscal year 1998 by $8.457 million and in fiscal year 1996 by $15.2 million.


                                 USE OF PROCEEDS


          The Company intends to apply the proceeds from the Transaction to the repayment of certain indebtedness the Company owes to its revolving credit lenders under the Amended and Restated Credit Agreement dated as of September 24, 1997 ("Credit Agreement"). As of July 25, 1998, there was $69,000,000 outstanding under the Credit Agreement bearing interest at an average rate of 7.853%. The revolving credit indebtedness matured on varying dates in June 1998. The Company expects this indebtedness to fluctuate as a result of sales and purchases of inventory made after July 25, 1998 but before the date of closing of the Transaction.

                                 CAPITALIZATION


          The following table sets forth the capitalization of the Company as of June 27, 1998 on (i) a historical basis; (ii) a pro forma basis giving effect to the Tansaction and (iii) a pro forma as adjusted basis after giving effect to the transaction and the application of the net proceeds therefrom (assuming a $44 million equity investment via the purchase of 3.667 million shares of New Preferred Stock, and that the per share purchase price for a share of Class A Common Stock on June 27, 1998 was $14.75).

                                                                                   As of May 23, 1998
                                                           -------------------------------------------------------------------
                                                                                                               Pro Forma,
                                                               Historical                  Pro Forma           As Adjusted
                                                           -------------------     -------------------     -------------------
                                                                                 (dollars in thousands)
Indebtedness
   Notes payable to banks..................................  $ 82,112                      $(44,000)         $ 38,112
   Long term debt and capital lease obligations............   239,362                            ___          239,362
Stockholders equity
      Series A Preferred Stock,  $0.025 par value,
        1,000,000 shares authorized, 407,240 shares issued
        and outstanding on a historical, pro forma basis and
        on a pro forma as adjusted basis....................       10                            ___               10
      Series B Preferred  Stock,  $0.025 par value,  400,000
        shares  authorized, 400,000 shares issued and
        outstanding on a historical basis, a pro forma
        basis and on a pro forma as adjusted basis..........       10                            ___               10
      New Preferred  Stock,  4,200,000 shares  authorized,
        no shares issued and outstanding on a historical basis,
        4,166,667 shares issued and outstanding on a pro forma
        basis and on a pro forma as adjusted basis...........     ___                         44,000           44,000
      Six  Percent  (6%)  Voting  Cumulative  Preferred
        Stock,  200,000  shares authorized,  200,000 shares
        issued and outstanding on a historical basis,
        a pro forma basis and on a pro forma as adjusted basis.    50                            ___               50
      Preferred Stock without Par Value, 30,000
        authorized, no shares issued and outstanding
        on a historical basis, a pro forma basis and
        on a pro forma adjusted basis........................     ___                            ___              ___
      Class A Common Stock, $0.25 par value,
        10,000,000 shares authorized, 3,187,808 issued
        and outstanding on a historical basis, a pro forma
        and on a pro forma as adjusted basis................      797                            ___              797
      Class B Common Stock, $0.25 par value,
        10,000,000 shares authorized, 2,796,555 shares
        issued and outstanding on a historical basis, a pro
        forma basis and on a pro forma as adjusted basis...       699                            ___              699
Additional paid-in capital.................................     6,585                         10,083           16,668
Retained earnings..........................................    77,555                        (10,083)          67,472
Accumulated other comprehensive income.....................     2,154                            ___            2,154
                                                          -------------               ---------------     --------------
   Total Capitalization....................................  $409,334                      ___               $409,334
                                                          =============               ===============     ==============
--------------

                              PLAN OF DISTRIBUTION

          The Class A Common Stock, the Rights and the New Preferred Stock offered hereby are being offered by the Company. To the extent that any of the Rights expire, subject to the terms and conditions of the Stock Purchase Agreement, the New Investors have agreed to purchase the amount of underlying shares of New Preferred Stock up to a maximum of 2.5 million shares, for a purchase price of $12.00 per share.

          The Subscription Price for the Rights and the purchase price for shares of the New Preferred Stock under the Stock Purchase Agreement were established as a result of arm's length negotiations between the Company and the New Investors and were approved by the Company's Board of Directors. At the time the Subscription Price and the purchase price under the Stock Purchase Agreement were approved by the Board of Directors, the Subscription Price and the purchase price under the Stock Purchase Agreement was equal to approximately 70.59% of the then-current market price of the Class A Common Stock. In approving the Subscription Price and the purchase price under the Stock Purchase Agreement, the Board of Directors considered the size of the Transaction, and the financial position of the Company, including, but not limited to the history and the prospects of the Company, its past operating losses, its prospects for future earnings and the present state of the Company's development. Furthermore, at the end of fiscal year 1998, the Company was in violation of certain financial covenants in its agreements with it short and long-term lenders. See "Risk Factors--Defaults as to Certain Loan Covenants." Because the shareholders are participating in the Rights Offering, the Company's Board of Directors did not seek or obtain an opinion from an independent financial consultant or advisor as to whether the terms of the Transaction are fair from a financial point of view to the Company's shareholders.


         There can be no assurance that the market price for the Rights, the New Preferred Stock or the Class A Common Stock will be equal to or above the Subscription Price, or that, following the issuance of the Rights and the shares of New Preferred Stock subscribed for by Rights Holders or the New Investors, the holders will be able to sell shares of New Preferred Stock or Class A Common Stock issued upon conversion of the New Preferred Stock at a price equal to or greater than the Subscription Price or the purchase price for the shares under the Stock Purchase Agreement. Neither the New Preferred Stock nor the Rights will be listed for trading. The Company intends to list the Conversion Shares with Nasdaq National Stock Market, but can make no assurances that such listing will occur.

                          DESCRIPTION OF CAPITAL STOCK



          Assuming consummation of the Transaction, the Company will be authorized to issue 20,000,000 shares of Class A Common Stock; 10,000,000 shares of Class B Common Stock; 200,000 shares of Six Percent (6%) Voting Cumulative Preferred Stock, $0.25 par value per share ("6% Preferred Stock"); 30,000 shares of Preferred Stock Without Par Value; 1,000,000 shares of Ten Percent (10%) Cumulative Convertible Voting Preferred Stock - Series A Preferred Stock, $0.025 stated value per share ("10% Series A Preferred Stock"); 400,000 shares of Ten Percent (10%) Cumulative Convertible Voting Preferred Stock - Series B Preferred Stock, $0.025 stated value per share ("10% Series B Preferred Stock"; (the 10% Series A Preferred Stock and the 10% Series B Preferred Stock collectively are referred to as the "Class A Preferred Stock") (the 6% Preferred Stock, No Par Value Preferred Stock, 10% Series A Preferred Stock and 10% Series B Preferred Stock are collectively referred to as "Preferred Stock"); and 4,166,667 shares of New Preferred Stock. There are 2,633,333 shares of Class A Preferred Stock which are unissued and undesignated. As of August 6, 1998, the Company had issued and outstanding: 3,187,808 shares of Class A Common Stock; 2,796,555 shares of Class B Common Stock; 200,000 shares of 6% Preferred Stock; 407,240 shares of 10% Series A Preferred Stock and 400,000 shares of 10% Series B Preferred Stock.


Description of New Preferred Stock

         Stated Value. The stated value for each share of New Preferred Stock is $12.00.

          Dividends and Distributions. The New Preferred Stock has the right to receive dividends or distributions at a rate per share equal to the amount of any dividend or distribution as that declared or made on any shares of the Company's stock into which the New Preferred Stock is convertible on the date of such dividend or distribution. Any such dividend or distribution shall be paid to the holders of the New Preferred Stock at the same time such dividend or distribution is made to the holders of Class A Common Stock. Dividends and distributions on the New Preferred Stock shall be cumulative from and after the date of issuance of the New Preferred Stock, but any arrearage in payment shall not pay interest.


         Voting Rights. The holders of shares of New Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by shareholders of the Company except as required by law and for class voting on proposals to: (i) authorize the issuance after the first date on which shares of New Preferred Stock are issued (the "Issue Date") of any class of capital stock that will rank as to payment of dividends or rights on liquidation, dissolution or winding up of the Company senior to the New Preferred Stock, (ii) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of New Preferred Stock, (iii) amend, alter or repeal the Charter so as to affect the shares of New Preferred Stock adversely or (iv) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Company, or the consolidation or merger of the Company with or into any other person, or the sale or other distribution to another person of all or substantially all of the assets of the Company; provided, however, that no separate vote of the holders of New Preferred Stock shall be required to effect any of the transactions described in clause (iv) above unless such transaction would either require a class vote pursuant to clause (i), (ii) or (iii) above or would require a vote by any shareholders of the Company.

         Redemption. The shares of New Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Company or any holder thereof.

          Company Acquired Shares. Any shares of New Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Company shall be retired and cancelled promptly after acquisition. The cancelled shares of New Preferred Stock shall become authorized but unissued shares of Class A Preferred Stock, which may (upon filing of an appropriate certificate with the Secretary of State ) be reissued as part of another series of Class A Preferred Stock subject to certain conditions or restrictions on issuance, but in any event may not be reissued as shares of New Preferred Stock unless all shares of New Preferred Stock issued on the closing date of the Transaction shall have already been converted or exchanged.


          Conversion. Subject to certain limitations discussed below, any holder of New Preferred Stock shall have the right, at its option, at any time, to convert any or all of the holder's shares of New Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock as is equal to the product of the Conversion Shares, multiplied by the quotient of (i) the Stated Value divided by (ii) the conversion price of $12.00 per share (the "Conversion Price"). Unless prohibited by law on the date of conversion (the "Conversion Date"), all unpaid dividends declared (whether or not currently payable) on the New Preferred Stock so converted, shall be immediately due and payable and must accompany the shares of Class A Common Stock issued upon such conversion. Upon conversion of any shares of New Preferred Stock, the Company shall not issue any fractional shares or scrip representing fractional shares and, in lieu thereof, the Company shall issue cash in lieu of fractional shares in an amount equal to such fraction multiplied by the current market price of the Class A Common Stock on the business day preceding the date the shares are converted. The same rights and limitations apply if the New Preferred Stock is convertible into any securities or property other than Class A Common Stock.


          The Conversion Price shall be subject to adjustment if: (i) the Company shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Class A Common Stock in Class A Common Stock, (B) sub-divide the outstanding shares of Class A Common Stock into a larger number of shares, (C) combine the outstanding shares of Class A Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Class A Common Stock; (ii) the Company shall at any time or from time to time issue or sell shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock), or any options, warrants or other rights to acquire shares of Common Stock (other than (x) options granted to any employee or director of the Company pursuant to a stock option plan approved by the shareholders of the Company, (y)options, warrants or rights granted to each holder of Class A Common Stock or (z)rights issued pursuant to a shareholder right plans, "poison pill" or similar arrangement in accordance with the Charter) for a consideration per share less than the current market price (as defined in the Charter) at the record date or issuance date; (iii) the Company or any subsidiary thereof shall, at any time or from time to time while any of the New Preferred Stock is outstanding, make a purchase by the Corporation of the Common Stock effected while any of the shares of New Preferred Stock are outstanding, which purchase is subject to Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Class A Common Stock or Class B Common Stock; or (iv) the Company at any time or from time to time shall take any action affecting its Class A Common Stock, other than an action permitted by the Charter.

          The Company may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i) through (iv) above, as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price (i) shall be required by reason of the initial issuance or sale of any of the 4,166,667 authorized shares of New Preferred Stock or (ii) need to be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of New Preferred Stock pursuant hereto; provided, however, that any such adjustment shall in any event
                 --------   -------
be made no later than one year after the occurrence of the event giving rise to such adjustment.

          Participating Distribution upon Liquidation. In addition to the preferential distribution to holders of New Preferred Stock equal to the stated value per share (the "Preferential Distribution"), an additional participating distribution shall be payable to holders of New Preferred Stock upon voluntary or involuntary liquidation, dissolution or winding up of the Company (the "Participating Distribution"), with the effect that the total distribution to holders of the New Preferred Stock shall be the greater of (i) the Preferential Distribution or (ii) the total distribution which holders of New Preferred Stock would have received if they had converted all outstanding shares of New Preferred Stock into shares of Class A Common Stock immediately prior to the date for calculating the total distribution available to holders of preferred stocks and common stocks. To achieve the foregoing distribution, the following calculation shall be made:

                  (1) Calculate the sum of (a) the total amounts available for distribution to holders of all classes of Common Stock after payment of all preferential distributions to all classes of preferred stocks of the Company, including the Preferential Distribution to the holders of all outstanding shares of New Preferred Stock, plus (b) the total amount of the Preferential Distribution to holders of all outstanding shares of New Preferred Stock.

                  (2) Divide the sum calculated in subparagraph (1) by the total number of shares of Common Stock into which the New Preferred Stock is convertible and of all classes of Common Stock deemed outstanding for purposes of calculating the distribution on liquidation, dissolution or winding up of the Company. The product of this calculation is the "Per Share Distribution on Assumed Conversion."

                  (3) The excess, if any, of the Per Share Distribution on Assumed Conversion over the Preferential Distribution shall be distributable as a Participating Distribution to the holders of New Preferred Stock upon liquidation, dissolution or winding up of the Company.

Description of Class A Common Stock and Class B Common Stock

         Voting. Under the Charter, the holders of Common Stock have the right to vote for the election of all directors and on all other matters submitted to the shareholders of the Company. Subject to the Class A Special Rights discussed in detail below, each share of Class B Common Stock is entitled to one full vote on all matters on which shareholders currently are entitled to vote, including the election of directors. Each holder of Class A Common Stock is entitled to one-twentieth (1/20) of one vote per share on all matters on which shareholders are entitled to vote, including the election of directors. Cumulative voting is not authorized for the holders of Common Stock. See "Risk Factors--The Shares of Class A Common Stock have Low Voting Power."

         The holders of Class A Common Stock are entitled to vote as a separate class on any proposal to amend the Charter to increase the authorized number of shares of Class B Common Stock, unless the increased authorization does not exceed the number of shares of Class B Common Stock which must be issued in a proposed stock dividend with respect to Class B Common Stock and an equivalent stock dividend of Class A Common Stock will be effected concurrently with respect to Class A Common Stock.

         In addition, Section 804 of the BCL confers upon the holders of Class A Common Stock the right to vote as a class on any amendment to the Company's Charter which would (i) exclude or limit the shareholders' right to vote on any matter, except as such rights may be limited by voting rights given to new shares then being authorized; (ii) change Class A Common Stock by (a) reducing the par value, (b) changing the shares into a different number of shares of the same class or into a different or same number of shares of a different class, or
(c) fixing, changing or abolishing the designation of Class A Common Stock or any series thereof or any of the relative rights, preferences and limitations of the shares; or (iii) subordinate their rights by authorizing shares having preferences which would be in any respect superior to their rights. Other provisions of the BCL would entitle holders of Class A Common Stock to vote as a separate class for approval of any plan of merger, consolidation or exchange which would effect any change in Class A Common Stock described in the preceding sentence.

         On proposals on which holders of Class A Common Stock are entitled to vote as a separate class, the proposal must be approved by a majority of the Class A Common Stock votes cast at the meeting at which the voting occurs. Consequently, holders of Class A Common Stock, by withholding such approval, can defeat a proposal notwithstanding that holders of a majority of Class B Common Stock vote in favor of the proposal.

         Dividends and Other Distributions. Each share of Class A Common Stock and Class B Common Stock is equal in respect to dividends and other distributions in cash, stock or property except that (i) if declared, a dividend or distribution in shares of the Company on Class A Common Stock will be paid only in Class A Common Stock; and (ii) if declared, a dividend or distribution in shares of the Company on Class B Common Stock will be paid only in Class B Common Stock. The number of shares so paid as a dividend or distribution on each share of Class A Common Stock and Class B Common Stock shall be equal, although the class of the shares so paid shall differ depending upon whether the recipient of the dividend is a holder of Class A Common Stock or Class B Common Stock.

         Mergers and Consolidations. In the event of a merger, consolidation or combination of the Company with another entity (whether or not the Company is the surviving entity) or in the event of dissolution of the Company, the holders of Class A Common Stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of Class B Common Stock in that transaction. However, any shares of common stock that holders of Class A Common Stock become entitled to receive in the transaction may have terms substantially similar to the Class A Common Stock. Thus, the surviving entity in any such transaction could have a dual-class capital structure like that of the Company and could, upon consummation of the merger or consolidation, give full voting shares to the holders of Class B Common Stock and one-twentieth (1/20) voting shares to the holders of Class A Common Stock.

          Class A Special Rights. The Company's Charter contains a two-pronged "Class A Special Rights" provision which ensures that holders of Class A Common Stock will not be unfairly treated in the event that a person attempts to gain control of the Company. Assuming that the New Investors converted the shares of New Preferred Stock acquired in the Transaction into shares of Class A Common Stock, the Class A Special Rights provisions could be triggered if the New
Investors acquired shares of Class B Common Stock. As a condition to the Closing, the New Investors' acquisitions have been deemed acquired for an equitable price thereby exempting the acquisition by the New Investors from the Class A Special Rights.

         First, the Class A Special Rights seek to prevent a person who has crossed a certain ownership threshold from gaining control of the Company by acquiring Class B Common Stock without buying Class A Common Stock. If any person acquires more than 15% of the outstanding Class B Common Stock after August 5, 1995 (the "Threshold Date"), and does not acquire after the Threshold Date a percentage of the Class A Common Stock outstanding at least equal to the percentage of Class B Common Stock that the person acquired in excess of the 15% threshold, such person will not be allowed to vote shares of Class B Common Stock acquired in excess of the 15% threshold. For example, if a person acquires 20% of the outstanding Class B Common Stock after the Threshold Date but acquires no Class A Common Stock, that person would be unable to vote the 5% of the Class B Common Stock acquired in excess of the 15% threshold. With respect to persons who owned Common Stock of the Company on or prior to the Threshold Date, only shares of Class B Common Stock acquired after the Threshold Date will be counted in determining whether that shareholder has exceeded the 15% threshold for acquisitions of Class B Common Stock and only acquisitions of Class A Common Stock after the Threshold Date will be counted in determining whether that shareholder's Class A Common Stock acquisitions have been at least equal to the acquisition of Class B Common Stock in excess of the 15% threshold. The inability of the person to vote the excess Class B Common Stock will continue until such time as a sufficient number of shares of Class A Common Stock have been acquired by the person to satisfy the requirements of the Class A Special Rights.

          The second prong of the Class A Special Rights is an "Equitable Price" requirement. It is intended to prevent a person seeking to acquire control of the Company from paying a discounted price for the Class A Common Stock required to be purchased by the acquiring person under the first prong of the Class A Special Rights. These provisions provide that an Equitable Price has been paid for shares of Class A Common Stock only when they have been acquired at a price at least equal to the greater of (i) the highest per share price paid by the acquiring person, in cash or in non-cash consideration, for any Class B Common Stock acquired within the 60 day periods preceding and following the acquisition of the Class A Common Stock or (ii) the highest closing market sale price of Class B Common Stock during the 30 day periods preceding and following the acquisition of the Class A Common Stock. The value of any non-cash consideration will be determined by the Board of Directors of the Company acting in good faith. The highest closing market sale price of a share of Class B Common Stock will be the highest closing sale price reported by the Nasdaq National Stock Market or on any such other securities exchange then constituting the principal trading market for either class of the Common Stock. In the event that no quotations are available, the highest closing market sale price will be the fair market value during the 30 day periods preceding and following the acquisition of a share of Class B Common Stock as determined by the Board of Directors of the Company acting in good faith. The Equitable Price provision is intended to require a person seeking to acquire control of the Company to buy the Class B Common Stock and the Class A Common Stock at virtually the same time and the same price, as might occur in a tender offer, to ensure that the acquiring person would be able to vote the Class B Common Stock acquired in excess of the 15% threshold.


         Under the Class A Special Rights, an acquisition of Class B Common Stock is deemed to include any shares that an acquiring Person acquires directly or indirectly, in one transaction or a series of transactions, or with respect to which that person acts or agrees to act in concert with any other person (an "Acquisition"). As used in the preceding sentence, "Person" includes one or more persons and entities who act or agree to act in concert with respect to the Acquisition or disposition of Class B Common Stock or with respect to proposing or effecting a plan or proposal involving (i) a merger, reorganization or liquidation of the Company or a sale of a material amount of its assets; (ii) a change in the Company's Board of Directors or management, including any plan or proposal to fill vacancies on the Board of Directors or change the number or term of Directors; (iii) a material change in the business or corporate structure of the Company; or (iv) any material change in the capitalization or dividend policy of the Company. Unless there are affirmative attributes of concerted action, however, "acting or agreeing to act in concert with any other Person" does not include acts or agreements to act by Persons pursuant to their official capacities as directors or officers of the Company or because they are related by blood or marriage.

         For purposes of calculating the 15% threshold, the following Acquisitions and increases are excluded: (i) shares of Class B Common Stock held by any Person on the Threshold Date; (ii) an increase in a holder's percentage ownership of Class B Common Stock resulting solely from a change in the total number of shares of Class B Common Stock outstanding as a result of a repurchase of Class B Common Stock by the Company since the last date on which that holder acquired Class B Common Stock; and (iii) Acquisitions of Class B Common Stock (a) made pursuant to contracts existing prior to the Threshold Date, including the Acquisition of Class B Common Stock pursuant to the conversion provisions of Class A Preferred Stock outstanding prior to the Threshold Date, (b) by bequest or inheritance or by operation of law upon the death or incompetency of any individual, and (c) by any other transfer made without valuable consideration, in good faith and not for the purpose of circumventing the Class A Special Rights. A gift made to any Person who is related to the donor by blood or marriage, a gift made to a charitable organization qualified under Section 501(c)(3) of the Code or a successor provision and a gift to a Person who is a fiduciary solely for the benefit of, or which is owned entirely by, one or more persons or entities (a) who are related to the donor by blood or marriage or (b) which is a tax-qualified charitable organization or (c) both will be presumed to be made in good faith and not for purposes of circumventing the restrictions imposed by the Class A Special Rights.

         The Class A Special Rights also provide that, to the extent that the voting power of any share of Class B Common Stock cannot be exercised pursuant to the provision, that share will be excluded from the determination of the total shares eligible to vote for any purpose for which a vote of shareholders is taken.

         Convertibility. The Class B Common Stock is convertible into Class A Common Stock at any time on a share-for-share basis. The Class A Common Stock is not convertible into shares of Class B Common Stock unless the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of outstanding shares of Class B Common Stock and Class A Common Stock. In that event, immediately upon the occurrence thereof, all of the outstanding Class A Common Stock is converted automatically into Class B Common Stock on a share-for-share basis and Class B Common Stock will no longer be convertible into Class A Common Stock. For purposes of this provision, Class B Common Stock or Class A Common Stock repurchased by the Company and not reissued is not considered to be "outstanding" from and after the date of repurchase.

         In the event of any such conversion of the Class A Common Stock, certificates which formerly represented outstanding shares of Class A Common Stock thereafter will be deemed to represent a like number of shares of Class B Common Stock, and all common stock then authorized will be deemed to be Class B Common Stock.

         Preemptive Rights. Neither the Class A Common Stock nor the Class B Common Stock carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of the Company's shares.

         Transferability; Trading Market. The Class A Common Stock and the Class B Common Stock are freely transferable and are listed for trading on the Nasdaq National Stock Market under the symbols SENEA and SENEB, respectively.

Description of Preferred Stock (Other Than New Preferred Stock)

         Other than New Preferred Stock, none of the Company's Preferred Stock will be issued in the Transaction. No dividends or other distributions are payable on the Company's Common Stock unless such dividends or distributions are first paid on the Preferred Stock. In the event of a liquidation or dissolution of the Company, the outstanding shares of Preferred Stock would have priority over the Common Stock in the distribution of the remaining assets of the Company. The 10% Series A Preferred Stock is convertible into shares of Common Stock on the basis of one share of Class A Common Stock and one share of Class B Common Stock for every 20 shares of 10% Series A Preferred Stock. The 10% Series B Preferred Stock is convertible into Common Stock on the basis of one share of Class A Common Stock and one share of Class B Common Stock for every 30 shares of 10% Series B Preferred Stock.

Restrictions on Acquisition of the Company--Certain Charter and Bylaw Provisions

     In addition to the restrictions imposed by the "Class A Special Rights" provisions, the Company's Charter contains two super-majority voting provisions. Paragraph 5 of the Company's Charter provides that the affirmative vote of two-thirds of the shares present and entitled to vote at the meeting is necessary to amend the Bylaws of the Company. Paragraph 6 of the Charter provides that a director may be removed regardless of cause only upon the affirmative vote of two-thirds of the shares entitled to vote for the election of that director. Both of these provisions reduce the possibility of: (i) the Company's shareholders receiving and accepting hostile takeover bids; (ii) mergers; (iii) proxy contests; (iv) removal of current management; (v) removal of directors or (vi) other changes in control.

         The Bylaws of the Company require the affirmative vote of two-thirds of the shares present and entitled to vote to (i) effectuate an amendment to the Bylaws of the Company and (ii) remove a director of the Company.

     The Bylaws provide for the staggered voting of directors for three-year terms so that shareholders desiring to replace the incumbent directors and gain control of the Board would be required to win at least two successive annual contests before their nominees constituted a majority of directors. See "Risk Factors--Certain Anti-Takeover Provisions."

          Assuming shareholder approval of the Charter Amendments, the Charter will require the unanimous approval of the Company's Board of Directors (except for directors choosing to abstain) to approve any merger, consolidation or other form of business combination or any sale or disposition of all or substantially all of the Company's assets.

Agreements Restricting Change in Control of the Company

          The Alliance Agreement and certain significant agreements between the Company and its lenders provide for penalties in the event of a change of control of the Company as defined in the respective agreement. See "Risk Factors--Certain Anti-Takeover Provisions."

                                   THE COMPANY
Business

         The Company conducts its business almost entirely in food processing which currently accounts for approximately 99% of the Company's sales. Canned and frozen vegetables represent approximately 78% and fruit and fruit juice products approximately 22% of the food processing volume. Apple products contribute approximately 10% of all processed food sales; the Company's Seneca(R) brand frozen apple concentrate is the largest-selling brand of frozen apple concentrate in the United States. Of the remaining fruit and fruit juice product sales, grape products account for approximately 2%, and bottled, canned and frozen fruit juice drinks account for the remaining approximately 10%.

          Approximately 19% of the Company's food products are packed under its own brands including Seneca(R), Libby's(R) (under license), Aunt Nellie's Farm Kitchen(R), Blue Boy(R) and TreeSweet(R). Approximately 30% of the processed foods are packed under private labels and approximately 11% are sold to institutional food distributors. The remaining 40% are sold under the Alliance Agreement with Pillsbury. See "Risk Factors--Dependence on Alliance Agreement."


         The  Company's  sole  non-food  division,   Seneca  Flight  Operations,
provides air charter service primarily to industries located in upstate New York and contributes approximately 1% to the Company's sales.

         The Company was organized in 1949 and incorporated under the laws of the State of New York. The Company purchased six Green Giant vegetable plants from Pillsbury effective February 1, 1995, resulting in vegetable products becoming 78% of the Company's overall business. Consequently, the Company changed its fiscal year-end from July 31 to March 31 to avoid overlapping pack seasons between fiscal years. Therefore, fiscal year 1995 was an eight-month transition period.

         The   Company's   principal   executive   office  is  located  at  1162
Pittsford-Victor Road, Pittsford, New York 14534. Its telephone number is (716) 385-9500 and it maintains a web site (http://www.senecafoods.com).


Principal Products and Markets

         Food Processing. The principal products of this segment include grape products, apple products and vegetables. The products are canned, bottled and frozen and are sold to retail and institutional markets. The Company has divided the United States into four major marketing sections: Eastern, Southern, Northwestern and Southwestern. Plant locations in New York, Michigan, North Carolina and Washington provide ready access to domestic sources of grapes and apples necessary to support marketing efforts in their respective sections of the country. Vegetable operations are primarily supported by plants located in New York, Wisconsin, Washington, Idaho and Minnesota.

         The following summarizes net sales by major category and for the five fiscal years ended March 31, 1998, 1997, 1996 and 1995 and July 31, 1994:

                            1998                    1997                      1996                  1995                 1994
                                                                                              (8 Months)
                       --------------------------------------------------------------------------------------------------------
                                                                    (In thousands)

Vegetable                 $544,646                    $562,265            $330,654              $117,504             $145,010
Apple                       68,108                      93,047              87,585                62,688               78,453
Grape                       18,303                      19,605              19,159                10,325               17,457
Other                       69,123                      52,017              66,453                40,809               45,334
                       --------------------------------------------------------------------------------------------------------
Total                     $700,180                    $726,934            $503,851              $231,326             $286,254



     Other. Seneca Flight Operations provides air charter service primarily to industries in upstate New York.

Source and Availability of Raw Material

         Food Processing. The Company's food processing plants are located in major vegetable, grape and apple producing states. Fruits and vegetables are primarily obtained through contracts with growers. Apple concentrate is purchased domestically and abroad to supplement raw fruit purchased under contract. The Company's sources of supply are considered equal or superior to its competition for all of its food products.


Seasonal Business

         Food Processing. While individual fruits and vegetables have seasonal cycles of peak production and sales, the different cycles are usually offsetting to some extent. The supply of commodities, current pricing, and expected new crop quantity and quality affect the timing of the Company's sales and earnings. An "Off Season Allowance" is established during the year to minimize the effect of seasonal production on earnings. The Off-Season Allowance is zero at each fiscal year-end.


Backlog

         Food Processing. In the food processing business the end of year sales order backlog is not considered meaningful. Traditionally, larger customers provide tentative bookings for their expected purchases for the upcoming season. These bookings are further developed as data on the expected size of the related national harvests becomes available. In general, these bookings serve as a yardstick, rather than as a firm commitment, since actual harvest results can vary notably from early estimates. In actual practice, the Company has substantially all of its expected seasonal production identified to potential sales outlets before the seasonal production is completed.

Competition and Customers


              Food Processing. Competition in the food business is substantial with imaginative brand registration, quality service and pricing being the major determinants in the Company's relative market position. Except for the Seneca(R) apple and grape products and Libby's(R) vegetable products data mentioned below, no reliable statistics are available to establish the exact market position of the Company's own food products. During the 1998 fiscal year approximately 19% of the Company's processed foods were packed for retail customers under the Company branded labels of Libby's(R) (under license), TreeSweet(R) and Seneca(R). About 11% of the processed foods were packed for institutional food distributors and 30% of processed foods were retail packed under the private label of customers. The remaining 40% is sold under the Green Giant(R) label pursuant to the Alliance Agreement. The customers represent a full cross section of the retail, institutional, distributor and industrial markets. In 1997 and 1998 Pillsbury and its designees represented and, in the foreseeable future, are expected to represent, the Company's largest customers as a result of the Alliance Agreement. A termination of the Alliance Agreement would have a material adverse impact on the Company. See "Risk Factors--Dependence on Alliance Agreement."


         The Company's principal branded products are Seneca(R) Frozen Apple Juice Concentrate, which is the largest-selling brand of frozen apple concentrate in the United States, Seneca(R) Frozen Natural Grape Juice Concentrate, Seneca(R) applesauce and Libby's(R) canned vegetable products which rate among the top five national brands. See "Risk Factors--Trends Resulting in Fluctuating Prices in Apple Products" and "Management's Discussion and Analysis of Financial Condition and Results of Operation for the Year Ended March 31, 1998--Liquidity and Capital Resources."


Environmental Protection

          Environmental  protection  is an  important  requirement  at each food processing facility. In all locations the Company believes that it is cooperating with federal, state and local environmental protection authorities in developing and maintaining suitable antipollution facilities. In general, current pollution control facilities are equal to or somewhat superior to those of competitors. The Company does not expect that any material capital expenditures will be necessary for the Company to comply with environmental regulations in the near future; it anticipates spending approximately $1.5 million in the two fiscal years ending March 31, 2000, to improve wastewater facilities in Minnesota and New York. The Company is a potentially responsible party with respect to certain of its sites but the Company does not believe the aggregate liability is material.

Employment

   Food Processing            - Fulltime                               2,534
                              - Seasonal                                 420
                                                                      ------
                                                                       2,954
                                Other                                    108
                                                                       -----
                                Total                                  3,062


         Employees are organized in various unions at the facilities located in Prosser, Washington; Rochester, Minnesota; Janesville, Wisconsin; Covington, Kentucky; Jackson, Wisconsin and Clyman, Wisconsin. The contract covering the employees at the Prosser, Washington facility is currently being negotiated after a representation election. The remaining contracts do not expire until 1999, 2000 and 2002.


Foreign Operations

         Export   sales  for  the  Company  are  a  relatively   small   portion
(approximately 5%) of the food processing sales.


Properties

         The Company has eleven fruit and vegetable processing, packaging and warehousing facilities located in New York that provide approximately 2,054,000 square feet of food packaging, freezing and freezer storage, and warehouse storage space. The Company is a lessee under a number of operating and capital leases for equipment and real property used for processing and warehousing.

         Four other processing, packaging and warehousing facilities are located in the states of North Carolina (223,000 square feet) and in Washington (three facilities totaling 292,000 square feet). Processing operations in North Carolina are primarily devoted to apple juice products and in Washington to grape juice, apple juice, apple chips and sauce.

         Four facilities in Minnesota, one facility each in Washington, Idaho, Michigan and Kentucky, and seven facilities in Wisconsin provide, in the aggregate, approximately 5,459,000 square feet of food packaging, freezing and freezer storage, and warehouse storage space. These facilities process and package various vegetable and fruit products. The facilities are owned by the Company.

         The Company owns one food distribution facility in Massachusetts totaling approximately 59,000 square feet which is leased out to another company through 2004. In addition, the Company's air charter division has a 14,000 square foot facility located in New York.

         All of the properties are well maintained and equipped with modern machinery. Nearly all locations have the ability to expand or to increase production as sales requirements justify, notwithstanding that most locations (except apple processing facilities) are highly utilized. In periods when relatively low-cost apple concentrate is available from world-wide sources, as occurred in the Company's fiscal year ending March 31, 1998, the Company's apple processing facilities operated at substantially less than full capacity. See "Risk Factors--Trends Resulting in Fluctuating Prices in Apple Products." Because of the seasonal production cycles the exact extent of utilization is difficult to measure. In certain circumstances the theoretical full efficiency levels are being reached, however, expansion of the number of production days or hours could increase the output by up to 20% for a season.

         Certain  of  the  Company's   facilities  are  mortgaged  to  financial
institutions to secure long-term debt and capital lease obligations.


Legal Proceedings

         In the ordinary course of its business, the Company is made a party to certain legal proceedings seeking monetary damages. The Company does not believe that an adverse decision in any of these proceedings, in which the claims are insured against (subject to non-material deductible amounts), would have a material adverse impact on the Company.



Five Year Selected Financial Data
Summary of Operations and Financial Condition
(In thousands of dollars, except per share data)
                                                                                    (Eight Months)
Years ended March 31 and July 31,                   1998        1997        1996           1995         1994       1993
---------------------------------                   ----        ----        ----           ----         ----       ----

Net sales                                       $  703,220   $ 730,135   $ 507,988    $ 234,073    $  290,185     $257,402
--------------------------------------------------------------------------------------------------------------------------
Operating earnings (before Corporate
   interest and administrative expense)         $   22,372   $  44,165   $  16,418    $  11,380    $   18,251     $ 10,029
Earnings (loss) from continuing
   operations before extraordinary item and
   cumulative effect of accounting change           (5,144)      7,531     (10,147)       1,321         5,274        1,293
Earnings from discontinued operations                   --          --          --           --            90          965
Gain on the sale of discontinued operations             --          --          --           --         2,273           --
Earnings (loss) before extraordinary item and
   cumulative effect of accounting change           (5,144)      7,531     (10,147)       1,321         7,637        2,258
Extraordinary loss                                      --          --          --           --          (606)          --
Cumulative effect of accounting change                  --          --          --           --         2,006           --
Net earnings (loss)                                 (5,144)      7,531     (10,147)       1,321         9,037        2,258
--------------------------------------------------------------------------------------------------------------------------

Earnings (loss) from continuing
   operations per common share                  $    (0.87)  $    1.27   $   (1.81)   $     .23    $      .91     $    .21
Earnings (loss) per common share before
   extraordinary item and cumulative
   effect of accounting change                       (0.87)       1.27       (1.81)         .23          1.31          .36
Net earnings (loss) per common share                 (0.87)       1.27       (1.81)         .23          1.55          .36
--------------------------------------------------------------------------------------------------------------------------
Working capital                                 $  112,299    $132,351    $111,301    $ 138,030    $   67,591      $90,706
Inventories                                        194,044     158,197     229,759      138,113        98,202       88,181
Net property, plant, and equipment                 218,408     207,439     222,720      179,718        78,216       74,089
Total assets                                       474,926     416,023     523,859      385,502       204,899      208,733
Long-term debt and capital lease
   obligations                                     227,858     224,128     226,574      221,480        51,476       72,556
Stockholders' equity                                89,125      93,736      90,939       90,821        88,620       84,698
--------------------------------------------------------------------------------------------------------------------------------

Additions to property, plant, and equipment     $   15,693   $  11,650   $  67,897    $  26,966    $    9,384     $  1,723
Interest expense, net                               26,780      28,827      28,157        6,296         6,046        5,834
--------------------------------------------------------------------------------------------------------------------------

Net earnings/average equity                          (5.6)        8.2%     (11.2)%         1.5%         10.4%         2.7%
Continuing earnings before taxes/sales               (1.2)        1.6%      (3.0)%         0.9%          2.8%         0.2%
Net earnings/sales                                   (0.7)        1.0%      (2.0)%         0.6%          3.1%         0.9%
Long-term debt/equity                                 256%        239%        249%         244%           58%          86%
Current ratio                                       1.8:1       2.8:1       1.6:1        3.3:1         2.3:1        3.4:1
---------------------------------------------------------------------------------------------------------------------------------

Common stockholder's equity per share           $    14.99   $   15.77   $   15.30    $   16.23    $    15.83     $  13.79
Class A National Market System
   closing price range                        18 3/4 -15 3/4 18 3/4-14 3/4   20-15           --            --           --
Class B National Market System
   closing price range                        18 1/2 -15 1/2     19-14 1/2   22-16    17 3/4-10 1/2  11 3/8-7 3/4 8 3/16-7 3/8
Common cash dividends declared per share              --            --          --           --            --           --
Ratio of earnings to Fixed Charges and
   Preferred Stock Dividends                      .68:1.00 (1)  1.41:1.00   .46:1.00 (1) 1.33:1.00     2.32:1.00    1.08:1.00
Price earnings ratio                                  NM          13.7x         NM         74.5x          6.9x        21.5x
------------------------------------------------------------------------------------------------ --------------------------

1995 represents eight months ended March 31 due to a change in the Company's fiscal year end. Fiscal Years 1994-1992 ended July 31.

(1) Earnings were inadequate to cover fixed charges in fiscal year 1998 by $8.457 million and in fiscal year 1996 by $15.2 million.

NM = Not meaningful.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended March 31, 1998

         Liquidity and Capital Resources. Because of the food processing segment, the Company's yearly business cycle shows large inventory growth during the summer and fall harvest period. The inventory peaks in the early winter and drops to its minimum level immediately prior to the next pack season. These peaks are financed through seasonal borrowings whose high and low points essentially correspond with the changes in inventory, or by a reduction in short-term investments. Accordingly, inventory management is key to liquidity.

         During May 1996 the Company sold its investment in Moog Inc. Class A Common Stock back to Moog. This sale generated cash proceeds of $12.9 million and a pre-tax gain of $7.5 million. During August 1996 the Company sold its Clifton Park, New York facility for cash resulting in net cash proceeds of $4.6 million and a gain of $1.6 million before income tax expense. The Company had leased this facility to a third party.

         During September 1995 the Company entered into a sale and leaseback transaction whereby three of its wastewater facilities in New York State were sold to the Wayne County Water and Sewer Authority for net proceeds of $9.3 million.

         During 1995 the Company acquired certain assets of the Green Giant Division of Pillsbury. Under an Alliance Agreement concurrently executed in 1995 by the Company, Pillsbury and Grand Metropolitan Incorporated, Pillsbury continues to be responsible for all of the sales, marketing and customer service functions for the Green Giant brand, while the Company will handle vegetable processing and canning operations. Pillsbury continues to own all the trademark rights to the Green Giant brand and its proprietary seed varieties. The assets acquired included certain raw material and supplies inventory and six manufacturing facilities located in the Midwestern and Northwestern United States. The purchase price of $86.1 million was funded by the Pillsbury Note issued by the Company for $73.0 million and the balance was funded out of working capital. The Pillsbury Note decreased $6.0 million in 1996 as a result of an agreement reached with Pillsbury to convert that amount to the Company's Class A Common Stock. Such conversion was completed in March 1996. The Pillsbury
Note increased by $7.6 million in 1997 due to the addition of capital projects that Pillsbury has completed and green bean processing equipment acquired from Pillsbury, which was transferred to the Company.

         In conjunction with this acquisition, the Company entered into a revolving credit facility for up to $150.0 million (now $130.0 million) from a syndicate of eleven (now eight) banks. In addition, the Company issued two new senior debt notes. The first was a $75.0 million unsecured note issued to The Prudential Insurance Company of America, with repayment due beginning in March 1998, a final maturity date of February 2005, and an interest rate of 10.78%. The second was a $50.0 million unsecured note issued to John Hancock Mutual Life Insurance Company, with repayment due beginning in March 2001, a final maturity of January 2009, and an interest rate of 10.81%. The proceeds of these two notes were used to finance or replenish working capital for the following: (i) capital expenditures of $50.0 million related to the Alliance Agreement with Pillsbury;
(ii) repayment of two notes due an insurance company, one repaid in July 1994 for $13.8 million, the other repaid when the new debt was issued for $26.6 million; (iii) three small acquisitions made over the previous fifteen months totaling $15.6 million; and (iv) the balance, $19.0 million, for capital expenditures made over the previous three years.

         As mentioned above, during 1995 the Company entered into an unsecured revolving credit agreement for up to $150.0 million (now $130.0 million). Previously, the Company maintained uncommitted lines of credit. Credit lines provide for interest rate options based on Prime, Eurodollar, or Money Market. There were $62.3 million of borrowings outstanding under these lines at the end of 1998, 18.0 million at the end of 1997, and $113.0 million at the end of 1996.

         The decrease in cash and short-term investments of $22.5 million over the three year period ended in 1998 was primarily due to Aunt Nellie's Farm Kitchens and Curtice Burns acquisitions of $53.7 million, the debt repayments totaling $14.9 million; capital additions of $15.7 million, $11.7 million, and $67.9 million, in 1998, 1997, and 1996, respectively. This was partially offset by the proceeds of the new long-term debt issues totaling $25.7 million; proceeds from the sale of Moog Inc. stock of $12.9 million; proceeds from the disposal of assets totaling $13.5 million; and net earnings (before depreciation effect which is non-cash).

         In 1998, accounts receivable increased by $12.2 million to $48.6 million. This was due in part to Non-Alliance sales being $87.7 million higher fueled by the two acquisitions (see below).

         In 1998 inventories increased $35.8 million over 1997. This was largely due to the acquisitions made during the year (see below). In 1997 inventories declined by $71.6 million due to the sales increase on Alliance sales.

         In 1998 capital expenditures were $15.7 million as compared to $11.7 million in 1997. In 1998 certain juice production lines were converted to PET (plastic bottles) totaling $3.2 million at plants in the south and midwest. The 1997 capital expenditures are down substantially from 1996. The largest project was the green bean expansion in Cumberland related to the Alliance where $4.4 million was spent in 1997. The 1996 capital expenditures of $67.9 million were substantially due to a major capital expansion relating to the Company's alliance with Pillsbury (the "Alliance"), integrated six of Pillsbury's Green Giant vegetable processing plants and significantly increased the Company's own production capabilities to accommodate the production of four Pillsbury plants that were concurrently closed. This capital expansion was originally expected to be $50.0 million, but to meet the Company's ambitious goals, an additional $25.0 million was spent on this project, primarily in the Company's New York State operations in order to meet operational needs of the Alliance.

         Acquisitions in the Fiscal Year Ended March 31, 1998. In 1998 the Company completed two acquisitions. The first acquisition was Aunt Nellie's Farm Kitchens, which produces, markets and sells fruit and vegetable products from their plants in the midwest, for approximately $24.3 million. The second acquisition was the Curtice Burns canned branded and private label vegetable business for approximately $29.4 million.

         Results of Operations. Net sales for 1998 were $703.2 million, which includes $277.1 million sold under the Alliance. Net sales for 1997 were $730.1 million, which includes $391.7 million sold under the Alliance with Pillsbury. Net sales for 1996 were $508.0 million, which includes $168.0 million of sales to Pillsbury under the Alliance. In 1998 Non-Alliance sales increased by $87.7 million. In 1997 Non-Alliance sales decreased by $1.6 million. If 1996 net sales are compared with the last full year sales (1994), the increase for the two year period is 22.7% excluding the effect of the Alliance. In 1998 vegetable unit sales increased due to the two acquisitions and the high pack levels of the last two years. Also in 1998 juice dollar sales declined $12.8 million or 7.8%. In 1997 vegetable unit sales increased due to getting higher packs than the prior year. In 1997 vegetable unit prices increased for part of the year but declined later in the year due to excess inventories. In 1996 vegetable unit sales were lower due to a less than budget pack. Unit vegetable selling prices dropped in 1996, while apple pricing rose due to the worldwide shortage of processing apples.

         The 1997 results include a $7.5 million gain on the sale of Moog Inc. Class A Common Stock back to Moog and a gain on the sale of a Clifton Park, New York warehouse of $1.6 million. The 1996 results include a non-recurring charge of $15.1 million, before income tax benefit, due to a combination of start-up costs related to the Pillsbury Alliance and severe drought conditions in New York State throughout the entire summer. The Company undertook an ambitious capital expenditure program related to the Alliance. In the relatively short time between the February 1995 closing of the Alliance and the beginning of the 1995 vegetable pack, 37 separate major capital projects needed to be completed. There were some unforeseen problems related to a few of these projects, mostly in the New York plants. Some of the used equipment transferred from the closed plants had operating difficulties and were not always easily repaired, thus causing downtime. Therefore, plant throughput and yields were poor at some plants resulting in unfavorable manufacturing variances. The problems were magnified when the drought and the hot weather conditions forced the uneven timing of maturities of vegetables.

         In 1998 earnings decreased for the following reasons: (i) lower selling prices on vegetables due to an ongoing industry oversupply due in part to the second consecutive above budget pack, (ii) apple product price declines were greater than apple product cost declines, and (iii) a decline in the consumption of frozen concentrates put further pressure on pricing. In 1997 earnings increased for the following reasons: (i) the Moog Inc. gain of $7.5 million detailed above, (ii) higher vegetable selling prices for part of the year, and
(iii) greater sales under the Alliance Agreement produced additional earnings. In 1996 earnings decreased for the following reasons: (i) the $15.1 million non-recurring charge detailed above, (ii) higher apple cost of product sold due to a world-wide shortage of processing apples, and (iii) lower selling prices on vegetables due to an ongoing industry oversupply.

         In 1996, the Company changed its inventory valuation method from the lower of cost; last-in, first-out; or market to the lower of cost; first-in, first-out; or market. The major reason for the change is the Alliance inventories are on the first-in, first-out method which represent the majority of the Company's inventory dollars. The change has been applied retroactively by restating the financial statements of prior years.

         In general, inflation played a relatively small role in the operating results and cash flows of 1998, 1997, and 1996 since the Company depreciates its fixed assets under accelerated depreciation methods for tax purposes.

         New Accounting Pronouncements. Three new accounting standards were issued during the past year that the Company must comply with beginning in 1999. They are (i) SFAS No. 130, "Reporting Comprehensive Income"; (ii) SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information"; and (iii) SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." These standards expand or modify current disclosures and, accordingly, will have no impact on the Company's reported financial position, results of operations and cash flows.

         Year 2000.The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. Software failures due to processing errors potentially arising from calculations using the Year 2000 data are a known risk. The Company is in the process of replacing some systems, which are known not to be Year 2000 compliant, and updating others to be Year 2000 compliant. The Company is addressing the computing environment along with any other systems in the operating facilities, which may also not be Year 2000 compliant. The Company is using internal resources to make systems Year 2000 compliant as much as possible only using external resources for specialized equipment, which is mostly at our plants. The total cost of compliance, above and beyond normal software upgrades, is not expected to exceed $750,000.00.

              PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY


         The Company's common stock is traded on the Nasdaq National Stock Market. The high and low sales prices of the Company's common stock during the periods indicated are shown below.

Class A:                               1998                                1997                                1996
                             -------------------------------------------------------------------------------------------------
         Quarter               High              Low               High              Low               High              Low
------------------------------------------------------------------------------------------------------------------------------

         First                 $18.75         $16.75               $18.00         $14.75               $   __         $   __
         Second                 18.50          16.75                17.75          15.75                20.00          19.50
         Third                  18.25          16.50                17.00          15.00                19.75          15.00
         Fourth                 17.62          15.75                18.75          15.00                19.00          15.25



Class B:                                1998                                1997                                1996
                             --------------------------------------------------------------------------------------------------
         Quarter               High               Low              High                Low             High               Low
-------------------------------------------------------------------------------------------------------------------------------
         First                 $18.50          $16.75              $18.00           $14.50             $17.88          $16.75
         Second                 18.50           16.75               17.75            16.00              22.00           17.25
         Third                  18.25           16.50               17.50            15.25              21.25           16.50
         Fourth                 17.25           15.50               19.00            15.25              20.00           16.00



         The Company may pay common dividends only from consolidated net earnings available for distribution, of which there were none as of March 31, 1998. Payment of dividends to common stockholders is made at the discretion of the Company's Board of Directors and depends, among other factors, on earnings, capital requirements, and the operating and financial condition of the Company. The Company has not declared or paid a dividend on its Common Stock since 1981. See "Risk Factors--No Dividends."



                        DIRECTORS AND EXECUTIVE OFFICERS

Directors. The following table sets forth certain information with respect to the Company's directors:


                                                                                                                  Served
                                                                                                                    as
Director                        Principal Occupation for Past Five Years(1)                          Age         Director
                                                                                                                  Since
--------                        -------------------------------------------                          ---         --------


Robert T. Brady                 President and Chief Executive Officer of Moog Inc., East               57          1989
                                Aurora, New York.(2)

David L. Call                   Emeritus Dean and Professor of the College of Agriculture              66          1985
                                and Life Sciences, Cornell University, Ithaca, New York,
                                since 1995; Dean of the College of Agriculture and Life
                                Sciences, until 1995.

Edward O. Gaylord               President of Gaylord & Company, Houston, Texas                         66          1975
                                and the Chairman of EOTT Energy Corporation,
                                Houston, Texas.(3)

G. Brymer Humphreys             President, Humphreys Farm Inc., New Hartford, New York.                57          1983


                                                     - 54 -






Kraig H. Kayser                 President and Chief Executive Officer of the Company since             37          1985
                                1993 and Vice President, Secretary and Chief Financial
                                Officer of the Company until 1993.(4)

Susan W. Stuart(5)              Marketing Consultant, Fairfield, Connecticut.                          43          1986


Arthur S. Wolcott(5)            Chairman of the Company.                                               72          1949

Andrew M. Boas(6)               General Partner, Carl Marks Management Company, L.P., New York,        43            --
                                New York; President, Carl Marks Offshore Management, Inc.;
                                Managing Director, CMCO, Inc.; Vice President, CM Capital;
                                Vice President, Carl Marks & Co., Inc.

Arthur H. Baer                  President, Hudson Valley Publishing, Inc., Albany, New York            51            --
                                since 1998; President, Xyan Inc, from 1996 to 1998;
                                Dean, College of Business and Administration, Drexel University
                                until 1996.


(1) Unless otherwise indicated, each nominee has had the same principal occupation for at least the past five years.

(2)  Mr. Brady is also a director of the following publicly-held  companies:
     Acme Electric Corporation; Astronics Corporation; M&T Bank Corporation (formerly,
     First Empire State Corporation); and National Fuel Gas Corp.

(3)  Mr. Gaylord  is also a  director of  the following publicly-held companies:
     Essex International, Inc.;  Kinder Morgan Energy  Partners,  L.P.
     and Imperial Holly  Corporation.

(4) Mr. Kayser is also a director of the following publicly-held company: Moog Inc.

(5)  Susan W. Stuart and Arthur S. Wolcott are daughter and father.

(6) Mr. Boas is also director of the following publicly-held companies; Thousand Trails, Inc. and Vertientes Camaguey Sugar Company, Inc.




Executive Officers. The following is a listing of the Company's executive officers:

                                                                                                                 Served
                                                                                                                    as
                                                                                                                 Officer
Officer                         Principal Occupation for Past Five Years(1)                          Age          Since
-------                         -------------------------------------------                          ---         -------


Arthur S. Wolcott               See table under "Election of Directors."                               72          1949

Kraig H. Kayser                 See table under "Election of Directors."                               37          1991

Philip G. Paras                 Vice President-Finance of the Company since 1996 and                   37          1996
                                Treasurer of the Company since 1997; Vice President of the
                                Chase Manhattan Bank, Syracuse, New York, 1993 until
                                1996.

Jeffrey L. Van Riper            Secretary and Controller of the Company.                               41          1986

Sarah S. Mortensen              Assistant Secretary of the Company.                                    53          1986

--------------------------------------------------------------------

(1)  Unless otherwise indicated, each officer has had the same principal occupation for at least the past five years.

Executive Compensation



         The following table sets forth the compensation paid by the Company to the chief executive officer and to the most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended March 31, 1998, 1997 and 1996.



                                                                                                       Annual Compensation
            Name of Individual and                                 Fiscal                              -------------------
             Principal Position                                    Year                            Salary                 Bonus
           ----------------------                                 ------                           ------                 -----

Arthur S. Wolcott                                                  1998                       $    336,000               $  ---
  Chairman and Director                                            1997                            340,000                  ---
                                                                   1996                            340,000                  ---

Kraig H. Kayser                                                    1998                       $    292,000               $  ---
  President, Chief Executive                                       1997                            287,000                  ---
  Officer and Director                                             1996                            287,000                  ---



Pension Benefits

     The executive officers of the Company are entitled to participate in the Pension Plan (referred to in this section as the "Plan"), which is for the benefit of all employees meeting certain eligibility requirements. Effective August 1, 1989, the Company amended the Plan to provide improved pension benefits under the Plan's Excess Formula. The Excess Formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant's average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant's average salary in excess of his compensation covered by Social Security.

     Participants who were employed by the Company prior to August 1, 1988 are eligible to receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula. The Offset Formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit. Pursuant to changes required by the Tax Reform Act of 1986 (the "1986 Act"), the Company amended the Plan to cease further accruals under the Offset Formula as of July 31, 1989. Participants who were eligible to receive a benefit under the Offset Formula will receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula as of July 31, 1989. The maximum permitted annual retirement income under either formula is $130,000.

     The following table sets forth estimated annual retirement benefits payable at age 65 for participants in certain compensation and years of service classifications using the highest number obtainable under both formulas (based on the maximum Social Security benefit in effect for the calendar year ending December 31, 1997):



     Five Highest
     Consecutive                                                              ANNUAL BENEFITS
   Years' Earnings
                       -------------------------------------------------------------------------------------------------------------
                                15 Years                 20 Years                 25 Years                 30 Years        35 Years
                                --------                 --------                 --------                 --------        --------

      $ 90,000                 $ 13,500                  $17,900                  $22,400                  $26,900         $31,300

       120,000                   19,900                   25,100                   31,400                   37,700          43,900

       150,000                   27,400                   32,300                   40,400                   48,500          56,500

  180,000 or higher              28,400                   33,300                   41,600                   49,900          58,200



     Under the Plan, Arthur S. Wolcott and Kraig H. Kayser have 49 years and 6 years of credited service, respectively. Their compensation during fiscal year 1998 covered by the Plan was $336,000 for Mr. Wolcott and $292,000 for Mr. Kayser. The Code limits the amount of compensation that can be taken into account in calculating retirement benefits (for 1998 the limit is $160,000).


Directors' Fees

     During fiscal year 1998, directors were paid a fee of $1,000 per month. Any director who is also an officer of the Company receives no director's fee.

Stock Options

     No options were granted or exercised in the period from April 1, 1997, to the date of this Prospectus, nor were any unexpired options held at the latter date by any officer or director of the Company.


Profit Sharing Bonus Plan

     The Company has a Profit Sharing Bonus Plan for certain eligible employees of the Company ("Corporate Profit Sharing" for the officers and certain key corporate employees and "Operating Unit Profit Sharing" for certain key operating unit employees). Under Corporate Profit Sharing, some or all of the Corporate Profit Sharing Pool (10% of the Corporate Bogey as defined below) will be paid only if Pre-Tax Profits (as defined) equal or exceed the Corporate Bogey. The bonuses will be distributed at the sole discretion of the Company's chief executive officer upon approval of such bonuses by the Compensation Committee of the Board of Directors. Under the Operating Unit Profit Sharing, the Operating Unit Profit Sharing pool (10% of Pre-Tax Profit less the Operating Unit Bogey as defined below) will be paid only if the Pre-Tax Profit of the Operating Unit equals or exceeds the Operating Unit Bogey. The bonuses will be distributed at the discretion of the Operating Unit President. For fiscal 1998 the Corporate Bogey will be equal to the greater of (i) five percent of the prior year's Consolidated Net Worth of the Company plus the Pillsbury Subordinated Note or (ii) five percent plus the annual increase in the Consumer Price Index greater than five percent, times the prior year's Consolidated Net Worth of the Company. The Operating Unit Bogey will be an amount equal to the average gross assets employed by the Vegetable, Juice or Flight Operations for the preceding 12 months divided by the consolidated average gross assets of the Company for the same period multiplied by the Corporate Bogey.

     The bonuses earned by the Company's Named Officers for the 1998 fiscal year are included in the executive compensation table above. No bonuses were earned in 1998, 1997 or 1996 under the Plan.


Compensation Committee Interlocks and Insider Participation

     Mr. Kayser serves as a member of the Compensation Committee of Moog Inc. and as a director on its Board. Mr. Brady, who is the President and Chief Executive Officer of Moog Inc., serves as a director on Company's Board. Members of the Company's Compensation Committee are David L. Call (Chairman), Edward O. Gaylord and Susan W. Stuart.

                             OWNERSHIP OF SECURITIES


          Ownership by Management. The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Class A Common Stock, Class B Common Stock, 6% Preferred Stock, 10% Series A Preferred Stock and 10% Series B Preferred Stock by each director and by all directors and officers as a group as of July 6, 1998 (assuming the (i) purchase of an aggregate of 3,666,667 shares of New Preferred Stock by the New Investors;
(ii) the conversion of the New Preferred Stock into 3,666,667 shares of Class A Common Stock by the New Investors; and (iii) that none of the Company's existing shareholders exercise the Rights issued to the them in the Rights Offering Shareholders; ("beneficial ownership" for these purposes is determined in accordance with applicable Securities and Exchange Commission ("SEC") rules and includes shares over which a person has sole or shared voting power or investment power):

           Name                           Title of Class                     Shares Beneficially
                                                                                     Owned(1)               Percent of Class
                                                                            Prior to          After         Prior to       After
                                                                            Offering        Offering        Offering     Offering
           ----                            -------------                    --------        --------        --------     --------

Edward O. Gaylord            Class A Common Stock                                4,544           4,544        --- (2)      --- (2)
                             Class B Common Stock                                4,544           4,544        --- (2)      --- (2)
G. Brymer Humphreys          Class A Common Stock                                  800             800        --- (2)      --- (2)
                             Class B Common Stock                                  800             800        --- (2)      --- (2)
Kraig H. Kayser              Class A Common Stock (3)                          269,929         269,929       8.46%        3.93%
                             Class B Common Stock (4)                          278,329         278,329      10.00        10.00
                             6% Preferred Stock (5)                              8,000           8,000       4.00         4.00
                             10% Series A Preferred Stock (6)                  173,812         173,812      42.70        42.70
                             10% Series B Preferred Stock (7)                  165,080         165,080      41.30        41.30
David L. Call                Class A Common Stock (8)                              600             600        --- (2)      --- (2)
                             Class B Common Stock (8)                              600             600        --- (2)      --- (2)
Susan W. Stuart              Class A Common Stock (9)                          186,151         186,151       5.83         2.71
                             Class B Common Stock (10)                         191,733         191,733       6.90         6.90
                             6% Preferred Stock                                 25,296          25,296      12.60        12.60
Arthur S. Wolcott            Class A Common Stock (11)                         252,549         252,549       7.92         3.68
                             Class B Common Stock (12)                         264,634         264,634       9.50         9.50
                             6% Preferred Stock (13)                            63,288          63,288      31.60        31.60
                             10% Series A Preferred Stock (14)                 212,840         212,840      52.30        52.30
                             10% Series B Preferred Stock (15)                 212,200         212,200      53.00        53.00
Andrew M. Boas               Class A Common Stock (16)                               0       3,666,667        --- (2)    53.49

Robert T. Brady                                                                      0               0        --- (2)     --- (2)

Arthur H. Baer                                                                       0               0        --- (2)     --- (2)

All directors and            Class A Common Stock (18)                         481,759       4,148,426      15.11        60.52
officers as a group (17)     Class B Common Stock (19)                         509,826         509,826      18.20        18.20
                             6% Preferred Stock (20)                            96,584         296,584      48.30        48.30
                             10% Series A Preferred Stock (21)                 386,652         386,652      94.90        94.90
                             10% Series B Preferred Stock (22)                 377,280         377,280      94.30        94.30


                  (1) Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by that person. No stock options are held by any of the named individuals or the group. The holdings of Class A Common Stock and Class B Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which are currently convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock.

                  (2)      Less than 1.0%.

                  (3) Mr. Kayser has sole voting and investment power over 51,928 shares of Class A Common Stock owned by him and sole voting but no investment power over 24,950 shares owned by his siblings and their children which are subject to a voting trust agreement of which Mr. Kayser is a trustee. Mr. Kayser has shared voting and investment power with respect to 76,644 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares in the table include (i) 6,117 shares held by the Company's Tax Credit Employee Stock Ownership Plan Trust (the "PAYSOP"), of which Mr. Kayser is a trustee; (ii) 78,188 shares held by the Seneca Foods Corporation Employees' Pension Benefit Plan (the "Pension Plan"), of which Mr. Kayser is a trustee; and (iii) 32,102 shares held by the Seneca Foods Foundation (the "Foundation"), of which Mr. Kayser is a director. The shares reported in the table do not include (i) 14,912 shares owned by Mr. Kayser's mother, (ii) 19,000 shares held in trust for Mr. Kayser's mother, or (iii) 10,534 shares held by the Seneca Foods Corporation Employees Savings Plan (the "401(k) Plan"), over which the Company's officers may be deemed to have shared voting and investment power. Mr. Kayser has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother and the shares held by the 401(k) Plan.

                  (4) Mr. Kayser has sole voting and investment power over 53,628 shares of Class B Common Stock owned by him and sole voting but no investment power over 32,650 shares owned by his siblings and their children which are subject to a voting trust agreement of which Mr. Kayser is a trustee. Mr. Kayser has shared voting and investment power with respect to 76,644 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares in the table include (i) 6,117 shares held by the PAYSOP, of which Mr. Kayser is a trustee; (ii) 78,188 shares held by the Pension Plan, of which Mr. Kayser is a trustee; and (iii) 31,102 shares held by the Foundation, of which Mr. Kayser is a director. The shares in the table do not include (i) 14,912 shares owned by Mr. Kayser's mother; (ii) 19,000 shares held in trust for Mr. Kayser's mother; and (iii) 3,916 shares held by the 401(k) Plan, over which the Company's officers may be deemed to have shared voting and investment power. Mr. Kayser has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother and the shares held by the 401(k) Plan.

                  (5) Does not include 27,536 shares of 6% Preferred Stock held by Mr. Kayser's brother, as to which Mr. Kayser disclaims beneficial ownership. See the table under "--Principal Owners of Voting Stock."

                  (6) Mr. Kayser has shared voting and investment power with respect to 141,644 shares of 10% Series A Preferred Stock held in two trusts described in note 3 above. The total 173,812 shares of 10% Series A Preferred Stock are convertible into 8,690 shares of Class A Common Stock and 8,690 shares of Class B Common Stock.

                  (7) Mr. Kayser has shared voting and investment power with respect to 165,080 shares of 10% Series B Preferred Stock held in two trusts described in notes 3 and 4 above. These shares are convertible into 5,502 shares of Class A Common Stock and 5,502 shares of Class B Common Stock.

                  (8) Dr. Call has sole voting and investment power over 200 shares of Class A Common Stock and 200 shares of Class B Common Stock he owns. He has shared voting and investment power over 400 shares of Class A Common Stock and 400 shares of Class B Common Stock owned jointly with his spouse.

                  (9) The shares in the table include (i) 11,276 shares of Class A Common Stock held by Ms. Stuart's husband;
                           (ii) 2,594 shares owned by her sister's son, of which Ms. Stuart is the trustee; (iii) 6,117 shares held by the PAYSOP, of which Ms. Stuart is a trustee; (iv) 78,188 shares held by the Pension Plan, of which Ms. Stuart is a trustee; and (v) 32,102 shares held by the Foundation of which Ms. Stuart is a director. Ms. Stuart has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister's son. She disclaims beneficial ownership of the shares held by her husband.

                  (10) The shares in the table include (i) 12,668 shares of Class B Common Stock held by Ms. Stuart's husband;
                           (ii) 6,392 shares owned by her sister's sons, of which Ms. Stuart is the trustee; (iii) 6,117 shares held by the PAYSOP, of which Ms. Stuart is a trustee;
                           (iv) 78,188 shares held by the Pension Plan, of which Ms. Stuart is a trustee; and (v) 31,102 shares held by the Foundation of which Ms. Stuart is a director. Ms. Stuart has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister's sons. She disclaims beneficial ownership of the shares held by her husband.

                  (11) The shares in the table include (i) 46,826 shares of Class A Common Stock held by Mr. Wolcott's wife; (ii) 6,117 shares held by the PAYSOP, of which Mr. Wolcott is a trustee; (iii) 78,188 shares held by the Pension Plan, of which Mr. Wolcott is a trustee; and (iv) 32,102 shares held by the Foundation, of which Mr. Wolcott is a director. The shares reported in the table do not include (i) 278,540 shares of Class A Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families (including Susan W. Stuart) or (ii) 10,534 shares held by the 401(k) Plan, over which the Company's officers may be deemed to have shared voting and investment power. Mr. Wolcott has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

                  (12) The shares in the table include (i) 34,338 shares of Class B Common Stock held by Mr. Wolcott's wife; (ii) 6,117 shares held by the PAYSOP, of which Mr. Wolcott is a trustee; (iii) 78,188 shares held by the Pension Plan, of which Mr. Wolcott is a trustee; and (iv) 31,102 shares held by the Foundation, of which Mr. Wolcott is a director. The shares in the table do not include (i) 316,516 shares of Class B Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families (including Susan W. Stuart) or (ii) 3,916 shares held by the 401(k) Plan, over which the Company's officers may be deemed to have shared voting and investment power. Mr. Wolcott has shared voting and investment power with respect to the shares held by the PAYSOP, the Pension Plan and the Foundation. He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

                  (13) Includes 30,444 shares of 6% Preferred Stock held under a shareholder voting agreement giving Mr. Wolcott sole voting power of the shares, but not investment power or beneficial ownership of the shares. Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs. Wolcott's offspring (including Susan W. Stuart), as to which Mr. Wolcott disclaims beneficial ownership.

                  (14) These shares are convertible into 10,642 shares of Class A Common Stock and 10,642 shares of Class B Common Stock.

                  (15) These shares are convertible into 7,073 shares of Class A Common Stock and 7,073 shares of Class B Common Stock.

                  (16) Includes 3,666,667 shares of Class A Common Stock (assuming conversion of the shares of New Preferred Stock) owned by the New Investors as to which Mr. Boas disclaims beneficial ownership.

                  (17) Does not include 300 shares of Class A Common Stock and 300 shares of Class B Common Stock owned by Mr. Brady's children as to which Mr. Brady disclaims beneficial ownership.

                  (18)     See notes 3, 8, 9, 11, 16 and 17 above.

                  (19)     See notes 4, 8, 10 and 12 above.

                  (20)     See notes 5 and 13 above.

                  (21)     See notes 6 and 14 above.

                  (22)     See notes 7 and 15 above.



                    Principal Owners of Voting Stock. The following table sets forth, as of July 6, 1998, certain information with respect to persons known by the Company to be the beneficial owners of more than five percent of the classes of stock ("beneficial ownership" for these purposes is determined in accordance with applicable Commission rules and includes shares over which a person has sole or shared voting power or investment power). The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock. The holdings of Class A Common Stock listed in the table as held "After Offering" assumes (i) the issuance to the New Investors of 3.667 million shares of New Preferred Stock and the conversion of such shares on a share-for-share basis into shares of Class A Common Stock and; (ii) that none of the Company's existing shareholders exercise their Rights in the Rights Offering.


                           6% Preferred Stock


                                                  Amount of Shares and Nature of Beneficial Ownership
Name and Address                         Sole Voting          Shared Voting and        Total        Percent of Total
                                                                                       -----        ----------------
of Beneficial Owner                 and Investment Power      Investment Power
-------------------                 --------------------      ----------------

Arthur S. Wolcott (1)                             32,844              30,444 (2)         63,288               31.6%
L. Jerome Wolcott, Sr. Trust                         ---              30,444 (3)         30,444               15.2
Southbury, Connecticut
Kurt C. Kayser                                   27,536 (4)              ---             27,536               13.8
Sarasota, Florida
Susan W. Stuart                                  25,296 (5)              ---             25,296               12.6
Fairfield, Connecticut
Bruce S. Wolcott                                 25,296 (5)              ---             25,296               12.6
Canandaigua, New York
Grace W. Wadell                                  25,292 (5)              ---             25,292               12.6
Bala Cynwyd, Pennsylvania
Mark S. Wolcott                                  25,292 (5)              ---             25,292               12.6



                           10% Series A Preferred Stock


                                                  Amount of Shares and Nature of Beneficial Ownership
Name and Address                         Sole Voting          Shared Voting and        Total       Percent of Total
                                                                                       -----       ----------------
of Beneficial Owner                 and Investment Power      Investment Power
-------------------                 --------------------      ----------------
Arthur S. Wolcott                               212,840 (6)           ---             212,840                52.3%
Kraig H. Kayser (7)                              32,168           141,644 (8)         173,812                42.7
Hannelore Wolcott                                20,588               ---              20,588                 5.1
Penn Yan, New York

                           10% Series B Preferred Stock

                                                 Amount of Shares and Nature of Beneficial Ownership
Name and Address                       Sole Voting           Shared Voting and         Total        Percent of Total
                                                                                       -----        ----------------
of Beneficial Owner                and Investment Power       Investment Power
-------------------                --------------------       ----------------
Arthur S. Wolcott                              212,200 (9)           ---              212,200                53.0%
Kraig H. Kayser                                    ---           165,080 (10)         165,080                41.3
Hannelore Wolcott                               22,720               ---               22,720                 5.7






                           Class B Common Stock

                                                 Amount of Shares and Nature of Beneficial Ownership
Name and Address                       Sole Voting           Shared Voting and          Total        Percent of Total
                                                                                        -----        ----------------
of Beneficial Owner                and Investment Power       Investment Power
-------------------                --------------------       ----------------
Edwin S. Marks (11) (12)                           145,000          335,088             480,088              17.2%
Kraig H. Kayser                                     53,628          224,701  (13)       278,329              10.0
Arthur S. Wolcott                                  114,889          149,745  (14)       264,634               9.5
CMCO, Inc. (15)                                    232,568              ---             232,568               8.3
Susan W. Stuart                                     57,266          134,467  (16)       191,733               6.9
Hansen Fruit & Cold Storage                        170,500              ---             170,500               6.1
Co., Inc. (17)

                           Class A Common Stock

                                                        Amount of Shares and Nature of Beneficial Ownership
Name and Address                       Sole Voting             Shared Voting and               Total             Percent of Total
                                                                                               -----             ----------------
of Beneficial Owner                and Investment Power         Investment Power
                                   Prior to       After       Prior to       After     Prior to      After     Prior to     After
                                   Offering     Offering      Offering      Offering   Offering    Offering    Offering   Offering
-------------------                --------     --------      --------      --------   --------    --------    --------   --------

Edwin S. Marks (11)(18)                145,000     145,000         343,088    343,088     488,088     488,088      15.3%       7.1%
Great Neck, New York
The Pillsbury Company                      ---         ---         346,570    346,570     346,570     346,570      10.9        5.0
Grand Metropolitan plc
Minneapolis, Minnesota (19)
Kraig H. Kayser (20)                    51,928      51,928         218,001    218,001     269,929     269,929       8.5        3.9
Arthur S. Wolcott (21)                  89,316      89,316         163,233    163,233     252,549     252,549       7.9        3.7
CMCO, Inc. (15)                        232,568     232,568             ---        ---     232,568     232,568       7.3        3.4
New York, New York
Susan W. Stuart (22)                    55,874      55,874         130,277    130,217     186,151     186,151       5.8        2.7
Hansen Fruit & Cold Storage            170,500     170,500             ---        ---     170,500     170,500       5.3        2.5
Co., Inc. (17)
Yakima, Washington
Carl Marks Strategic                       ---   2,750,000            ---        ---         ---    2,750,000       ---       40.1
 Investments, L.P.
New York, New York
Carl Marks Strategic                       ---     825,000             ---        ---         ---     825,000       ---       12.0
 Investments II, L.P.
New York, New York
Uranus Fund, Ltd.                          ---      91,667             ---        ---         ---      91,667       ---        1.3
New York, New York



   (1)   Business address:  Suite 1010, 1605 Main Street, Sarasota, Florida 34236.

   (2) See note 13 to the table under the heading "--Ownership by Management" and note 3 below.

   (3) The L. Jerome Wolcott, Sr. Trust does not have voting power but has other attributes of beneficial ownership with respect to these shares, which are also included in Arthur S. Wolcott's shares (see note 2 above).

   (4) These shares are included in the shares described in note 5 to the table under the heading "--Ownership by Management."

   (5) These shares are included in the shares described in note 13 to the table under the heading "--Ownership by Management."

   (6)   See note 14 to the table under the heading "--Ownership by Management."

   (7)   Business address: 1162 Pittsford-Victor Road, Pittsford, New York 14534.

   (8)   See note 6 to the table under the heading "--Ownership by Management."

   (9)   See note 15 to the table under the heading "--Ownership by Management."

   (10)  See note 7 to the table under the heading "--Ownership by Management."

   (11) Based on a statement on Schedule 13D filed by Edwin S. Marks with the Commission (as most recently amended in July 1998). See also note 15 below.

   (12) Edwin S. Marks shares voting and dispositive power with respect to 102,520 of these shares with his wife. He disclaims beneficial ownership of his wife's shares. The balance of the shares in this column are owned by CMCO, Inc. See notes 11 above and 15 below.

   (13)  See note 4 to the table under the heading "--Ownership by Management."

   (14)  See note 12 to the table under the heading "--Ownership by Management."

   (15) Based on a statement on Schedule 13D filed by CMCO, Inc. with the Commission (as most recently amended in July 1998). CMCO, Inc. is a private holding company of which Edwin S. Marks is the President and a shareholder. See also notes 11 and 12 above and note 18 below.

   (16)  See note 10 to the table under the heading "--Ownership by Management."

   (17) Based on a statement on Schedule 13D filed with the Commission by Hansen Fruit & Cold Storage Co., Inc. ("Hansen Fruit") in November 1988. According to the Schedule 13D, Gary Hansen, the President and a director of Hansen Fruit, has sole voting and dispositive power over the indicated shares.

   (18) Edwin S. Marks shares voting and dispositive power with respect to 110,520 of these shares with his wife and his daughters. He disclaims beneficial ownership of these shares. The balance of the shares in this column are owned by CMCO, Inc. See also note 15 above.

   (19) Based on a statement on Schedule 13D filed by Pillsbury and Grand Metropolitan with the Commission in March 1996.

   (20)  See note 3 to the table under the heading "--Ownership by Management."

   (21)  See note 11 to the table under the heading "--Ownership by Management."

   (22)  See note 9 to the table under the heading "--Ownership by Management."

                                  LEGAL MATTERS

     Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York will pass upon certain legal matters for the Company with respect to the shares offered hereby.


                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule included in this Prospectus as of March 31, 1998 and 1997 and for each of the three years in the period March 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----

Independent Auditors' Report..............................................F-2

Consolidated Statements of Net Earnings for the years ended March 31,
     1998, 1997 and 1996..................................................F-3

Consolidated Balance Sheets as of March 31, 1998 and 1997.................F-4

Consolidated Statements of Cash Flows for the years ended March 31, 1998,
     1997 and 1996........................................................F-5

Consolidated Statements of Stockholders' Equity for the years ended
     March 31, 1998, 1997 and 1996 .......................................F-6

Notes to Consolidated Financial Statements................................F-7

Independent Auditors' Report

To the Board of Directors and Stockholders of Seneca Foods Corporation
Pittsford, New York

We have audited the accompanying consolidated balance sheets of Seneca Foods Corporation and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of net earnings, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Seneca Foods Corporation and subsidiaries as of March 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1998 in conformity with generally accepted accounting principles.





Deloitte & Touche LLP
Rochester, New York
May 22, 1998 (June 16, 1998 as to Note 4)



Consolidated Statements of Net Earnings

Seneca Foods Corporation and Subsidiaries
(In thousands of dollars, except share amounts)




Years ended March 31,                                                             1998             1997              1996

--------------------------------------------------------------------------------------------------------------------------


Revenue:
   Net sales                                                                 $ 703,220        $ 730,135         $ 507,988
   Other income                                                                     --            8,308             4,271
                                                                               -------          -------           -------



                                                                               703,220          738,443           512,259



Costs and expenses:
   Cost of product sold                                                        649,841          669,261           452,584
   Selling, general, and administrative expense                                 35,056           28,609            31,640
   Interest expense, net of interest income of $109, $185, and
     $180, respectively                                                         26,780           28,827            28,157
   Non-recurring charge                                                             --               --            15,078
                                                                               -------          -------           -------



                                                                               711,677          726,697           527,459

----------------------------------------------------------------------------------------------------------------------------



Earnings (loss) before income taxes                                             (8,457)          11,746           (15,200)
Income taxes                                                                    (3,313)           4,215            (5,053)
                                                                              ----------------------------------------------



   Net earnings (loss)                                                       $  (5,144)       $   7,531         $ (10,147)
==========================================================================================================================



Basic earnings (loss) per common share                                       $    (.87)       $    1.27         $  (1.81)
==========================================================================================================================



Diluted earnings (loss) per common share                                     $    (.87)       $    1.25         $   (1.81)
==========================================================================================================================


See notes to consolidated financial statements.


Consolidated Balance Sheets

Seneca Foods Corporation and Subsidiaries
(In thousands)

March 31,                                                                                              1998               1997

------------------------------------------------------------------------------------------------------------------------------------


Assets:
Current Assets:
   Cash and short-term investments                                                               $   4,077             $   1,584
   Accounts receivable, less allowance for doubtful accounts
     of $207 and $200, respectively                                                                 48,647                36,477
   Inventories:
     Finished products                                                                             118,067                90,414
     In process                                                                                     25,440                25,357
     Raw materials and supplies                                                                     50,537                42,426
   Refundable income taxes                                                                           1,576                    --
   Deferred tax asset                                                                                3,870                 6,156
   Prepaid expenses                                                                                  1,680                 4,432
                                                                                        -----------------------------------------
       Total Current Assets                                                                        253,894               206,846

---------------------------------------------------------------------------------------------------------------------------------
Other Assets                                                                                         2,624                 1,738
---------------------------------------------------------------------------------------------------------------------------------
Property, Plant, and Equipment:
   Land                                                                                              6,117                 5,449
   Building                                                                                         99,708                88,959
   Equipment                                                                                       287,899               261,444

                                                                                        -----------------------------------------
                                                                                                   393,724               355,852

Less accumulated depreciation and amortization                                                     175,316               148,413

                                                                                        -----------------------------------------
       Net Property, Plant, and Equipment                                                          218,408               207,439

---------------------------------------------------------------------------------------------------------------------------------
         Total Assets                                                                            $ 474,926             $ 416,023
=================================================================================================================================

Liabilities and Stockholders' Equity
Current Liabilities:
   Notes payable                                                                                 $  62,270             $  18,000
   Accounts payable                                                                                 46,540                24,435
   Accrued expenses                                                                                 21,210                21,996
   Current portion of long-term debt and capital lease obligations                                  11,575                 9,465
   Income taxes                                                                                         --                   599
                                                                                          --------------------------------------
     Total Current Liabilities                                                                     141,595                74,495
Long-Term Debt                                                                                     219,023               214,848
Capital Lease Obligations                                                                            8,835                 9,280
Deferred Gain and Other Liabilities                                                                  8,750                 7,867
Deferred Income Taxes                                                                                7,598                15,797
Commitments (Note 5)                                                                                   --                     --
                                                                                       -----------------------------------------
       Total Liabilities                                                                           385,801               322,287
---------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity:
   Preferred stock                                                                                      70                    70
   Common stock                                                                                      2,666                 2,666
                                                                                        -----------------------------------------
     Total Capital Stock                                                                             2,736                 2,736
   Additional paid-in capital                                                                        5,913                 5,913
   Net unrealized gain on available-for-sale securities                                              1,026                   435
   Retained earnings                                                                                79,450                84,652
                                                                                       -----------------------------------------
       Total Stockholders' Equity                                                                   89,125                93,736

---------------------------------------------------------------------------------------------------------------------------------
         Total Liabilities and Stockholders' Equity                                              $ 474,926             $ 416,023
=================================================================================================================================


See notes to consolidated financial statements.


Consolidated Statements of Cash Flows

Seneca Foods Corporation and Subsidiaries
(In thousands)

Years ended March 31,                                                                    1998              1997               1996
-----------------------------------------------------------------------------------------------------------------------------------



Cash flows from operating activities:
   Net earnings (loss)                                                              $  (5,144)        $   7,531         $  (10,147)
   Adjustments to reconcile net earnings (loss) to
     net cash provided (used) by operations:
       Depreciation and amortization                                                   28,849            26,338             23,563
       Deferred income taxes                                                           (6,231)           (1,868)            (2,215)
       Gain on the sale of assets                                                          --            (8,308)            (4,271)
       Changes in operating assets and liabilities:
         Accounts receivable                                                           (8,083)           14,641            (18,517)
         Inventories                                                                   (7,154)           71,562            (91,646)
         Prepaid expenses                                                               2,907            (3,391)              (240)
         Accounts payable, accrued expenses and other liabilities                      18,679           (23,327)            21,376
         Income taxes                                                                  (2,175)            6,653             (3,985)
                                                                                      --------           ------            --------
       Net cash provided by (used in) operations                                       21,648            89,831            (86,082)
------------------------------------------------------------------------------------------------------------------------------------



Cash flows from investing activities:
   Acquisitions                                                                       (53,672)               --                 --
   Additions to property, plant, and equipment                                        (15,693)          (11,650)           (67,897)
   Disposals of property, plant, and equipment                                            135               699                876
   Proceeds from sale of common stock of Moog Inc.                                         --            12,863                 --
   Proceeds from the sale of assets                                                        --             4,643              8,904
                                                                                      -------            ------             ------
       Net cash provided by (used in) investing activities                            (69,230)            6,555            (58,117)
-----------------------------------------------------------------------------------------------------------------------------------



Cash flows from financing activities:
   Net (payments) borrowings on notes payable                                          44,270           (95,000)           113,000
   Proceeds from issuance of long-term debt and
     sale and leaseback                                                                15,106             1,343              9,258
   Payments of long-term debt and capital lease obligations                            (9,266)           (2,572)            (3,068)
   Dividends paid                                                                         (58)               --                (12)
   Other assets                                                                            23               130               (220)
                                                                                       ------            ------            --------
       Net cash provided by (used in) financing activities                             50,075           (96,099)           118,958
-----------------------------------------------------------------------------------------------------------------------------------




Net increase (decrease) in cash and short-term investments                              2,493               287            (25,241)
Cash and short-term investments, beginning of year                                      1,584             1,297             26,538
                                                                                        -----             -----             ------
Cash and short-term investments, end of year                                        $   4,077         $   1,584         $    1,297
====================================================================================================================================


Supplemental  disclosures of cash flow information:
  Cash paid (received) during the year for:
     Interest                                                                       $  28,042         $  28,751         $   26,480
     Income taxes                                                                       5,092              (570)             1,147
Supplemental information of noncash investing and financing activities:

         In 1997 an additional $7,558 was added to the secured nonrecourse subordinated note in conjunction with the acquisition of additional assets.
     In 1996 the Company reached an agreement with Pillsbury to convert $6,000 of its subordinated note into the Company's Class A Common Stock.

===============================================================================================================================



See notes to consolidated financial statements.


Consolidated Statements of Stockholders' Equity

Seneca Foods Corporation and Subsidiaries
(In thousands, except share amounts)


                                Preferred Stock
                        --------------------------------
                                      6%      Class A 10%
                         Cumulative Par    Cumulative Par                                                 Net Unrealized
                             Value $.25       Value $.025          Class A           Class B  Additional  Gain (Loss) on
                        Callable at Par       Convertible     Common Stock      Common Stock     Paid-In  Available-For-   Retained
                                 Voting            Voting   Par Value $.25    Par Value $.25     Capital  Sale Securities  Earnings

-----------------------------------------------------------------------------------------------------------------------------------



Shares authorized               200,000         1,400,000       10,000,000        10,000,000

===========================================================================================
Shares issued and outstanding:

    March 31, 1996              200,000           807,240        3,143,125        2,796,555
============================================================================================
    March 31, 1997              200,000           807,240        3,143,125        2,796,555
============================================================================================
    March 31, 1998              200,000           807,240        3,143,125        2,796,555
============================================================================================

Balance March 31, 1995              $50             $  20            $  --          $  1,880      $     --      $   892    $ 87,979

   Net loss                          --                --               --                --            --           --     (10,147)
   Cash dividends paid
     on preferred stock              --                --               --                --            --           --         (12)
   Debt to equity conversion         --                --               87                --         5,913           --          --
   Stock split in the form of
   a dividend                        --                --              699                --            --           --        (699)
   Net unrealized gain change        --                --               --                --            --        4,277          --
------------------------------------------------------------------------------------------------------------------------------------

Balance March 31, 1996               50                20              786             1,880         5,913        5,169      77,121
   Net earnings                      --                --               --                --            --           --       7,531
   Net unrealized gain change        --                --               --                --            --       (4,734)         --
-----------------------------------------------------------------------------------------------------------------------------------

Balance March 31, 1997               50                20              786             1,880         5,913          435      84,652
   Net loss                          --                --               --                --            --           --      (5,144)
   Cash dividends paid
    on  preferred stock              --                --               --                --            --           --         (58)
   Net unrealized gain change        --                --               --                --            --          591          --
-----------------------------------------------------------------------------------------------------------------------------------

Balance March 31, 1998              $50             $  20            $ 786          $  1,880        $5,913       $1,026    $ 79,450
===================================================================================================================================



See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Seneca Foods Corporation and Subsidiaries

1.  Summary of Significant Accounting Policies

Nature of Operations - The Company conducts its business almost entirely in food processing, operating 31 plants and warehouses in eight states. The Company markets branded and private label processed foods to retail customers and institutional food distributors.

Principles of Consolidation - The consolidated financial statements include the accounts for the parent Company and all of its wholly-owned subsidiaries after elimination of intercompany transactions, profits, and balances.

Revenue Recognition - Sales and related cost of product sold are recognized primarily upon shipment of products. When customers, under the terms of specific orders, request that the Company invoice goods and hold the goods for future shipment, the Company recognizes revenue when legal title to the finished goods inventory passes to the purchaser. Generally, the Company receives cash from the purchaser when legal title passes.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to credit risk consist of trade receivables and interest-bearing investments. With the exception of the relationship with Pillsbury, wholesale and retail food distributors comprise a significant portion of the trade receivables; collateral is not required. The risk associated with the concentration is limited due to the large number of wholesalers and retailers and their geographic dispersion. The Company places substantially all its interest-bearing investments with financial institutions and monitors credit exposure.

Cash and Short-Term Investments - The Company considers all highly liquid instruments purchased with a maturity of three months or less as short-term investments.

Inventories  -  Inventories  are  stated at lower of cost;  first-in,  first-out
(FIFO); or market.

Income Taxes - The provision for income taxes includes federal, foreign, and state income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

Earnings per Common Share - Basic earnings per share are calculated on the basis of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," which the Company adopted in the fourth quarter of 1998. Earnings per common share amounts of all prior years have been restated. The additional shares and dividends were not considered in the diluted calculation below since diluting a loss is not allowed under SFAS No. 128.

A reconciliation of basic earnings per share with diluted earnings per share follows:

Years ended March 31                                                       1998                   1997                    1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                (In thousands, except per share amounts)

Basic
-----
Net earnings (loss)                                                        $  (5,144)              $   7,531             $ (10,147)
Deduct preferred stock dividends paid                                             58                      --                    12
                                                                            --------                 -------               -------
Basic net earnings (loss)                                                  $  (5,202)              $   7,531             $ (10,159)
====================================================================================================================================

Weighted average common shares outstanding                                     5,940                  5,940                  5,622
====================================================================================================================================

Basic earnings (loss) per share                                            $    (.87)           $      1.27             $    (1.81)
====================================================================================================================================

Diluted
-------
Basic net earnings (loss)                                                 $   (5,202)            $   7,531               $ (10,159)
Add dividends on convertible preferred stock                                      --                     --                      --
                                                                               -----                  -----                   -----
Net earnings applicable to common stock on                                $   (5,202)            $   7,531               $ (10,159)
  a diluted basis
====================================================================================================================================
Shares used in calculating basic earnings
  per share above                                                              5,940                  5,940                   5,622
Additional shares to be issued under full
  conversion of preferred stock                                                   --                     68                      --
                                                                               -----                  ------                  -----

Total shares for diluted                                                       5,940                  6,008                   5,622
====================================================================================================================================

Diluted earings (loss) per share                                          $      (.87)           $      1.27             $    (1.81)
====================================================================================================================================


Depreciation - Property, plant, and equipment is stated at cost or, in the case of capital leases, the present value of future lease payments. For financial reporting, the Company provides for depreciation and capital lease amortization on the straight-line method at rates based upon the estimated useful lives of the various assets. Impairment losses are recognized when the carrying value of an asset exceeds its fair value. The Company regularly assesses all of its long-lived assets for impairment and determined that no impairment loss need be recognized in 1998 and 1997.

Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the related revenues and expenses during the reporting period. Actual amounts could differ from those estimated.

New Accounting Pronouncements: In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." In February 1998, SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" was issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. SFAS No. 132 revises current disclosure requirements for employers' pensions and other retiree benefits. These standards are effective for the Company during 1999. These standards expand or modify current disclosures and, accordingly, will have no impact on the Company's reported financial position, results of operations and cash flows. The Company is assessing the impact of these standards.

Reclassifications - Certain previously reported amounts have been reclassified to conform to the current period classification.

2.  Common Stock of Moog Inc.

Other assets includes the Company's investment in the Class B Common Stock of Moog Inc., which is carried at fair value. There was a realized gain on the sale of Class A Common Stock of Moog Inc. of $7,501,000 before income taxes in 1997. There were no realized gains or losses in 1998 and 1996, and gross unrealized holding gains were $1,604,000, $695,000 and $7,832,000, at March 31, 1998, 1997
and 1996, respectively.


3.  Lines of Credit

The Company obtains required short-term funds through bank borrowings. At March 31, 1998, the Company had $3,835,963 outstanding for letters of credit and an unsecured revolving line of credit totaling $130,000,000. The line is renewable in 1999 and provides for loans of varying maturities at rate options based on Prime, Eurodollar, or Money Market. This unsecured revolving line of credit provides for various financial covenants. The Company was not in compliance with certain of these financial covenants at March 31, 1998 and is in the process of obtaining waivers from the lending institutions.

As of March 31, 1998 and 1997, the amounts borrowed under the revolving line of credit were $62,270,000 and $18,000,000, respectively. The weighted average interest rate on the amounts borrowed during these periods were 7.88% and 7.94%, respectively.

4.  Long-Term Debt

                                                                                                            1998                1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                (In thousands)

Note payable to insurance company, 10.78%, due through 2005                                           $   69,000          $   75,000
Secured nonrecourse subordinated promissory note, 8.00%, due through 2009                                 71,583              74,583
Note payable to insurance company, 10.81%, due through 2009                                               50,000              50,000
Note payable to insurance company, 9.17%, due through 2004                                                10,000                  --
Note payable to bank, 9.17%, due through 2004                                                              5,000                  --
Industrial Revenue Develoment Bonds, variable rate, due through 2028                                      22,630              22,630
Other                                                                                                      1,944               1,738
                                                                                                        --------            --------
                                                                                                         230,147             223,951
Less current portion                                                                                      11,134               9,103
                                                                                                        --------             -------
                                                                                                      $  219,023          $  214,848
                                                                                                    ================================

Certain debt agreements provide various financial covenants including a provision that the Company may pay dividends on any class of stock only from consolidated net earnings available for distribution. There were no earnings available for distribution as of March 31, 1998. The Company was not in compliance with certain of these financial covenants relating to a portion of its Long-Term Debt at March 31, 1998. On June 16, 1998, the Company obtained unconditional waivers from the lending institutions. In addition, the lending institutions have amended, or in one instance agreed to amend, certain financial covenants for 1999 based on the Company's projections, which, if achieved, will permit the Company to be in compliance.

The Company has four Industrial Revenue Bonds ("IRB's") totaling $22,630,000 which are backed by direct pay letters of credit.

Debt repayment requirements for the next five fiscal years are:

                                 (In thousands)
                              1999     $11,134
                              2000      15,773
                              2001      18,781
                              2002      20,750
                              2003      23,746



5.  Leases

The Company leases a portion of its equipment and buildings. Capitalized leases consist primarily of industrial development agency financing instruments and limited obligation special revenue bonds which bear interest rates from 3.55% to 6.75%. Other leases include non-cancelable operating leases expiring at various dates through 2007.

During 1996, the Company entered into a sale and leaseback transaction whereby three of its wastewater facilities in New York State were sold for $9,258,000 and leased back under a 20-year lease agreement. This transaction produced a gain of $4,178,000 which was deferred and is being amortized over the 20-year lease period.

Leased assets under capital leases consist of the following:
(In thousands)
                                        1998                             1997
-----------------------------------------------------------------------------
Land                                $    160                         $    160
Buildings                              1,792                            1,792
Equipment                             10,359                           10,385
                         ----------------------------------------------------
                                      12,311                           12,337
Less accumulated amortization          4,510                            3,519
                         ----------------------------------------------------
                                    $  7,801                          $ 8,818
=============================================================================


The following is a schedule by year of minimum payments due under leases as of March 31, 1998:

                                      Operating                       Capital
-----------------------------------------------------------------------------
                                                    (In thousands)
Year ending March 31:
         1999                            $4,490                     $     841
         2000                             3,466                           843
         2001                             2,901                           843
         2002                             1,863                           842
         2003                             1,406                           844
         2004-2014                        3,017                         8,803
                                       --------                       -------
         Total minimum payment required $17,143                       $13,016
===============================================

Less interest                                                           3,740
Present value of minimum lease payments                                 9,276
Amount due within one year                                                441
                                                                      -------
Long-term capital lease obligations                                     8,835
=============================================================================

Aggregate rental expense in 1998,  1997, and 1996 was  $10,057,000,  $7,881,000,
and $7,076,000, respectively.

6.  Income Taxes

The Company files a consolidated income tax return. The provision for income taxes includes the following:

                                                             1998                       1997                      1996
                                                    ---------------------------------------------------------------------
                                                                                   (In thousands)


Current:
                  Federal                                 $  (485)                     $3,438                $   (3,282)
                  State                                       170                         116                       762
                                                            ------                    -------                   -------
                                                             (315)                      3,554                    (2,520)
Deferred:
                  Federal                                  (2,509)                        465                    (1,961)
                  State                                      (489)                        196                       572
                                                          --------                    -------                   -------
                                                           (2,998)                        661                    (2,533)
                                                          --------                    -------                   -------
Total Income taxes                                       $ (3,313)                    $ 4,215                 $  (5,053)
                                                         =========                    =======                 =========

At March 31, 1998, the Company has Alternative Minimum Tax Credits in the amount of $5,658,000 to offset future years' regular tax expense, and Research and Development Credits carryforwards in the amount of $298,000, expiring as follows:

           Year                            Credit
           ----                            ------
           2007                            $125,000
           2008                              36,000
           2009                              50,000
           2010                              51,000
           2011                              51,000
           2012                               5,000
                                           --------
                                           $298,000
                                           ========



The Company has a Federal regular tax net operating loss carryforward of $6,939,000, expiring March 31, 2013, which is available to offset future taxable income. State net operating loss carryforwards of approximately $21,000,000, expiring March 31, 1999, through March 31, 2013, are available to offset future state tax expense.

During 1998, the Internal Revenue Service completed an audit of 1994, 1995, and 1996. Audit adjustments related primarily to changes in the timing of deductions for income tax purposes. There was no material impact on the Company's statement of net earnings for 1998.

A reconciliation of the expected U.S. statutory rate to the effective rate follows:

                                                                                 1998             1997              1996
-------------------------------------------------------------------------------------------------------------------------

Computed (expected tax rate)                                                    (34.0)%           34.0%            (34.0)%
State income taxes (net of federal tax benefit)                                  (5.0)             1.5               0.8
Other                                                                            (0.2)             0.4                --
------------------------------------------------------------------------------------------------------------------------
Effective tax rate                                                              (39.2)%           35.9%            (33.2)%
========================================================================================================================

The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of March 31, 1998 and 1997:


                                                1998                    1997
----------------------------------------------------------------------------
                                                      (In thousands)
Deferred tax liabilities:
         Basis and depreciation difference  $ 20,035               $ 15,916
         Inventory valuation                   2,172                  2,590
         Moog investment                         577                    260
         State taxes                              --                     --
                                             -------                -------
                                              22,784                 19,825
                                          ---------------------------------
Deferred tax assets:
         Inventory valuation                   2,818                  2,974
         Future tax credits                    6,035                  2,357
         Net operating loss carry-forwards     3,711                     --
         Employee benefits                     1,775                  1,229
         Pension                               1,805                  1,231
         Insurance                             1,370                    703
         Deferred gain on sale/leaseback       1,382                  1,437
         Other                                   160                    253
                                             -------                -------
                                              19,056                 10,184
                                          ---------------------------------
            Net deferred tax liability     $   3,728              $   9,641
===========================================================================


Net current deferred tax assets of $3,870,000 as of March 31, 1998 and $6,156,000 as of March 31, 1997 are recognized in the Consolidated Balance Sheets. Also recognized are net non-current deferred tax liabilities of $7,598,000 and $15,797,000 at March 31, 1998 and 1997, respectively.



7.  Stockholders' Equity

Preferred Stock - The outstanding 10% cumulative, convertible, voting preferred stock consists of 407,240 Series A shares, convertible at the rate of one common share of Class A and Class B for every twenty preferred shares, and 400,000 Series B shares, which carry a one for thirty conversion rate. The Series A and B shares have a $.25 stated value and a $.025 par value. There are 2,600,000 shares authorized of Class A $.025 par value stock which are unissued and undesignated. In addition there are 30,000 shares of no par stock which are also unissued and undesignated.

Common Stock - During 1996 an amendment to the Company's Certificate of Incorporation, which effected a recapitalization of the Company by creating a second class of common stock (which was distributed to all common shareholders as a stock split in the form of a dividend), was adopted. This recapitalization amendment (i) reclassified the existing Common Stock as Class B Common Stock,
(ii) authorized a new class of 10,000,000 shares designated as Class A Common Stock and (iii) established the express terms of the Class A Common Stock and the Class B Common Stock. The Class A Common Stock and the Class B Common Stock have substantially identical rights with respect to any dividends or distributions of cash or property declared on shares of common stock and rank equally as to the right to receive proceeds on liquidation or dissolution of the Company after payment of the Company's indebtedness and liquidation right to the holders of preferred shares. However, holders of Class B Common Stock retain a full vote per share whereas the holders of Class A Common Stock have voting rights of 1/20th of one vote per share on all matters as to which shareholders of the Company are entitled to vote.

In 1996, the Company reached an agreement with Pillsbury to convert $6,000,000 of its subordinated note into 346,570 shares of the Company's Class A Common Stock.

Unissued shares of common stock reserved for conversion privileges were 33,695 of Class A and Class B at March 31, 1998 and 1997.


8.  Retirement Plan

The Company has a noncontributory defined benefit pension plan covering all employees who meet certain age entry requirements and work a stated minimum number of hours per year. Annual contributions are made to the Plan sufficient to satisfy legal funding requirements.

Pension expense includes the following:

                                                                                  1998                   1997               1996
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                    (In thousands)

Service cost for benefits earned during the period                             $  1,741               $  1,565          $  1,336
Interest cost on projected benefit obligation                                     1,573                  1,329             1,210
Actual return on plan assets                                                     (6,268)                (2,660)           (2,372)
Net deferral of actuarial gains                                                   4,272                  1,027               860
Amortization of net unrecognized gain at August 1, 1987                            (276)                  (276)             (276)
Amortization of prior service cost                                                   94                     94                94
--------------------------------------------------------------------------------------------------------------------------------
Pension expense                                                                $  1,136               $  1,079          $    852
================================================================================================================================


The following table summarizes the funded status and related amounts that are recognized in the consolidated balance sheets:

                                                                                                    1998                     1997
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                           (In thousands)

Actuarial present value of accumulated benefit obligation:
  Vested                                                                                        $ 17,948                 $ 13,524
  Nonvested                                                                                          688                      823
                                                                                               ---------                 --------
    Total                                                                                       $ 18,636                 $ 14,347
=================================================================================================================================

Plan assets at fair market value, primarily listed stocks and fixed income securities           $ 26,881                 $ 21,545
Projected benefit obligation                                                                      24,031                   19,004
                                                                                -------------------------------------------------
Plan assets in excess of projected benefit obligaion                                               2,850                    2,541
Unrecognized gain at transition                                                                   (3,819)                  (4,095)
Unrecognized prior service cost                                                                      406                      500
Unrecognized net gain                                                                             (4,192)                  (2,565)
                                                                                              ----------               ----------
  Accrued pension liability                                                                    $  (4,755)               $  (3,619)
=================================================================================================================================

The projected benefit obligation was determined using an assumed discount rate of 7.4% (8% in 1997 and 1996) and an assumed long-term salary increase rate of 5%. The assumed long-term rate of return on plan assets was 9.5% (8.5% in 1997 and 1996). The Plan holds the Company's common stock with a fair market value of $2,658,000.

The Company has an Employees' Savings Plan (401(k)) covering all employees who meet certain age entry requirements and work a stated minimum number of hours per year. Participants may make contributions up to the legal limit. The Company's matching contributions are discretionary. Costs charged to operations for the Company's matching contributions during 1998 amounted to $811,000 for the year and in 1997 amounted to $211,000, which represents four months of the year.

9.  Fair Value of Financial Instruments

The carrying amounts and the estimated fair values of the Company's financial instruments, as determined under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," are summarized as follows:

                                                                                         1998                       1997
                                                                                -------------------------------------------------
                                                                                 Carrying     Estimated      Carrying     Estimated
                                                                                   Amount    Fair Value        Amount    Fair Value

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   (In thousands)

Long-term debt, including current portion                                        $230,157      $241,405     $ 223,951     $ 225,112
Notes payable                                                                      62,270        62,270        18,000        18,000
Class B Common Stock of Moog Inc.                                                   2,320         2,320         1,411         1,411


The estimated fair values were determined as follows:

     Long-term debt - The quoted market prices for similar debt or current rates offered to the Company for debt with the same maturities.

     Notes payable - The carrying amount approximates fair value due to the short-term maturity of these instruments.

     Class B Common Stock of Moog Inc. - Based on quoted market prices.



10. Acquisitions

In 1998 the Company completed two acquisitions. The first was the acquisition of Aunt Nellie's Farm Kitchen from The Pillsbury Company, a subsidiary of Grand Metropolitan Incorporated, for approximately $24 million. Aunt Nellie's Farm Kitchen produces, markets, and sells fruit and vegetable products from plants in the Midwest and its sales were approximately $50 million. The Company purchased the plants, inventories, accounts receivable, and trademarks of the business. This acquisition was funded primarily out of working capital.

The second acquisition was the Comstock canned private label vegetable business from Curtice Burns Foods, a wholly-owned subsidiary of Pro-Fac Cooperative, along with the Blue Boy branded canned vegetable business. The Company purchased two New York plants, related inventories, and certain trademarks. The companies also formed a long-term strategic alliance, combining their New York agricultural departments into one organization. The sales were approximately $40 million in 1996. The purchase price was approximately $29 million, which was funded primarily out of working capital.

Both acquisitions were accounted for under the purchase method and, accordingly, the operating results of the acquired have been included in the consolidated operating results since the dates of acquisition. The following is a summary of proforma results as if the acquisitions were made at the beginning of the periods presented:


                                        1998                        1997
------------------------------------------------------------------------
                                                    (Unaudited)
                                    (In thousands except per share amounts)

Net Sales                            $710,137                   $829,870
Net Earnings (loss)                    (5,150)                     4,533
Basic Earnings (loss) per
common share                             (.88)                       .76

11.  Other Income

Other income in 1997 consisted of the following: 1) a gain on the sale of the Moog, Inc. Class A Common Stock of $7,501,000, 2) a gain on the sale of the Clifton Park, New York warehouse of $1,640,000, and 3) a loss on the sale of Eau Claire, Michigan plant of $833,000.

Other income in 1996 consisted of the gain on the sale of the Peabody, Massachusetts warehouse totaling $4,271,000.

12.  Non-Recurring Charge

The 1996 operating results include a non-recurring charge of $15,078,000, before income tax benefit, due to a combination of start-up costs related to the Pillsbury Alliance and severe drought conditions in New York State throughout the entire summer. The Company undertook an ambitious capital expenditure program related to the Pillsbury Alliance. In the relatively short time between the February 1995 closing of the Pillsbury Alliance and the beginning of the 1995 vegetable pack, 37 separate major capital projects needed to be completed. There were some unforeseen problems related to a few of these projects, mostly in the New York plants. Some of the used equipment transferred from the closed plants had operating difficulties and were not always easily repaired, thus causing downtime. Throughput and yields were poor at some plants resulting in unfavorable manufacturing variances. The problems were magnified when the drought and the hot weather conditions forced the uneven timing of maturities of vegetables.

13.  Sales Information

The Company has an Alliance Agreement with Pillsbury whereby the Company processes canned and frozen vegetables for Pillsbury under the Green Giant brand name. Pillsbury continues to be responsible for all of the sales, marketing and customer service functions for the Green Giant products. During 1998, 1997 and 1996, the Company sold $48,872,000, $205,633,000 and $167,994,000, respectively, of canned and frozen vegetables to Pillsbury, which represented 7%, 28% and 33%, respectively, of net sales. Sales of Green Giant vegetables to purchasers unrelated to Pillsbury in 1998 and 1997 were $228,208,000 and $186,091,000, or 32% and 26% of net sales, respectively. Total net sales in 1998 and 1997 of Green Giant vegetables were $277,080,000 and $391,724,000, or 40% and 54% of net sales, respectively.

                                   Appendix A




                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                            SENECA FOODS CORPORATION,
                     CARL MARKS STRATEGIC INVESTMENTS, L.P.,
                    CARL MARKS STRATEGIC INVESTMENTS II, L.P.
                              AND URANUS FUND, LTD.


                            Dated as of June 22, 1998

                                TABLE OF CONTENTS

                                                                           Page

1.       DEFINITIONS..........................................................3

2.       CLOSING.............................................................13
         2.1        Time and Place of the Closing............................13
         2.2        Transactions at the Closing..............................14

3.       CONDITIONS TO THE CLOSING...........................................15
         3.1        Conditions Precedent to the Obligations of the
                     Purchaser...............................................15
                    3.1.1  Compliance by the Company.........................15
                    3.1.2  Shareholder Approval..............................16
                    3.1.3  Rights Offering...................................16
                    3.1.4  Amendment to Certificate of Incorporation.........16
                    3.1.5  Board of Directors................................16
                    3.1.6  Consents..........................................17
                    3.1.7  Hart-Scott-Rodino.................................18
                    3.1.8  Absence of Material Adverse Effect................18
                    3.1.9  Nasdaq Listing....................................18
                    3.1.10 Stock Price.......................................18
                    3.1.11 Legal Opinions....................................18
                    3.1.12 Exemption from Special Voting Requirements........18
                    3.1.13 Officer's Certificate.............................19
                    3.1.14 Secretary's Certificate...........................19
                    3.1.15 No Injunction.....................................19
                    3.1.16 Change of Control.................................20
         3.2        Conditions Precedent to Obligations of the Company.......20
                    3.2.1  Compliance by the Purchaser.......................20
                    3.2.2  Shareholder Approval..............................20
                    3.2.3  Consents..........................................20
                    3.2.4  Hart-Scott-Rodino.................................21
                    3.2.5  Nasdaq Listing....................................21
                    3.2.6  No Injunction.....................................21

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................21
         4.1        Corporate Existence and Power............................21
         4.2        Power and Authority......................................22
         4.3        Affiliate Transactions...................................23

         4.4        No Contravention, Conflict, Breach, Etc..................24
         4.5        Consents.................................................24
         4.6        Capitalization of the Company............................25
         4.7        No Rights Plan...........................................27
         4.8        Registration Rights......................................27
         4.9        Subsidiaries.............................................27
         4.10       SEC Documents............................................29
         4.11       Financial Statements.....................................31
         4.12       No Existing Violation, Default, Etc......................32
         4.13       Licenses and Permits.....................................34
         4.14       Title to Properties......................................35
         4.15       Intellectual Property....................................35
         4.16       Environmental Matters....................................38
         4.17       Taxes....................................................39
         4.18       Litigation...............................................42
         4.19       Labor Matters............................................42
         4.20       Employee Benefits........................................43
         4.21       Contracts................................................45
         4.22       Contingent Liabilities...................................46
         4.23       No Material Adverse Effect...............................46
         4.24       Finder's Fees............................................48
         4.25       Investment Company.......................................48
         4.26       Exemption from Registration; Restrictions on Offer
                      and Sale of Same or Similar Securities.................48
         4.27       Use of Proceeds..........................................49
         4.28       Full Disclosure..........................................49

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................49
         5.1        Partnership Existence and Power..........................49
         5.2        Power and Authority......................................50
         5.3        No Contravention, Conflict, Breach, Etc..................50
         5.4        Consents.................................................51
         5.5        Acquisition for Own Account..............................51
         5.6        Third Party Agreements...................................52
         5.7        Finder's Fee.............................................52
         5.8        Ownership of Common Stock................................53
         5.9        Full Disclosure..........................................53

6.       COVENANTS OF THE PARTIES............................................53
         6.1        Shareholder Meeting; Proxy Material; Certificate
                      of Amendment...........................................53
         6.2        Rights Offering..........................................54
         6.3        Rights Offering Registration Statement...................55
         6.4        Pre-Closing Activities...................................58

         6.5        Option Shares............................................62
         6.6        Hart-Scott-Rodino........................................63
         6.7        Access to Information....................................63
         6.8        Publicity................................................64
         6.9        Certificates for Shares To Bear Legends..................64
         6.10       Reservation of Shares....................................65

7.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
         COVENANTS...........................................................65

8.       INDEMNIFICATION.................................... ................66
         8.1        Indemnification by the Company...........................66
         8.2        Notification.............................................67
         8.3        Registration Rights Agreement............................69

9.       TERMINATION.........................................................70
         9.1        Termination..............................................70
         9.2        Expenses.................................................71
         9.3        Effect of Termination....................................71

10.      MISCELLANEOUS.......................................................72
         10.1       Performance; Waiver......................................72
         10.2       Extension or Modification of Rights Offering.............72
         10.3       Successors and Assigns...................................73
         10.4       Notices..................................................73
         10.5       Governing Law............................................74
         10.6       Severability.............................................74
         10.7       Headings; Interpretation.................................75
         10.8       Entire Agreement.........................................75
         10.9       No Third Party Rights....................................75
         10.10      Counterparts.............................................75


EXHIBITS
     A   Pillsbury Letter Agreement
     B   Certificate of Amendment
     C   Registration Rights Agreement
     D   Rights Offering Registration Statement
     E   Shareholders Agreement
     F   Jaeckle Fleischmann & Mugel, LLP Opinion
     G   Chamberlain, D'Amanda, Oppenheimer & Greenfield Opinion
SCHEDULES
     I   Shares Purchased

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of June 22, 1998, by and among Seneca Foods Corporation, a New York corporation (the "Company"), Carl Marks Strategic Investments, L.P., a Delaware limited partnership ("CMSI"), Carl Marks Strategic Investments II, L.P., a Delaware limited partnership ("CMSI II"), Uranus Fund, Ltd., a Cayman Islands corporation ("Uranus" and, together with CMSI and CMSI II, the "Purchasers").
                  WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase, an aggregate of 1,166,667 shares of Convertible Participating Preferred Stock, par value $.025 per share, of the Company (the "Preferred Stock"), at a purchase price equal to $12.00 per Share (the "Purchase Price Per Share") (or $14,000,004 in the aggregate) upon the terms and subject to the conditions set forth herein;
                  WHEREAS, each share of Preferred Stock may be converted at any time by the holder thereof into one share of Class A Common Stock, par value $.25 per share, of the Company (the "Class A Common Stock");
                  WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined herein) becomes effective, to distribute to holders of its Class A Common Stock and Class B common stock, par value $.25 per share, of the Company (the "Class B Common
Stock" and, together with the Class A Common Stock, the "Common Stock") transferable rights (the "Rights") to subscribe for and purchase up to an aggregate of 3,000,000 shares of the Preferred Stock at a subscription price equal to the Purchase Price Per Share;

                  WHEREAS, pursuant to the Rights Offering (as defined herein), stockholders of record will receive one-half of a Right for each share of Common Stock held by them as of the applicable record date, and each whole Right will entitle the holder to purchase one share of Preferred Stock at the Purchase Price Per Share;
                  WHEREAS, the Company desires to assure the sale of at least 2,500,000 of the shares of Preferred Stock as a result of the Rights Offering in order to realize proceeds of not less than $30,000,000 (the "Minimum Proceeds");
                  WHEREAS, Arthur S. Wolcott (Individually and as Trustee), Audrey S. Wolcott (as Trustee), Susan W. Stuart (Individually and as Trustee for Alexius Lyle Wadell and Kyle Aaron Wadell), Donald Stuart, Kraig H. Kayser (Individually and as Trustee for certain Kayser family trusts), Kurt Kayser, Karl Kayser, Marilyn W. Kayser, Robert Oppenheimer (as Trustee of certain Kayser family trusts), Mark S. Wolcott (Individually and as Trustee for Erin Lorraine Wolcott and Cassandra Jean Wolcott), Kari Wolcott, Bruce S. Wolcott (Individually and as Trustee for Kaitlin Kerr Wolcott, Michael Stanton Wolcott and Paige Strode Wolcott), Constance Wolcott, Grace W. Wadell (Individually and as Trustee for Sara Elizabeth Stuart, Jennifer Grace Stuart and Donald Arthur Stuart), Aaron Wadell and The Pillsbury Company ("Pillsbury") (collectively, the "Existing Shareholders"), the owners of approximately 30.4% of the outstanding Class A Common Stock and approximately 23.8% of the outstanding Class B Common Stock, have advised the

Company that, pursuant to the terms of the Shareholders Agreement (as defined herein) and a letter agreement, dated as of June 9, 1998, between Pillsbury and the Company and attached as Exhibit A hereto, respectively, they will not exercise any of their Rights;
                  WHEREAS, in lieu thereof, and to assist the Company in its efforts to assure realization of the Minimum Proceeds, the Purchasers have offered to purchase from the Company, and the Company is willing to sell to the Purchasers at the Purchase Price Per Share, up to 2,500,000 shares of Preferred Stock that otherwise would have been available for purchase by the shareholders of the Company pursuant to the Rights Offering; and
                  WHEREAS, if less than 2,500,000 shares of Preferred Stock become available for purchase by the Purchasers following the Rights Offering, the Purchasers may require the Company to issue and sell to them additional shares of Preferred Stock so as to permit them to acquire up to 2,500,000 shares of Preferred Stock (subject to certain limitations).
                  NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Company and the Purchasers agree as follows:

         1.       DEFINITIONS.
                  The terms defined in this Section 1 shall have the following meanings for all purposes of this Agreement:
                  "Act" means the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.
                  An "Affiliate" of, or a person "affiliated" with, a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
                 "Alliance Agreement" has the meaning set forth in Section 4.12. "Annual Report" means the Company's Annual Report on Form 10-K for the year ended March 31, 1997, as filed with the SEC (including all exhibits and schedules thereto and documents incorporated by reference therein).
                 "Benefit Plans" has the meaning set forth in Section 4.20.

                  "Blank Check Preferred Stock" means preferred stock, Class A, par value $0.025 per share, of the Company.
                  "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.
                  "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the State of New York.
                  "By-Laws" means the By-laws of the Company, as amended through the date hereof.
                  "Certificate of Amendment" means the Certificate of Amendment of the Certificate of Incorporation to be filed for recording by the Company with the Department of State of the State of New York on or prior to the date and time of the Closing, in the form attached as Exhibit B hereto.
                  "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as filed for recording with the Department of State of the State of New York, as amended through the date hereof.
                  "Change of Control" means the acquisition by any Person or 13D Group (other than the parties to the Shareholders Agreement and their Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of the outstanding Voting Securities representing 25% or more of the voting power of the Company.

             "Class A Common Stock" has the meaning set forth in the preamble to this Agreement.
             "Class B Common Stock" has the meaning set forth in the preamble to this Agreement.
             "Closing" has the meaning set forth in Section 2.1.
             "Closing Date" has the meaning set forth in Section 2.1.
             "CMSI" has the meaning set forth in the preamble to this Agreement.
             "CMSI II" has the meaning set forth in the preamble to this
Agreement.
             "Code" means the Internal Revenue Code of 1986, as amended.
             "Common Stock" has the meaning set forth in the preamble to this
Agreement.
             "Company" has the meaning set forth in the preamble to this
Agreement.
             "Conversion  Shares"  means the shares of Class A Common Stock issuable upon conversion of the Preferred Stock pursuant to the terms of the Certificate of Amendment.
              "Credit Agreement" has the meaning set forth in Section 4.12. "Disclosure Letter" has the meaning set forth in Article 4.
              "Draft Form 10-K" means the draft of the Company's Annual Report on Form 10-K for the year ended March 31, 1998, dated June 12, 1998 (excluding all exhibits and schedules thereto and documents incorporated by reference therein), and the draft of the Company's annual report for the year ended March 31, 1998, dated June 16, 1998, each in the form previously delivered to the Purchasers.
                  "Encumbrance" means any mortgage, pledge, lien, security interest, restriction upon voting or transfer, claim or other encumbrance of any kind.
                  "Environmental Laws" means all federal, state, local and foreign laws, principles of common law, regulations, codes and ordinances, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment, or health and safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et
                                                                              --
seq., the Resource  Conservation and Recovery Act, 42 U.S.C.  Sec. 6901 et seq.,
---                                                                     ------
the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Federal Water
                                                      ------
Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 42 U.S.C.
                                           ------
Sec. 7401 et seq., the Federal  Insecticide,  Fungicide and  Rodenticide  Act, 7
          ------
U.S.C. Sec. 121 et seq., the Occupational  Safety and Health Act, 29 U.S.C. Sec.
                ------
651 et seq., the Asbestos Hazard Emergency  Response Act, 15 U.S.C. Sec. 2601 et
    ------                                                                    --
seq.,  the Safe  Drinking  Water  Act,  42  U.S.C.  Sec.  300f et seq.,  the Oil
----                                                           ------
Pollution Act of 1990, 33 U.S.C. Sec. 2701 et seq., and analogous state acts.
                                           ------

            "ERISA" has the meaning set forth in Section 4.20.
            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of such superseding Federal statute.
            "Existing Shareholders" has the meaning set forth in the preamble to this Agreement.
            "Governmental Authority" means the government of any nation or state, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
           "Intellectual Property" has the meaning set forth in Section 4.15(A). "Investment Proposal" has the meaning set forth in Section 6.1.
           "IP Licenses" has the meaning set forth in Section 4.15(B). "Knowledge of the Company" means the actual knowledge of (i) the executive officers of the Company named in the Annual Report and (ii) each of the Presidents of the Company's processed food groups, in each case, after reasonable inquiry.

          "Law"  means  any  law,  treaty,   rule  or  regulation  of  a
Governmental Authority or judgment, order, writ, injunction or determination of an arbitrator or a court or other Governmental Authority.
          "Liabilities" has the meaning set forth in Section 8.1.
          "Licenses" means any certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities.
           "Material  Adverse Effect" means a material  adverse effect on
(i) the assets, results of operations, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and the Shareholders Agreement, or to perform its obligations under such agreements.
           "Minimum Proceeds" has the meaning set forth in the preamble to this Agreement.
           "Most Recent Balance Sheet" means the balance sheet  contained
within  the  unaudited   consolidated  and  consolidating   balance  sheets  and
statements of income, changes in stockholders' equity, and cash flow as of and for the months ended December 27, 1997.
           "Most Recent Fiscal Month End" means December 27, 1997.

          "Nasdaq" means the Nasdaq National Market.
          "1997 Note Agreement" has the meaning set forth in Section 4.12.
          "No Par Preferred Stock" has the meaning set forth in Section 4.6. "Option Closing Date" has the meaning set forth in Section 6.3. "Option Shares" has the meaning set forth in Section 6.3.
          "Person" means any individual, firm, corporation, partnership, limited
liability  company  or  partnership,   trust,   incorporated  or  unincorporated
association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
           "Pillsbury" has the meaning set forth in the preamble to this Agreement.
            "Preferred Stock" has the meaning set forth in the preamble to this Agreement.
            "Proxy  Statement" means the proxy statement of the Company on
Schedule 14A to be filed with the SEC in connection with the Stockholder Meeting, as amended or supplemented (including all exhibits and schedules thereto and documents incorporated by reference therein).
             "Purchase Price Per Share" has the meaning set forth in the first recital of this Agreement.

               "Purchasers" has the meaning set forth in the preamble to this Agreement.
               "Purchaser Designees" has the meaning set forth in Section 3.1.4. "Quarterly Reports" means the Company's Quarterly Report on
Form 10-Q for the quarter ended June 28, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended September 27, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1997, each as filed with the SEC.
                "Registration  Rights Agreement" means the Registration Rights
Agreement, dated as of the date hereof, between the Company and the Purchasers, substantially in the form attached as Exhibit C hereto, as amended, supplemented and modified from time to time in accordance with the terms thereof.
                "Representatives"   shall   mean   the   employees,   counsel,
accountants and other authorized representatives of the Purchasers.
           "Rights" has the meaning set forth in the preamble to this Agreement. "Rights Offering" means the offering of Rights, shares of Preferred
Stock and Class A Common Stock pursuant to the Rights Offering Registration Statement, with the material terms described in Exhibit D hereto.
           "Rights Offering Expiration Date" shall mean the date on which the subscription period (as the same may be extended for up to 30 days by the Company at the request or with the prior consent of the Purchasers) under the Rights Offering expires.
                  "Rights Offering Prospectus" shall mean the final prospectus included in the Rights Offering Registration Statement for use in connection with the issuance of the Rights (including, without limitation, any prospectus filed pursuant to Rule 424(b) under the Act).
                  "Rights Offering Registration Statement" shall mean the Company's Registration Statement on Form S-1 under the Act or such other appropriate form under the Act, pursuant to which the Rights, the underlying shares of Preferred Stock and shares of Class A Common Stock will be registered pursuant to the Act, with the material terms described in Exhibit D.
                  "SEC" means the Securities and Exchange Commission.
                  "SEC Documents" means the Annual Reports and all documents (including any Annual Reports) filed by the Company with the SEC (including all exhibits and schedules thereto and documents incorporated by reference therein) since January 1, 1997, but shall not include any portion of any document which is not deemed to be filed under applicable SEC rules and regulations.
                  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens
and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business (consistent with past custom and practice) and not incurred in connection with the borrowing of money.
           "Series A Preferred Stock" has the meaning set forth in Section 4.6. "Series B Preferred Stock" has the meaning set forth in Section 4.6. "6% Preferred Stock" has the meaning set forth in Section 4.6. "Shareholders Agreement" means the Shareholders Agreement, dated as of the date hereof, by and among the Company, the persons listed therein and the Purchasers, substantially in the form attached as Exhibit E hereto, as amended, supplemented and modified from time to time in accordance with the terms thereof.
            "Shares" means the shares of Preferred Stock to be purchased by the Purchasers pursuant to Section 2.2.
            "Standby Commitment Amount" has the meaning set forth in
Section 2.2(B).
            "Stockholder Meeting" has the meaning set forth in Section 6.1. "Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, joint venture, association, limited liability company or partnership, joint stock company, trust, unincorporated organization, or other entity analogous to any of the foregoing of which 50% or more of the equity ownership (whether voting stock or comparable interest) is, at the time, owned, directly or indirectly by such Person.
                  "Tax" or "Taxes" means all requisite federal, state, county, local, foreign and other taxes (including income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.
              "13D  Group"  means  any  partnership,   limited  partnership,
syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act).
          "Time of Mailing" means the commencement of the mailing of certificates representing the Rights to the shareholders of the Common Stock.
           "Uranus" has the meaning set forth in the preamble to this Agreement. "Voting Securities" means any securities of the Company entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities.
                  "Year 2000 Data" has the meaning set forth in 4.15(I).

         2.       CLOSING.
                  2.1 Time and Place of the  Closing.  Subject  to the terms and
                      ------------------------------
conditions of this Agreement, the closing of the sale and purchase of the shares of Preferred Stock (including shares purchased upon the expiration of Rights) contemplated hereby (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 A.M., New York time, three Business Days after the Rights Offering Expiration Date, or at such other date as may be agreed to by the parties hereto, assuming that all of the conditions to Closing in Section 3 shall have been satisfied or waived. The "Closing Date" shall be the date the Closing occurs.
                  2.2  Transactions at the Closing.  At the Closing,  subject to
                       ---------------------------
the terms and conditions of this Agreement:
                       (A) The Company shall issue and sell to each Purchaser, and each Purchaser shall purchase, such number of shares of Preferred Stock as are set forth opposite such Purchaser's name on Schedule I at the Purchase Price Per Share.
                       (B) The Company shall issue and sell to the Purchasers and the Purchasers shall purchase from the Company, at the Purchase Price Per Share, a number of shares of Preferred Stock equal to the Standby Commitment Amount. The "Standby Commitment Amount" is an amount equal to the number of shares of Preferred Stock that are not purchased by shareholders pursuant to the exercise of

Rights in the Rights Offering plus the difference between (i) 3,000,000 and (ii) the number of shares of Preferred Stock purchased pursuant to the exercise of Rights in the Rights Offering (up to a maximum amount of 2,500,000 shares of Preferred Stock). Notwithstanding the foregoing, under no circumstance shall the Company be required to issue shares pursuant to this Section 2.2, Sections 6.2 and 6.5 of this Agreement with an aggregate purchase price of more than $50,000,004. It is understood and agreed that, if and to the extent that the Purchasers are required to purchase shares of Preferred Stock pursuant to this
Section 2.2(B), such shares shall be so purchased by each of the Purchasers, severally and not jointly, equal to the product of (i) the aggregate number of shares of Preferred Stock to be purchased pursuant to this Section 2.2(B) and
(ii) the percentage set forth opposite such Purchaser's name on Schedule I (to be adjusted by the Purchasers to eliminate fractional shares).
                       (C) The Company shall deliver to each Purchaser a certificate representing such number of shares of Preferred Stock as determined pursuant to Sections 2.2(A) and (B), each registered in the name of such Purchaser or its nominees, against payment of the Purchase Price Per Share, with respect thereto by wire transfer of immediately available funds to an account or accounts previously designated by the Company.

         3.       CONDITIONS TO THE CLOSING.
            3.1 Conditions  Precedent to the Obligations of the Purchaser.
                ---------------------------------------------------------
The obligations of the Purchasers to be discharged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by each of the Purchasers at or prior to the Closing):
                3.1.1     Compliance by the Company.  All of the terms,
                          -------------------------
covenants and conditions of this Agreement and the Shareholders Agreement to be complied with and performed by the Company and the Existing Shareholders at or prior to the Closing shall have been complied with and performed by such parties in all material respects, and the representations and warranties made by the
Company in this Agreement shall be true and correct at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that are made as of a specific time, which shall be true and correct only as of such time.
                3.1.2     Shareholder Approval.  The sale of the Shares (and the
                          --------------------
Conversion Shares) to the Purchasers pursuant to this Agreement shall have been duly approved by the holders of the Common Stock and other Voting Securities of the Company entitled to vote thereon at the Stockholder Meeting.
                 3.1.3     Rights Offering.  The Rights Offering Registration
                           ---------------
Statement shall have become effective; no stop order suspending the effectiveness of the Rights Offering Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or shall be contemplated by the SEC, and any request on the part of the SEC for additional information shall have been complied with. The Rights Offering Expiration Date shall have occurred.
                    3.1.4     Amendment to Certificate of Incorporation.  At the
                              -----------------------------------------
Stockholder Meeting, the holders of the Common Stock and other Voting Securities of the Company entitled to vote thereon shall have duly approved the amendments in the Certificate of Amendment, such amendment shall have been filed with the Department of State of the State of New York and such amendment shall be in full force and effect.
                     3.1.5     Board of Directors.  The Board of Directors shall
                               ------------------
increase the size of the Board of Directors from seven members to nine members and shall elect two new members who shall take office effective upon the Closing and be designated by the Purchasers (the "Purchaser Designees"). The other seven directors of the Company upon the Closing shall be the existing Board of Directors. At the next annual meeting of shareholders of the Company, the Board of Directors shall nominate the two Purchaser Designees (or any other Person or Persons) in accordance with the Shareholders Agreement for election as directors with terms expiring in 2000 and 2001. Effective upon the Closing, the Board of Directors shall include a number of Purchaser Designees on any committee of that Board of Directors equal to the product of 22% and the total number of directors on such committee (rounded up to the next whole number). Within 20 days of the date of this Agreement, the Purchasers shall deliver a written notice to the Company designating the two Purchaser Designees and shall cause such Purchase Designees to provide to the Company all information required to be disclosed in the Proxy Statement with respect to such designees.
                   3.1.6     Consents.  All consents, approvals, authorizations,
                             --------
orders, registrations, filings and qualifications of or with any (A) Governmental Authority, (B) Nasdaq or any stock exchange on which the securities of the Company are traded and (C) other Persons (whether acting in an individual, fiduciary or other capacity) necessary or required to be made or obtained by the Company, any of its Subsidiaries or the Existing Shareholders for the consummation of the transactions contemplated by this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights Offering Registration Statement or the Registration Rights Agreement, shall have been made or obtained, as the case may be, and shall be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof.
                3.1.7     Hart-Scott-Rodino.  The waiting period under the Hart-
                          -----------------
Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, to the extent applicable.
                3.1.8   Absence  of  Material  Adverse  Effect.   No  event  or
                        --------------------------------------
events shall have occurred after March 31, 1997 that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect (other than any event specifically disclosed in a Quarterly Report or the Draft Form 10-K).
                3.1.9   Nasdaq Listing.  The  Conversion  Shares shall have been
                        --------------
approved for quotation on the Nasdaq by the Nasdaq Stock Market, Inc.
                3.1.10  Stock Price. For any five consecutive trading day period
                        -----------
after the date hereof, the five consecutive trading day average of the closing price of the Class A Common Stock (as reported in the Wall Street Journal) shall not be $12.00 per share or lower.
                3.1.11    Legal Opinions.  The Company shall have furnished to
                          --------------
the Purchasers on the Closing Date the opinions of Jaeckle Fleischmann & Mugel, LLP, special counsel for the Company, and Chamberlain, D'Amanda, Oppenheimer & Greenfield, counsel to Robert Oppenheimer, as Trustee, each dated the Closing Date, and each substantially in the forms attached hereto of Exhibits F and G, respectively.
                3.1.12    Exemption from Special Voting Requirements.  The
                          ------------------------------------------
Board of  Directors  shall have  irrevocably  taken all action  necessary  under
Section 912 of the New York Business Corporation Law to exempt the transactions contemplated by this Agreement, the Registration Rights Agreement and the Shareholders Agreement and any future transactions between the Company and its Subsidiaries, on the one hand, and the Purchasers and their "affiliates" and "associates" (each as defined in such Section 912), on the other hand, from the provisions of such Section 912 and the Purchasers shall have received evidence reasonably satisfactory to it that such action shall have been taken.
                   3.1.13   Officer's Certificate.  The Purchasers shall have
                            ---------------------
received a certificate, dated the Closing Date and signed by the Chairman of the Board of Directors or the President of the Company, certifying that the conditions set forth in this Section 3.1 have been satisfied on and as of such date.
                   3.1.14   Secretary's Certificate.  The Purchasers shall have
                            -----------------------
received a certificate, dated the Closing Date and signed by the secretary or an assistant secretary of the Company, certifying the truth and correctness of attached copies of the Certificate of Incorporation (including amendments thereto), the By-Laws (including amendments thereto), and resolutions of the Board of Directors and the holders of the Common Stock approving the sale of the Shares to the Purchasers, the Rights Offering and the other transactions contemplated hereby (including the execution and delivery of the Shareholders Agreement and the Registration Rights Agreement).
               3.1.15    No Injunction.  There shall be no judgment, injunction,
                         -------------
order or decree enjoining the Company or the Purchaser from consummating the transactions contemplated by this Agreement, the Shareholders Agreement, the Rights Offering Registration Statement or the Registration Rights Agreement to be consummated at or before the Closing.
                   3.1.16    Change of Control.  No Change of Control shall have
                             -----------------
occurred on or after the date of this Agreement and on or prior to the Closing.
           3.2      Conditions Precedent to Obligations of the Company.  The
                    --------------------------------------------------
obligations of the Company to be discharged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Company at or prior to the Closing):
                   3.2.1     Compliance by the Purchaser.  All of the terms,
                             ---------------------------
covenants and conditions of this Agreement to be complied with and performed by the Purchasers in all material respects at or prior to the Closing, shall have been complied with and performed by the Purchasers and the representations and warranties made by the Purchasers in this Agreement, shall be true and correct at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for changes contemplated by this Agreement.
                  3.2.2     Shareholder Approval.  The sale of the Shares to the
                            --------------------
Purchasers pursuant to this Agreement and the Certificate of Amendment shall have
been duly approved by the holders of the Common Stock and other Voting Securities of the Company entitled to vote thereon at the Stockholder Meeting.
                   3.2.3     Consents.  All consents, approvals, authorizations,
                             --------
orders, registrations, filings and qualifications of or with any (A) Governmental Authority and (B) other Persons (whether acting in an individual, fiduciary or other capacity) necessary or required to be made or obtained by the Purchasers for the consummation of the transactions contemplated by this Agreement, the Rights Offering Registration Statement or the Registration Rights Agreement, shall have been made or obtained, as the case may be, and shall be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.
                   3.2.4  Hart-Scott-Rodino.  The waiting period under the Hart-
                          -----------------
Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, to the extent applicable.
                   3.2.5  Nasdaq Listing. The Conversion Shares shall have been
                          --------------
approved for quotation on the Nasdaq by the Nasdaq Stock Market, Inc.
                   3.2.6  No Injunction. There shall be no judgment, injunction,
                          -------------
order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by this Agreement to be consummated at or before the Closing.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Purchasers that, except as disclosed in writing by the Company to the Purchasers in a letter specifically with respect to this Article 4 (the "Disclosure Letter") delivered to the Purchasers on or prior to the date hereof:
                  4.1  Corporate  Existence  and  Power.  (A) The  Company  is a
                       --------------------------------
corporation duly organized, validly existing and subsisting under the laws of the State of New York. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Documents and the Draft Form 10-K, and as currently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.
                        (B) True and complete copies of the Certificate of Incorporation and the By-Laws as in effect on the date hereof have been provided by the Company to the Purchasers. The minute books of the Company contain in all material respects true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the shareholders of the Company.

                  4.2 Power and  Authority.  The Company has the full  corporate
                      --------------------
power and authority to execute and deliver this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement and to perform its obligations under this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement. The execution, delivery and performance by the Company of this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including the Rights Offering) have been duly authorized and approved by the Board of Directors and no further corporate action on the part of the Company or the holders of its securities (other than the actions described in Sections 3.1.2 and 3.1.4, the filing of the Certificate of Amendment under the New York Business Corporation Law and the effectiveness of the Rights Offering Registration Statement pursuant to the Act) is necessary to authorize the execution, delivery and performance by the Company of such agreements or the consummation by the Company of the transactions contemplated hereby and thereby (including the Rights Offering). Subject to shareholder approval, the Board of Directors has duly adopted the Certificate of Amendment. The foregoing authorization and approval by the Board of Directors constitutes prior approval by the Board of Directors of the transaction which resulted in the Purchasers becoming "interested shareholders" within the meaning of Section 912 of the New York Business Corporation Law. As of the Closing Date, future transactions between the Company and its Subsidiaries, on the one hand, and the Purchasers and their "affiliates" and "associates" (each as defined in such Section 912), on the other hand, shall be exempted from the provisions of such Section 912. Each of this Agreement, the Shareholders Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
                  4.3  Affiliate  Transactions.  Except as  disclosed in any SEC
                       -----------------------
Document filed prior to the date hereof, in the Draft Form 10-K or in the Disclosure Letter, the Company and its Subsidiaries have not entered into any transaction or series of transactions with any shareholder, director, officer, employee or Affiliate of the Company other than any transaction (or series of related transactions) not involving amounts in excess of $60,000 and conducted on an arms'-length basis in the ordinary course of business of the Company.
                  4.4 No Contravention,  Conflict,  Breach,  Etc. The execution,
                      -------------------------------------------
delivery and performance of each of this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement by the Company and the Existing Shareholders, the issuance of the Rights and the shares of Preferred Stock upon the exercise thereof by the Company and the consummation of the transactions contemplated hereby and thereby (including the Rights Offering) will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under (or permit any party to terminate all or any provisions of), or result in the creation or imposition of any Encumbrance upon any assets or properties of the Company or of any of its Subsidiaries or cause the Company or any of its Subsidiaries to be required to redeem, repurchase or offer to repurchase any of their respective indebtedness under (A) the certificate of incorporation, the by-laws or other organizational documents of the Company or any of its Subsidiaries, (B) any Law of any Governmental Authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective assets, properties or operations or (C) any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject.
                  4.5  Consents.  No consent,  approval,  authorization,  order,
                       --------
registration, filing or qualification of or with any (A) Governmental Authority,
(B) Nasdaq or any stock exchange on which the securities of the Company are traded or (C) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or any of its Subsidiaries for the execution, delivery and performance by the Company and the Existing Shareholders of this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement and the consummation of the transactions contemplated hereby, except the actions described in Sections 3.1.2, 3.1.4 and 3.1.7 and such approvals as may be required under the Act and state securities laws in connection with the performance by the Company of its obligations under the Registration Rights Agreement.
                  4.6 Capitalization of the Company.  As of the date hereof, the
                      -----------------------------
authorized capital stock of the Company consists of: (A) 10,000,000 shares of Class A Common Stock, par value $0.25 per share, of which 3,143,125 shares are outstanding; (B) 10,000,000 shares of Class B Common Stock, par value $0.25 per share, of which 2,796,555 shares are outstanding; (C) 200,000 shares of six percent (6%) Voting Cumulative Preferred Stock, par value $0.25 per share ("6% Preferred Stock"), of which 200,000 shares are outstanding; (D) 30,000 shares of Preferred Stock, no par value ("No Par Preferred Stock"), of which no shares are outstanding; (E) 1,000,000 shares of 10% Cumulative Convertible Voting Preferred Stock-Series A, par value $0.025 per share ("Series A Preferred Stock"), of which 407,240 shares are outstanding; (F) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, par value $0.025 per share ("Series B Preferred Stock"), of which 400,000 shares are outstanding; and (G) 2,600,000 shares of Blank Check Preferred Stock, of which no shares are outstanding. At the Closing (after giving effect to the Certificate of Amendment), the authorized capital stock of the Company will consist of 20,000,000 shares of Class A Common Stock, those securities described in clauses (B) through (F) of the preceding sentence, 2,633,333 shares of Blank Check Preferred Stock, of which no shares will be outstanding, and 4,166,667 shares of Preferred Stock, of which 4,166,667 shares will be outstanding (assuming the exercise of all Rights). No other class of capital stock of the Company is, or at the Closing will be, authorized or issued. From the date hereof until the Closing, except for the conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Class B Common Stock in accordance with their terms, the Company will not issue any shares of its capital stock. All outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. At the Closing, all of the Shares will be duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. The Rights and the shares of Preferred Stock issuable upon exercise of the Rights have been duly authorized and, when issued and paid for, will be validly issued, fully paid and nonassessable. The Conversion Shares are duly authorized and reserved for issuance upon conversion of the Shares and, when issued in accordance with the Certificate of Amendment, will be validly issued, fully paid and nonassessable. The shareholders of the Company have no preemptive or similar rights with respect to the securities of the Company or which will enable them to subscribe for the Shares. Except as set forth in the Disclosure Letter, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.
         4.7 No Rights Plan. Except for the rights set forth in Article
             --------------
4(a)(C)(ii) of the Certificate of Incorporation, the Company has not adopted a shareholders rights plan, poison pill or similar arrangement.
         4.8 Registration Rights. Except as set forth in the Disclosure
             -------------------
Letter, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights to any Person, whether consistent or inconsistent with the rights to be granted to the Purchasers in the Registration Rights Agreement.
         4.9      Subsidiaries.  The Disclosure Letter sets forth a complete and
                  ------------
accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Except for its Subsidiaries and except as disclosed in any SEC Document filed prior to the date hereof or in the Draft Form 10-K, the Company holds no equity, partnership, joint venture or other interest in any Person. True and complete copies of the certificate of incorporation, by-laws and other organizational documents of the Subsidiaries of the Company as in effect on the date hereof have been provided by the Company to the Purchasers. Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect. All of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through other Subsidiaries of the Company, free and clear of any Encumbrance (other than such transfer restrictions as may exist under federal and state securities laws or any

Encumbrances between or among the Company and/or any Subsidiary of the Company), and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity), other than the Company or any Subsidiary of the Company, to acquire any such capital stock, any additional capital stock or any other securities of any such Subsidiary. There exists no restriction, other than those pursuant to applicable law or regulation, on the payment of cash dividends by any Subsidiary.
                  4.10     SEC Documents.
                           -------------
                 (A) The Company has delivered true and complete copies of all SEC Documents to the Purchasers except for schedules and exhibits thereto and documents incorporated by reference therein.
                 (B) As of its filing date, each SEC Document filed, and each SEC Document that will be filed by the Company prior to the Closing Date, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Exchange Act (i) complied or will comply in all material respects with the applicable requirements of the Exchange Act (except as set forth in the Disclosure Letter) and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
                 (C) Each final registration statement filed with the SEC, and each final registration statement that will be filed with the SEC by the Company prior to the Closing Date, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Act, as of the date such statement or amendment became or will become effective (i) complied or will comply in all material respects with the applicable requirements of the Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).
                     (D) At the time the Proxy Statement is first mailed to the shareholders of the Company, and at the time such shareholders vote on approval of the transactions contemplated hereby, the Proxy Statement, as then amended or supplemented, will comply in all material respects with the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) any statement or omissions included in the Proxy Statement based upon information furnished in writing to the Company by the Purchasers specifically for use therein or (ii) any portion thereof which is not deemed to be filed under applicable SEC rules and regulations.

                     (E) At the time the Rights Offering Registration Statement becomes effective, the Rights Offering Registration Statement, as then amended, will comply in all material respects with the requirements of the Act and will not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading. The Rights Offering Prospectus, at the time the Rights Offering Registration Statement becomes effective and at the Closing Date, will not include an untrue statement or a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 4.10(E) shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Rights Offering Prospectus made in reliance upon or in conformity with the information furnished to the Company in writing by the Purchasers specifically for use in the Rights Offering Registration Statement or in the Rights Offering Prospectus.
                  4.11 Financial Statements.  The audited consolidated financial
                       --------------------
statements and related schedules and notes included in the SEC Documents and the Draft Form 10-K (including, without limitation, the Rights Offering Registration Statement) comply in all material respects with the requirements of the Exchange Act and the Act and the rules and regulations of the SEC thereunder, were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and fairly present in all material respects the financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries (and in the case of the financial statements of net assets to be acquired of the Curtice Burns Vegetable Processing Plant and Food Storage Warehouse and Aunt Nellie's Farm Kitchens, the financial condition, results of operation and cash flows of such assets) at the dates and for the periods presented. The unaudited quarterly consolidated financial statements and the related notes included in the SEC Documents and in the Draft Form 10-K (including, without limitation, the Rights Offering Registration Statement) fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries (and in the case of the financial statements of net assets to be acquired of the Curtice Burns Vegetable Processing Plant and Food Storage Warehouse and Aunt Nellie's Farm Kitchens, the financial condition, results of operation and cash flows of such assets) at the dates and for the periods to which they relate, subject to year-end adjustments (consisting only of normal recurring accruals), and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis consistent with that of the audited financial statements referred to above except as otherwise stated therein.
          4.12     No Existing Violation, Default, Etc.  Neither the Company nor
                   ------------------------------------
any of its Subsidiaries is (A) in violation of any provision of its certificate of incorporation, by-laws or other organizational documents or (B) in violation of any applicable Law, stock exchange rule or regulation, which violation has or would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Letter, no breach, event of default, event that, but for the giving of notice or the lapse of time or both, would constitute an event of default or breach that would result in the loss of a benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, which breach, event of default, or event that has or would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Letter, (i) no event of default, (ii) no event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, and (iii) no event that would require the Company to prepay, redeem, repurchase or offer to repurchase any of its indebtedness exists and (iv) no breach that would result in the loss of a benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries exists under (a) the Amended and Restated Credit Agreement, dated as of September 24, 1997, among the Company, the Banks signatory thereto and The Chase Manhattan Bank, as Agent (the "Credit Agreement"), (b) the Note Agreement, dated as of February 23, 1995, among the Company and The Prudential Insurance Company of America and John Hancock Mutual Life Insurance Company, as
Purchasers, relating to a $75 million 10.78% Series A Senior Note and a $50 million 10.81% Series B Senior Note, (c) the Note Agreement, dated as of September 26, 1997, among the Company, Signature 1A (Cayman), Ltd., by John Hancock Mutual Life Insurance Company, Portfolio Advisor, Mellon Bank, N.A. as Trustee for the Long-Term Investment Trust, Mellon Bank, N.A. as Trustee for NYNEX Master Pension Trust, and CoBank, ACB, as Purchasers, relating to $15 million 9.17% Senior Notes (the "1997 Note Agreement"), (d) the 8% Secured Nonrecourse Subordinated Promissory Note, dated as of February 1, 1995, issued by the Company to Pillsbury, as Payee, and (e) the Master Reimbursement Agreement, dated as of September 15, 1997, between the Company, as borrower, and General Electric Capital Corporation, as lender. No event of default, no event that, but for the giving of notice or the lapse of time or both, would constitute an event of default and no breach that would result in the loss of a benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries exists under the First Amended and Restated Alliance Agreement by and among the Company, Pillsbury and Grand Metropolitan Incorporated, dated December 8, 1994, as amended February 10, 1995 (the "Alliance Agreement"), or the First Amended and Restated Asset Purchase Agreement by and between the Company and Pillsbury, dated December 8, 1994, as amended February 10, 1995.
                  4.13  Licenses and Permits.  The Company and its  Subsidiaries
                        --------------------
have such Licenses as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the SEC Documents and the Draft Form 10-K, and as currently owned or leased and conducted, and all such Licenses are valid and in full force and effect except such Licenses that the failure to have or to be in full force and effect individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice that any violations are being or have been alleged in respect of any such License and no proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke or limit any such License the effect of which would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with their  respective  obligations  under such  Licenses,  with such  exceptions  as individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of such Licenses, except such events as have not had, or would not reasonably be expected to have, a Material Adverse Effect.
                  4.14  Title  to  Properties.   Except  as  set  forth  in  the
                        ---------------------
Disclosure Letter, the Company and its Subsidiaries have sufficient title to all material properties (real and personal) owned by the Company and any such Subsidiary that are necessary for the conduct of the business of the Company and any such Subsidiary as described in the SEC Documents and the Draft Form 10-K and as currently conducted, free and clear of any Encumbrance that may reasonably be expected to materially interfere with the conduct of its business taken as a whole, and all material properties held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases except for such leases the loss of which would not reasonably be expected to have a Material Adverse Effect.
                  4.15  Intellectual  Property.  (A) The Company and each of its
                        ----------------------
Subsidiaries own or are licensed to use all (i) patents, trademarks, trade names, service marks, copyrights and any applications therefor and (ii) trade secrets, know-how, computer software programs and proprietary information, in each case, that are material to the conduct of the business of the Company and the Subsidiaries as described in the SEC Documents and the Draft Form 10-K and as currently conducted (collectively, the "Intellectual Property") free and clear of any material Encumbrance, except for any Encumbrances set forth in the Disclosure Letter.
             (B)       The Disclosure Letter lists (i) all Intellectual Property
described in Section 4.15(A)(i) owned by the Company and any of its Subsidiaries and that has been registered or for which an application for registration has been filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or any similar office in any other country, specifying as to each item, as applicable: (a) the category of Intellectual Property, (b) the jurisdictions in which the item is recognized or registered, or in which any application for registration has been filed, including the registration or application number; and (c) with respect to any trademarks or service marks, the type of goods or services on which such mark is or is intended to be used; and (ii) all material licenses, sublicenses and other agreements ("IP Licenses") under which the Company or any of its Subsidiaries is either a licensor or licensee of any Intellectual Property. A true and complete list of all material documents evidencing Intellectual Property as in effect on the date hereof has been delivered by the Company to the Purchasers.
              (C)       None of the Company, any of its Subsidiaries or, to the
Knowledge of the Company, any other party is in breach of or default under any IP

License. Each IP License is now, and immediately following the consummation of the transactions herein contemplated will be, valid and in full force and effect.
                (D) No litigation is pending or, to the Knowledge of the Company, threatened, that challenges the validity, enforceability or ownership of, or right to use or license, any Intellectual Property.
                (E) No item of Intellectual Property is subject to any outstanding order, ruling, judgment, decree or written agreement restricting the use thereof by the Company or its Subsidiaries except for agreements made in the ordinary course of business of the Company or its Subsidiaries. None of the Company or any Subsidiary has agreed to indemnify any person against any charge of infringement or other violation with respect to any Intellectual Property owned or used by the Company or any Subsidiary except in the ordinary course of business.
                (F) To the Knowledge of the Company, none of the Company or its Subsidiaries has infringed upon or otherwise violated the intellectual property rights of third parties which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries has received any complaint or notice alleging any such infringement or other violation.
                (G) To the Knowledge of the Company, no third party is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Subsidiary.

                 (H) All material patents and registered trademarks and registered copyrights held by the Company or any Subsidiary are valid and subsisting. The Company and its Subsidiaries have taken all necessary action to maintain and protect the Intellectual Property that they own or use other than such actions taken in the ordinary course of business of the Company and its Subsidiaries that would not reasonably be expected to have a material adverse effect on the Intellectual Property.
                 (I) The Company has (i) issued purchase orders to upgrade certain material computer software programs and systems (accounts payable, general ledger and payroll) and (ii) initiated the reprogramming of certain other material computer software programs (order processing systems) (items (i) and (ii) being collectively referred to as "Programs and Systems"), all of which are used by the Company and any Subsidiary so that such Programs and Systems will operate during and after calendar year 2000 A.D. to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap-year calculations (the "Year 2000 Data"). The Company expects to have the Programs and Systems installed, fully tested and operational at March 31, 1999. To the Knowledge of the Company, the computer programs and systems of its major customer, Pillsbury, will be capable of accurately processing the Year 2000 Data. The Company has not finished inquiring of its major customers, suppliers and vendors as to whether such persons' computer systems and programs will be capable of accurately processing the Year 2000 Data. Except for Pillsbury, the Company does not believe that any failure by any single customer, supplier or vendor to accurately process the Year 2000 Data will have a Material Adverse Effect on the Company.
            4.16    Environmental Matters.  Subject to such disclosures as are
                    ---------------------
contained in the SEC Documents and the Draft Form 10-K:
                    (A) The Company and its Subsidiaries and their respective operations and properties, are and have been in compliance with all applicable Environmental Laws except for such failures which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.
                    (B) There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to their knowledge, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws which could reasonably be expected to result in a fine, penalty or other obligation, cost or expense, except such obligations, costs or expenses which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

                     (C) There are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance by the Company or its Subsidiaries with, or which have given rise to, or will give rise to, material liability to the Company or any of its Subsidiaries under Environmental Laws, except any such events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.
                  4.17     Taxes.
                           -----
                           (A) Each of the Company and its Subsidiaries has filed all returns, reports and other forms related to Taxes with respect to the business, activities or assets of the Company or its Subsidiaries (collectively, "Tax Returns") required to be filed. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in the Disclosure Letter, no claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its

         Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.
                           (B)  Each  of the Company and  its Subsidiaries has
         withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.
                           (C) The  Disclosure  Letter  sets forth all federal,
         state, county, local and foreign Tax elections under the Code and other applicable provisions of law that are in effect with respect to the Company and its Subsidiaries for the fiscal year ended March 31, 1998, and the fiscal year beginning April 1, 1998.
                           (D) The  Disclosure  Letter  sets forth the status of
         state, county, local and foreign Tax audits of the Tax Returns of the Company and its Subsidiaries for each fiscal year for which the statute of limitations has not expired, including the amounts of any deficiencies or additions to Tax, interest and penalties that have been made or proposed, and the amounts of any payments made by the Company or any of its Subsidiaries with respect thereto. Each state, county, local and foreign Tax Return filed by or with respect to the Company or any of its Subsidiaries for which the state, county, local or foreign Tax audit has not been completed accurately reflects the amount of its liability for Taxes thereunder and makes all disclosures required by applicable provisions of law.
                           (E)  None of  the  Company  and  its Subsidiaries has
         waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
                           (F)  None  of the Company  and   its Subsidiaries has
         filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
         Section 897(c)(1)(A)(ii). None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. Sec. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.
                           (G) The Disclosure Letter sets forth, as of the most
         recent practicable date, the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary.
                      (H) Based upon preliminary  estimates which are
         subject to adjustment or verification, the unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Such adjustments may be material to the reserve for Tax liability but would not have a Material Adverse Effect on the Company's operating results.
                  4.18 Litigation.  Except as set forth in the Disclosure Letter
                       ----------
in SEC Documents filed with the SEC prior to the date of this Agreement or in the Draft Form 10-K, there are no pending actions, suits, proceedings, arbitrations or investigations against or affecting the Company, any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Company or any such Subsidiary is responsible by way of indemnity or otherwise, that are required under the Exchange Act to be described in such SEC Documents or the Draft Form 10-K (as if it were filed under applicable SEC rules and regulations), that questions the validity of this Agreement, the Shareholders Agreement, the Rights or the Registration Rights Agreement, or that could singly, or in the aggregate, with all such other actions, suits, investigations or proceedings, reasonably be expected to have a Material Adverse Effect and, to the Knowledge of the Company, no such actions, suits, proceedings or investigations are threatened.
                  4.19  Labor  Matters.  Except as set  forth in the  Disclosure
                        --------------
Letter, no labor disturbance by the employees of the Company or any of its Subsidiaries that has had or that could reasonably be expected to have a Material Adverse Effect exists or, to the Knowledge of the Company, is threatened.
                  4.20 Employee Benefits.  (A) Except for the plans set forth in
                       -----------------
the Disclosure Letter (the "Benefit Plans"), there are no employee benefit plans or arrangements of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA")), under which the Company or any of its Subsidiaries has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of Code Sections 414(b), (c), (m) and (o)), any material liability with respect to any current or former employee of the Company, any of its Subsidiaries or any Commonly Controlled Entity. Except as set forth in the Disclosure Letter, no such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)).

                       (B) With respect to each Benefit Plan that is not a multiemployer plan, the Company has delivered or made available to the Purchasers complete and accurate copies of (i) all plan texts and agreements (as amended or modified to date), (ii) all summary plan descriptions and similar material employee communications, (iii) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), (iv) the most recent annual and periodic accounting of plan assets, (v) the most recent determination letter received from the Internal Revenue Service and (vi) the most recent actuarial valuation.
                       (C) With respect to each Benefit Plan that is not a multiemployer plan: (i) such Benefit Plan has been maintained and administered at all times in material compliance with its terms and applicable law and regulation; (ii) to the Knowledge of the Company, no event has occurred and there exists no circumstance under which the Company or any of its Subsidiaries could directly, or indirectly through a Commonly Controlled Entity, incur any material liability under ERISA, the Code or otherwise (other than routine claims for benefits and other liabilities arising in the ordinary course pursuant to the normal operation of such Benefit Plan); (iii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan with respect to which suits the Company or any of its Subsidiaries could incur any material liability; (iv) all contributions and premiums due and owing to any Benefit Plan have been made or paid on a timely basis and no "accumulated funding deficiency", as defined in
Code  Section  412,  has  been  incurred,   whether  or  not  waived;   (v)  all
contributions made under any Benefit Plan have met the requirements for deductibility under the Code, and all contributions that have not been made have been properly recorded on the books of the Company, or a Commonly Controlled Entity thereof in accordance with generally accepted accounting principles; (vi) if such Benefit Plan is intended to be qualified under Code Section 401(a), such Benefit Plan has been determined to be so qualified and each trust created under such Benefit Plan has been determined to be exempt from tax under Code Section 501(a) and no event has occurred since the date of such determinations, including effective changes in laws or regulations or modifications to the Benefit Plans, that would adversely affect such qualification or tax exempt status; and (vii) as of the most recent valuation date, the value of assets under any Benefit Plan subject to Title IV of ERISA exceeded the liabilities of such plan on a projected benefit obligation basis determined using the assumptions used to fund such Plan.
     (D) The Accumulated Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of post-retirement health and medical benefits for current and former employees of the Company and its Subsidiaries, calculated as of March 31, 1997 on the basis of reasonable actuarial assumptions in accordance with generally accepted accounting principles, does not exceed $1,000,000. No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any plan providing health or medical benefits in respect of current or former employees of the Company or its Subsidiaries.
                 (E) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or its Subsidiaries that, individually or collectively, could give rise to the payment by the Company or its Subsidiaries of any amount that would not be deductible pursuant to the terms of Code Section 280G.
                 (F) No employee or former employee of the Company or its Subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.
                  4.21 Contracts.  All of the material  contracts of the Company
                       ---------
or any of  its  Subsidiaries  that  are  required  to be  described  in the  SEC
Documents and the Draft Form 10-K (as if it were filed under applicable SEC rules or regulations) (including, without limitation, the Rights Offering Registration Statement) or to be filed as exhibits thereto are (or will be, as applicable) described in the SEC Documents or the Draft Form 10-K or filed as exhibits thereto and are (or will be, as applicable) in full force and effect. True and complete copies of all such material contracts have been delivered by the Company to the Purchasers. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had, and would not reasonably be expected to, have a Material Adverse Effect.
                  4.22  Contingent  Liabilities.  Except as fully  reflected  or
                        -----------------------
reserved against in the audited financial statements included in the Annual Report or the financial statements included in the Draft Form 10-K, or disclosed in the footnotes contained in such financial statements, the Company and its Subsidiaries had no liabilities (including tax liabilities) at the date of such financial statements, absolute or contingent, that were material either individually or in the aggregate to the Company and its Subsidiaries taken as a whole.
                  4.23 No Material Adverse Effect. Since March 31, 1997: (A) the
                       --------------------------
Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect; (B) the Company and its Subsidiaries have not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (C) except for seasonal changes in outstanding indebtedness under the Credit Agreement and the requirement to reduce all indebtedness under the Credit Agreement to an aggregate amount not in excess of $30 million for a period of 30 consecutive days, there has been no material change in the indebtedness of the Company and its Subsidiaries except for the $15 million increase in long-term indebtedness pursuant to the 1997 Note Agreement, and no change in the capital stock of the Company except for the conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Class B Common Stock in accordance with their terms; (D) except for
(i) the aggregate payment of semiannual dividends in the amount of $11,590.50 on its outstanding shares of 6% Preferred Stock, Series A Preferred Stock and Series B Preferred Stock, and (ii) the aggregate payment of accumulated dividends in the amount of $34,771.50 on such 6% Preferred Stock, Series A Preferred Stock and Series B Preferred Stock that initially accrued on January 1 and July 1, 1996, and January 1, 1997, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock; (E) neither the Company nor any of its Subsidiaries has made (nor does it propose to make) (i) any material change in its accounting methods or practices or (ii) any material change in the depreciation or amortization policies or rates adopted by it, in either case, except as may be required by law or applicable accounting standards; and (F) there has been no event causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect (other than an event or development specifically disclosed in any Quarterly Report or the Draft Form 10-K).
                  4.24  Finder's  Fees.  No  broker,  finder  or other  party is
                        --------------
entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee for the transactions contemplated by this Agreement as a result of the actions of the Company, any of its Subsidiaries, or any of its Affiliates.
                  4.25  Investment  Company.  Neither the Company nor any of its
                        -------------------
Subsidiaries is or, after giving effect to the Closing, will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
                  4.26 Exemption from  Registration;  Restrictions  on Offer and
                       ---------------------------------------------------------
Sale of Same or Similar Securities.  Assuming the representations and warranties
----------------------------------
of the Purchasers set forth in Section 5.5 hereof are true and correct in all material respects, the offer and sale of the Shares and the Conversion Shares made pursuant to this Agreement will be exempt from the registration requirements of the Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Shares, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (B) any action involving a public offering within the meaning of Section 4(2) of the Act, or (C) any action that would require the registration under the Act of the offering and sale of the Shares and the Conversion Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of Shares or Conversion Shares or of securities of the same or a similar class as the Shares or Conversion Shares if as a result the offer and sale of the Shares and Conversion Shares contemplated hereby could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.
                  4.27  Use of  Proceeds.  The net  proceeds  of the sale of the
                        ----------------
Shares will be used by the Company and its Subsidiaries to reduce currently outstanding indebtedness under the Credit Agreement.
                  4.28 Full  Disclosure.  To the  Knowledge of the  Company,  no
                       ----------------
statement by the Company contained in this Agreement, the Disclosure Letter, the SEC Documents, the Draft Form 10-K (including, without limitation, the Rights Offering Registration Statement) or any other documents listed in the Disclosure Letter or on any certificates, notices or consents delivered to the Purchasers in connection with the purchase and sale of the Shares at or prior to the Closing, taken as a whole, in light of the circumstances in which made, contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

         5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

           The Purchasers hereby represent and warrant to the Company that:
                   5.1  Partnership Existence and Power.  Each Purchaser (other
                        -------------------------------
than Uranus) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Uranus is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each Purchaser has all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted.
                   5.2  Power and  Authority.  Each  Purchaser  has  the  full
                        --------------------
corporate or partnership power and authority to execute and deliver this Agreement, the Shareholders Agreement and the Registration Rights Agreement and to perform its obligations under this Agreement, the Shareholders Agreement and the Registration Rights Agreement. The execution, delivery and performance by each Purchaser of this Agreement, the Shareholders Agreement and the Registration Rights Agreement and the consummation by each Purchaser of the transactions contemplated hereby have been duly authorized. Each of this Agreement, the Shareholders Agreement and the Registration Rights Agreement has been duly executed and delivered by each Purchaser and is a valid and binding agreement of each Purchaser, enforceable against such Purchaser in accordance with their respective terms.
                  5.3 No Contravention,  Conflict,  Breach,  Etc. The execution,
                      -------------------------------------------
delivery and performance of each of this Agreement, the Shareholders Agreement and the Registration Rights Agreement by the Purchasers and the consummation of the transactions contemplated hereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the certificate of incorporation, by-laws, partnership agreement or other organizational documents of the Purchasers, (B) any Law of any Governmental Authority having jurisdiction over any Purchaser or
(iii) any agreement to which any Purchasers is a party.
                  5.4  Consents.  No consent,  approval,  authorization,  order,
                       --------
registration, filing, or qualification of or with any (A) Governmental Authority or (B) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Purchasers for the consummation of the transactions contemplated hereby except for compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
                  5.5 Acquisition for Own Account. The Shares and the Conversion
                      ---------------------------
Shares to be acquired by the Purchasers pursuant to this Agreement are being acquired by them for their own account for investment purposes and with no intention of distributing or reselling the Shares and the Conversion Shares in any transaction that would be in violation of the Act or the securities laws of any state, without prejudice, however, to the rights of the Purchasers at all times to sell or otherwise dispose of all or any part of the Shares or the Conversion Shares under an effective registration statement under the Act, under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of the Purchasers' property being at all times within their control, except as otherwise provided by this Agreement. Each of the Purchasers is an "accredited investor" within the definition of Rule 501(a) of Regulation D under the Act. Each Purchaser (A) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares, (B) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement and (C) can bear the economic risk of an investment in the Shares and the Conversion Shares and can afford a complete loss of such investment. Each Purchaser acknowledges receipt of the SEC Documents, the Draft Form 10-K, the Disclosure Letter and all documents delivered in accordance therewith and that it has been afforded the opportunity to ask such questions as it deemed necessary, and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Shares and to obtain such additional information that the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information contained in the SEC

Documents and the Draft Form 10-K. Notwithstanding the foregoing, nothing contained in this Section 5.5 shall affect or be deemed to modify any representation or warranty made by the Company.
           5.6 Third Party  Agreements.  None of the  Purchasers  has any
               -----------------------
contract, arrangement, understanding or agreement with any other Person with respect to any securities of the Company, including but not limited to the transfer or voting of securities or the giving of proxies, and has no current plans or proposals or any contract, arrangement, understanding or agreement with any Person which relate to or would result in a major corporate transaction, including but not limited to the types of transactions described in Item 4 of
Schedule 13D of the Exchange Act, except as provided for in this Agreement, the Registration Rights Agreement and the Shareholders Agreement and except as disclosed in writing to the Company prior to the execution of this Agreement.
           5.7 Finder's Fee. No broker, finder or other party is entitled
               ------------
to receive from the Company or any of its Subsidiaries any brokerage or finder's fee for the transactions contemplated by this Agreement as a result of the actions of the Purchaser.
           5.8      Ownership of Common Stock.  Except as otherwise disclosed in
                    -------------------------
writing to the Company prior to the execution of this Agreement, the Purchasers do not own beneficially (within the meaning of Rule 13d-3 of the Exchange Act) any shares of Common Stock or other Voting Securities of the Company.
                  5.9 Full Disclosure. To the knowledge of the Purchasers,  none
                      ---------------
of the written information provided to the Company by the Purchasers or their Representatives expressly for use in connection with the Proxy Statement and the Rights Offering Registration Statement, taken as a whole, in light of the circumstances in which made, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which made, not materially false or misleading.

         6.       COVENANTS OF THE PARTIES.

                  6.1  Shareholder  Meeting;  Proxy  Material;   Certificate  of
                       ---------------------------------------------------------
Amendment.  The  Company  shall cause a meeting of its  shareholders  to be duly
---------
called and held as soon as practicable, subject to the Company's right to adjourn such meeting at any time or from time to time if in the Board of Directors' good faith judgment such action is desirable to effectuate the transactions contemplated hereunder, for the purpose of voting on (A) the approval of the purchase of the Shares by the Purchasers pursuant to the terms of this Agreement (the "Investment Proposal"), (B) the approval of each of the amendments of the Certificate of Amendment and (C) transacting such other business as may properly come before the meeting or any adjournment thereof (the "Stockholder Meeting"). The Board of

Directors shall recommend approval and adoption of the Investment Proposal and the Certificate of Amendment. In connection with the Stockholder Meeting, the
Company: (A) shall promptly prepare and file with the SEC in accordance with the Exchange Act the Proxy Statement, shall use its best efforts to have the Proxy Statement and/or any amendment or supplement thereto cleared by the SEC and shall thereafter mail to its shareholders as promptly as practicable the Proxy Statement; (B) shall use all best efforts to obtain the necessary approvals by its shareholders of the Investment Proposal and the Certificate of Amendment; and (C) shall otherwise comply with all legal requirements applicable to such meeting. The Company shall make available to the Purchasers prior to the filing thereof with the SEC copies of the preliminary Proxy Statement and any amendments or supplements thereto, shall make any changes therein reasonably requested by the Purchasers insofar as such changes relate to any matters relating to the Purchasers or the description of the transactions contemplated by this Agreement, the Rights Offering, the Certificate of Amendment, the Shareholders Agreement and the Registration Rights Agreement and shall not file any such Proxy Statement or amendments or supplements thereto as to which the Purchaser shall reasonably object.
                  6.2 Rights  Offering.  Under the terms of the Rights Offering,
                      ----------------
the Company shall offer to holders of its Common Stock of record at the Record Date the right to purchase shares of Preferred Stock at the Purchase Price Per Share on the
basis of one right to purchase one-half share of Preferred Stock for every share of Class A Common Stock or Class B Common Stock held. The Company shall, or shall cause its transfer agent to, mail certificates representing the Rights to such holders of Common Stock as promptly as practicable after the Rights Offering Registration Statement becomes effective, and in any event will complete such mailing not later than midnight on the day next succeeding the effective date of the Rights Offering Registration Statement, unless the Purchasers shall consent to a later time in writing. At the Time of Mailing, the Company shall notify each of the Purchasers of such mailing, and the Company shall advise each of the Purchasers daily during the period of such offer of the subscriptions received and of sales. Not later than 10:00 a.m., New York City time, on the first full Business Day following the Rights Offering Expiration Date, the Company will notify each Purchaser by telephone of the total number of shares of Preferred Stock subscribed for by holders of certificates representing the Rights and the resulting amount of unsubscribed shares of Preferred Stock and will continue to confirm such notice as to the amount of unsubscribed shares of Preferred Stock to be purchased by them in accordance with Section 2.2(B) hereto.
            6.3      Rights Offering Registration Statement.
                     --------------------------------------
                (A) The Company shall promptly prepare and file the Rights Offering Registration Statement. Notwithstanding the foregoing, the Company shall not at any time, whether before or after the Rights Offering Registration Statement shall have become effective, file or make any amendment or supplement to the Rights Offering Registration Statement or Rights Offering Prospectus of which the Purchasers have not previously been advised and furnished a copy, or to which the Purchasers shall reasonably object in writing.
                       (B) The Company will use its best efforts to cause the Rights Offering Registration Statement to become effective and will advise the Purchasers immediately, and confirm the advice in writing (i) when the Rights Offering Registration Statement, or any post-effective amendment to the Rights Offering Registration Statement, shall have become effective, or any supplement to the Rights Offering Prospectus or any amended Rights Offering Prospectus shall have been filed, (ii) of the necessity of amending or supplementing the Rights Offering Prospectus or any amended Rights Offering Prospectus in order to then meet the requirements of the Act, (iii) of any request of the SEC for amendment or supplementation of the Rights Offering Registration Statement or Rights Offering Prospectus or the additional information and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Rights Offering Registration Statement or of any order preventing or suspending the use of any preliminary or amended preliminary prospectus, or of the suspension or the qualification of the Rights, the Preferred Stock and the Class A Common Stock for offering for sale in any jurisdiction, or of the institution of any proceeding for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain the lifting thereof as soon as possible, if issued.
                   (C) The Company will deliver to the Purchasers, without charge from time to time until the effective date of the Rights Offering
Registration Statement and thereafter from time to time as requested, as many copies of each preliminary or amended preliminary prospectus and the Rights Offering Prospectus (as supplemented or amended, if the Company shall have made any supplements or amendments to the Rights Offering Prospectus) as the Purchasers may reasonably request. The Company has furnished or will furnish to the Purchasers two copies of the Rights Offering Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Rights Offering Registration Statement becomes effective, and two copies of all exhibits filed therewith or incorporated therein by reference.
                      (D) The Company will use its best efforts to comply with the Act and the Exchange Act and the rules and regulations thereunder so as to permit the continuance of sales of, and dealings in, the Rights, the Preferred Stock and the Class A Common Stock in the Rights Offering under the Act and the Exchange Act. Subject to the provisions of subsection (A) of this Section 6.3, if at any time when a

Rights Offering Prospectus is required to be delivered under the Act (i) an event shall have occurred as a result of which it is necessary to amend or supplement the Rights Offering Prospectus in order to make the statements therein not untrue or misleading or to make the Rights Offering Prospectus comply with the Act or (ii) the proposed offering of the Shares makes it necessary to amend or supplement the Rights Offering Prospectus, the Company promptly will amend or supplement the Rights Offering Prospectus (and if a post-effective amendment to the Rights Offering Registration Statement is necessary in connection therewith, will promptly prepare and file the same) and will use its best efforts to cause the same to become effective as necessary to permit the lawful use of the Rights Offering Prospectus in connection with the distribution of the Preferred Stock.
                   (E) The Company will take the necessary action to qualify the Rights, the Preferred Stock and the Class A Common Stock in connection with the offer and sale thereof by the Company in the Rights Offering, under the laws of such jurisdictions as may be deemed advisable by the Company in respect of the offer to the holders of its Common Stock. The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction. The Company will use its best efforts to comply with state securities and blue sky laws so as to permit the continuance of sales of and dealings in the Rights, the Preferred Stock and the Class A Common Stock in the Rights Offering.
                  6.4  Pre-Closing  Activities.  From and after the date of this
                       -----------------------
Agreement until the Closing, each of the Company and the Purchasers shall act with good faith towards, and shall use its best efforts to consummate, the transactions contemplated by this Agreement, and neither the Company nor the Purchasers will take any action that would prohibit or impair its ability to consummate the transactions contemplated by this Agreement. From the date hereof until the Closing, the Company shall conduct the business of it and its Subsidiaries in the ordinary course and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of the present directors, officers and key employees. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated by this Agreement, without the Purchasers' prior written consent:
                   (A) the Company shall not adopt or propose (or agree to commit to) any change in the Certificate of Incorporation or its By-Laws (except for the Certificate of Amendment) or any shareholders rights plan, poison pill or similar arrangement;
                   (B) the Company shall not, and shall cause each of its Subsidiaries not to, (i) enter into any loan agreement or other financing agreement

(other than any such agreement among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries), (ii) amend or terminate any such existing agreement (except as set forth in the Disclosure Letter), (iii) incur any indebtedness other than (a) seasonal borrowings under the Credit Agreement, (b) other indebtedness incurred in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $1,000,000 and (c) such indebtedness as is set forth in the Disclosure Letter,
(iv) amend or terminate the Alliance Agreement or any agreement entered into or related to such alliance with Pillsbury (except in the manner contemplated in the Disclosure Letter), (v) issue stock or any other shares of capital securities except pursuant to the operation of the Seneca Foods Corporation
Employees' Savings Plan, as in effect on the date hereof, or (vi) initiate, solicit or encourage any inquiries or proposals or offers to purchase any of its securities by any third party;
                           (C) the  Company  shall not,  and shall cause each of
its Subsidiaries not to, enter into any other material agreements, commitments or contracts other than in the ordinary course of business consistent with past practice, or otherwise make any material change in any existing agreement, commitment or arrangement other than in the ordinary course of business consistent with past practice;
                           (D) the Company shall not, and  shall cause  each  of
its

Subsidiaries not to, merge, consolidate or otherwise combine with any Person or sell or otherwise transfer any of the assets of the Company or such Subsidiaries (or the securities of entities holding the same) in one transaction or a series of related transactions other than immaterial asset sales in the ordinary course of business of the Company consistent with past practice;
                           (E) the  Company  shall not,  and shall cause each of
its Subsidiaries not to, acquire any assets of any other Person or Persons (other than in the ordinary course of business of the Company consistent with past practice) or acquire any equity, partnership or other interests in any other Person or Persons, in one transaction or series of related transactions other than any transactions or series of related transactions in an aggregate amount not to exceed $500,000;
                            (F) except for repayments  of  seasonal  borrowings
under the Credit Agreement and scheduled payments of indebtedness, the Company shall not, and shall cause each of its Subsidiaries not to, repay, redeem or repurchase any indebtedness of the Company or any of the Subsidiaries or any shares of capital stock of the Company or to declare or pay any dividends on any shares of capital stock except for aggregate semiannual dividends of $11,590.50 on the outstanding shares of the 6% Preferred Stock, Series A Preferred Stock and Series B Preferred Stock;
                            (G) except  as  set  forth in the Disclosure Letter,
the Company shall not, and shall cause each of its Subsidiaries not to, enter into any transaction with any director, executive officer or Affiliate (other than any transaction among the Company and its wholly-owned Subsidiaries or among any wholly-owned Subsidiaries of the Company) of the Company other than any transaction (or series of related transactions) not involving amounts in excess of $60,000 and conducted on an arm's-length basis in the ordinary course of business of the Company;
                            (H)  the Company shall not, and shall cause each of
its Subsidiaries not to, (i) grant to any employee, officer or director, any option, warrant or other subscription or purchase right with respect to shares of capital stock other than pursuant to the Seneca Foods Corporation Employees' Savings Plan in effect on the date hereof; (ii) grant to any employee any increase in salary or other remuneration not consistent with past practices, grant to any officer or director any increase in salary, bonus incentive compensation, service award or other remuneration or grant to any employee, officer or director any increase in severance or termination pay; (iii) enter into any employment contract or severance arrangement with any officer or director; or (iv) adopt or amend in any respect any of its employee benefit plans except as required by law;
                            (I)   the Company shall, and shall cause each of its
Subsidiaries to, not take or agree to commit to take any action that would make any representation or warranty of the Company hereunder required to be true at and as of the Closing as a condition to the Purchasers' obligations to consummate the transactions contemplated hereby, inaccurate at the Closing;
                       (J) except as permitted by the Credit Agreement and consistent with the Company's operating budget existing on the date hereof, the Company shall not, and shall cause its Subsidiaries not to, agree to expend, commit or otherwise obligate itself to make any capital expenditures; and
                       (K) the Company shall not, and shall cause each of its Subsidiaries not to, (i) agree or commit to do any of the foregoing or (ii) solicit or encourage any proposals from third parties, or enter into any negotiations with any third party or parties, to do any of the foregoing actions described in clauses (B)(iv), (B)(v), (D), (E) and (F).
                  6.5 Option Shares. The Company hereby grants to each Purchaser
                      -------------
the right to purchase prior to the Closing at its election the number of shares of Preferred Stock (the "Option Shares") set forth opposite its name on Schedule I at the Purchase Price Per Share. Any such election to purchase the Option Shares may be exercised by the Purchasers by written notice to the Company setting forth the aggregate number of Option Shares to be purchased and the date of purchase of such shares (which must be prior to the Closing and no earlier than 15 business days after the date of such notice (the "Option Closing Date")). On the Option Closing Date, the Company shall issue and sell to the Purchasers exercising such option, and such Purchasers shall purchase, the number of Option Shares for which such option has been exercised. The Company shall take all actions necessary to effect such sale (including, without limitation, filing a certificate of designation for the Option Shares that is reasonably acceptable to the Purchasers). At such closing, the Company shall deliver to each of the Purchasers exercising such option certificates representing the number of Option Shares for which such Purchaser has exercised its option, each registered in the name of such Purchaser or its nominees, against payment of the Purchase Price Per Share with respect thereto by wire transfer of immediately available funds to an account or accounts previously designated by the Company. Upon the purchase of such Option Shares, the number of Shares to be purchased by each Purchaser hereunder shall be reduced automatically by an amount equal to the Option Shares purchased by such Purchaser under this Section 6.5. The option granted under this Section 6.5 shall expire immediately prior to the Closing.
                  6.6 Hart-Scott-Rodino.  To the extent applicable, whether made
                      -----------------
prior to or after the Closing, the Company and the Purchasers shall make all filings and furnish all information required with respect to the transactions contemplated by this Agreement by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and shall use their best efforts to obtain the early termination of the waiting period thereunder.
                  6.7      Access to Information.  Upon reasonable notice prior
                           ---------------------
to the Closing, the Company shall (and shall cause each of its Subsidiaries to) afford the

Purchasers and their Representatives reasonable access during normal business hours to its properties, books, contracts and records and personnel and advisors (who will be instructed by the Company to cooperate), and the Company shall (and shall cause each of the Subsidiaries to) furnish promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers or their Representatives may reasonably request, provided that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Company's business, and provided, further, that no review pursuant to this
Section 6.7 shall affect or be deemed to modify any representation or warranty made by the Company.
                  6.8 Publicity.  Except as required by law, regulation or stock
                      ---------
exchange requirements, neither (A) the Company nor any of its Affiliates nor (B) the Purchasers or any of their respective Affiliates shall, without the consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In the event that either (i) the Company or any of its Affiliates or (ii) the Purchasers or any of their respective Affiliates are required by law, regulation or stock exchange requirements to make any public announcement or issue any press release, such party or parties agree to consult with the other party or parties, to the extent feasible, as to the content of such public announcement or press release.
                  6.9  Certificates for Shares To Bear Legends.
                       ---------------------------------------

              (A) So long as the Shares or Conversion Shares are not sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 under the Act, the Shares or the Conversion Shares shall bear the following legend by which each holder thereof shall be bound:
                           "THE SHARES  REPRESENTED BY THIS  CERTIFICATE MAY NOT
                  BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR
                  (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER."
                (B) If (i) any of the Shares or Conversion Shares are sold pursuant to an effective Registration Statement or Rule 144 promulgated under the Act, or (ii) the Shares or Conversion Shares may be sold pursuant to Rule 144(k) promulgated under the Act, the Company shall, upon the written request of the holders of the Shares or Conversion Shares and receipt by the Company of evidence reasonably satisfactory to it that such requirement has terminated (including a written opinion of outside counsel with respect to clause (ii) above), issue certificates for such Shares or Conversion Shares that do not bear all or part of the legend described in Section 6.9(A).
                  6.10     Reservation of Shares.  The Company shall at all
                           ---------------------
times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock from time to time.

         7.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  COVENANTS.

                  Notwithstanding any investigation by the Purchasers, the representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder; provided that, the representations and warranties of the parties in Section 4 and Section 5 (other than the representations and warranties set forth in Sections 4.1, 4.2, 4.6, 4.16, 4.17 and 4.20) shall survive only for a period of three years after the Closing Date.

         8.       INDEMNIFICATION.

                  8.1  Indemnification by the Company.  In addition to all other
                       ------------------------------
sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchasers, their partners or stockholders and their respective Affiliates and the respective officers, directors, agents, employees, subsidiaries, partners, advisors, representatives and controlling Persons of each of the foregoing (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") resulting from any legal, administrative or other actions brought by any Person or entity (including actions brought by the Company or any equity or debtholders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the transactions contemplated hereby, or any indemnified party's role therein or in the transactions contemplated hereby (including Liabilities to which an indemnified party may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, any preliminary prospectus, the Rights Offering Registration Statement or the Rights Offering Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided, however, that the Company will not be liable to the extent that such Liability is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of the Purchasers expressly for use in such document); provided, however, that the Company shall not be liable under this Section 8.1 to an indemnified party to the extent (i) that it is finally judicially determined that such Liabilities resulted primarily from the willful malfeasance of such indemnified party or (ii) any Liability arising out of the failure of the parties to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 prior to the Closing; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason other than the immediately preceding proviso, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified Liabilities that shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party.
                  8.2 Notification.  Each indemnified party under this Section 8
                      ------------
will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under Section 8, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such indemnified party unless the Company is materially prejudiced thereby. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at
                         --------   -------
its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the opinion of counsel to such indemnified party, (i) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (ii) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees
--------   -------
and expenses under this Article 8 for more than one firm of attorneys representing the indemnified parties (together, if appropriate, with one firm of local counsel per jurisdiction) in any one legal action or group of related legal actions. The Company shall not be liable for any settlement of such action or proceeding effected without its prior written consent, not to be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the

Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the Company agrees that it shall be liable for any settlement of any proceeding effected without the Company's written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request, and (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. The Company agrees that the Company will not, without the prior written consent of the Purchaser, not to be unreasonably withheld, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to any matter subject to indemnification hereunder unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other indemnified party from all liability arising or that may arise out of such claim, action or proceeding and the Purchasers and each other indemnified party are not obligated to take or forego taking any action, including the payment of money, thereunder. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, under federal and state securities laws, by separate agreement or otherwise.
        8.3      Registration Rights Agreement.  Notwithstanding anything to the
                 -----------------------------
contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

         9.       TERMINATION.
                  9.1 Termination. Subject to Section 9.2, this Agreement may be
                      -----------
terminated at any time prior to the Closing:
            (A) by the Purchasers if (i) the Board of Directors determines not to give, withdraws, modifies or changes its approval or recommendation of the sale of the Shares to the Purchasers or any of the other matters contemplated by Sections 3.1.2 and 3.1.4, (ii) a Change of Control occurs or (iii) the Stockholder Meeting is held to consider the transactions contemplated hereby and the shareholders fail to approve the sale of the Shares to the Purchasers or any of the other matters contemplated by Sections 3.1.2 and 3.1.4;
             (B) by the Purchasers if there has been a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which breach is incurable or has not been cured by the Company within 30 days after written notice from the Purchasers;
             (C) by the Company if there has been a material breach of any representation, warranty, covenant or agreement of the Purchasers contained in this Agreement, which breach is incurable or has not been cured by the Purchasers within 30 days after written notice from the Company;
             (D) by the Purchasers if any one or more of the conditions to the obligation of the Purchasers to close has not been fulfilled as of the scheduled Closing Date;

               (E)       by the Company if any one or more of the conditions to
the obligation of the Company to close has not been fulfilled as of the scheduled Closing Date;
               (F)        by the Company or the Purchasers, if the Closing shall
not have occurred on or before October 30, 1998; provided, however, that the right to terminate this Agreement under this Section 9.1(F) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;
                (G) by the Company or the Purchasers, if any judgment, injunction, order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree becomes final and nonappealable; provided, however, that the party seeking to terminate this Agreement must use all reasonable efforts to remove such judgment, injunction, order or decree; and
                (H)        by mutual written consent of the Company and the
Purchasers.
                  9.2 Expenses. Except as otherwise provided in the Registration
                      --------
Rights Agreement, each party hereto shall bear its own expenses arising out of the drafting, negotiation and execution of this Agreement, the Shareholders Agreement, the Rights Offering Registration Statement and the Registration Rights Agreement and the transactions contemplated herein and therein.
                  9.3 Effect of  Termination.  If this  Agreement is  terminated
                      ----------------------
pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (A) to the extent such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement and (B) that the representation contained in Section 4.24 and the covenants and agreements contained in Sections 6.8, 8.1, 8.2, 9.2, 9.3 and 10 (except Section 10.2) shall survive the termination hereof.

         10.      MISCELLANEOUS.

                  10.1 Performance; Waiver. The provisions of this Agreement may
                       -------------------
be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given by written instrument executed and delivered by the Company and the Purchasers. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision of any other provision or as a waiver of the provision itself.
                  10.2 Extension or Modification of Rights Offering. Without the
                       --------------------------------------------
prior written consent of the Purchasers, the Company will not permit the Rights Offering Expiration Date to be extended or any of the other terms or conditions of the Rights, the Preferred Stock or the offering of the Preferred Stock for subscription as described in the Rights Offering Prospectus to be amended, modified or terminated in any material respect, except that, without such consent, the Company may waive irregularities in the manner of exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Purchasers. At the request of the Purchasers, the Company will extend the Rights Offering Expiration Date, but in no event shall any such extension (i) be made other than with the consent or at the request of the Purchasers or (ii) postpone the Rights Offering Expiration Date to a date more than 30 days later than the date set forth in the Rights Offering Prospectus.

                  10.3  Successors  and Assigns.  All covenants  and  agreements
                        -----------------------
contained in this Agreement by or on behalf of the parties hereto shall bind, and inure the benefit of, the respective successors and assigns of the parties hereto; provided, however, that the rights and obligations of either party hereto may not be assigned without the prior written consent of the other parties, except that prior to the Closing, the Purchasers may assign, with the prior written consent of the Company, not to be unreasonably withheld, all or a portion of their rights and obligations hereunder to an Affiliate of any of the Purchasers or to any Person for whom Carl Marks Management Company, L.P. acts as investment advisor, in which event the Purchasers will be relieved of their obligations hereunder to the extent so assumed by such Affiliate or Affiliates and such Affiliate or Affiliates shall be considered to be included within the term "Purchaser" for all purposes of this Agreement.
                  10.4  Notices.  All notices or other  communications  given or
                        -------
made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in Person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).
                  If to the Company:

                           Seneca Foods Corporation
                           1162 Pittsford-Victor Road
                           Pittsford, New York 14534
                           Telecopy: (716) 385-4249
                           Attention:  Kraig H. Kayser, President and
                                         Chief Executive Officer

                  with a copy to:

                           Jaeckle Fleischmann & Mugel, LLP
                           Fleet Bank Building
                           Twelve Fountain Plaza
                           Buffalo, New York  14202-2292
                           Telecopy: (716) 856-0432
                           Attention: William I. Schapiro, Esq.

                  If to the Purchasers:

                           Carl Marks Strategic Investments, L.P.
                           Carl Marks Strategic Investments II, L.P.
                           Uranus Fund, Ltd.
                           c/o Carl Marks Management Company, L.P.
                           135 East 57th Street
                           New York, New York 10022
                           Telecopy:  (212) 980-2631
                           Attention:  Andrew M. Boas

                  with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Telecopy:   (212) 757-3990
                           Attention: John C. Kennedy, Esq.

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.
                  10.5  Governing  Law.  THIS  AGREEMENT  HAS  BEEN  NEGOTIATED,
                        --------------
EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
                  10.6  Severability.   If  any  term,  provision,  covenant  or
                        ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of the Company and the Purchasers direct that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.
                  10.7 Headings;  Interpretation. The index and section headings
                       -------------------------
herein are for convenience only and shall not affect the construction hereof. References to sections means sections of this Agreement unless the context otherwise requires. References to herein or hereof mean this Agreement.
                  10.8 Entire  Agreement.  This  Agreement  embodies  the entire
                       -----------------
agreement between the parties relating to the subject matter hereof and supersedes any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Purchasers, or between or among any agents, representatives, parents, Subsidiaries, Affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof.
                  10.9  No  Third  Party  Rights.  Except  for  the  indemnified
                        ------------------------
parties, directors and officers described in Article 8 and the rights of such Persons expressly created under Article 8, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any shareholder or debtholder of the Company) other than the parties hereto.
                  10.10   Counterparts.   This  Agreement  may  be  executed  in
                          ------------
counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

                                SENECA FOODS CORPORATION



                                By:  /s/Kraig H. Kayser
                                     --------------------------------
                                Name:   Kraig H. Kayser
                                Title:  President and Chief Executive Officer



                                 CARL MARKS STRATEGIC INVESTMENTS, L.P.

                                 By:  Carl Marks Management Company, L.P.,
                                        its general partner


                                 By:/s/Andrew M. Boas
                                    ---------------------------------
                                 Name: Andrew M. Boas
                                 Title:    General Partner

                                 CARL MARKS STRATEGIC INVESTMENTS II, L.P.

                                 By:  Carl Marks Management Company, L.P.,
                                            its general partner


                                        By: /s/Andrew M. Boas
                                            -------------------------
                                            Name:  Andrew M. Boas
                                            Title: General Partner

                                  URANUS FUND, LTD.

                                  By:  Carl Marks Offshore Management, Inc.,
                                         its Investment Manager



                                        By:  /s/Andrew M. Boas
                                             ------------------------
                                             Name:   Andrew M. Boas
                                             Title:  President

                                   Appendix B













                             SHAREHOLDERS AGREEMENT


                                  BY AND AMONG


                            SENECA FOODS CORPORATION

                                       AND

                            THE PARTIES LISTED HEREIN









                            Dated as of June 22, 1998












Doc#:DS4:313595.8

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I               DEFINED TERMS.........................................2

ARTICLE II              LIMITATIONS ON TRANSFER...............................7
         2.1            General Restrictions on Transfer......................7
         2.2            Certain Permitted Transfers...........................8
         2.3            Tag-Along Right.......................................9

ARTICLE III             RIGHT TO PARTICIPATE IN CERTAIN ISSUANCES OF
                        CAPITAL STOCK   .....................................12
         3.1            Right to Participate in New Issuance.................12
         3.2            Exercise of Right....................................12
         3.3            Closing..............................................13

ARTICLE IV              AGREEMENT OF THE SHAREHOLDERS TO ACT IN
                        FAVOR OF THE STOCK PURCHASE AGREEMENT
                        TRANSACTIONS.........................................13
         4.1            Vote in Favor of the Stock Purchase Agreement
                         Transactions........................................13
         4.2            Renounce and Cease from Transferring the
                          Rights.............................................14

ARTICLE V               CORPORATE GOVERNANCE AND CERTAIN OTHER
                        ACTIONS..............................................14
         5.1            General..............................................14
         5.2            Election of Directors................................14
         5.3            Removal and Replacement..............................14

ARTICLE VI              AFTER-ACQUIRED SECURITIES............................15

ARTICLE VII             STOCK CERTIFICATE RESTRICTIONS.......................16
         7.1            Beneficial Ownership.................................16
         7.2            Liquidated Damages...................................16

ARTICLE VIII            MISCELLANEOUS........................................16
         8.1            Notices..............................................16
         8.2            Authority and Effect of Agreement....................19
         8.3            Action By Written Consent............................20
         8.4            Amendment and Waiver.................................20
         8.5            Specific Performance.................................21
         8.6            Headings.............................................21
         8.7            Severability.........................................21
         8.8            Entire Agreement.....................................21
         8.9            Term of Agreement....................................21
         8.10           GOVERNING LAW........................................22
         8.11           Further Assurances ..................................22
         8.12           Successors and Assigns; Power of Certain
                          Representatives....................................22
         8.13           Counterparts.........................................22

SCHEDULES
         SCHEDULE 8.2   Ownership of Shares

                             SHAREHOLDERS AGREEMENT
                             ----------------------

                  SHAREHOLDERS AGREEMENT, dated as of June 22, 1998 (this "Agreement") by and among the persons listed on the signature pages hereto as
 ---------
Investor Shareholders (the "Investor  Shareholders"),  the persons listed on the
                            ----------------------
signature  pages hereto as Existing  Marks  Shareholders  (the  "Existing  Marks
                                                                 ---------------
Shareholders"),  the persons  listed on the  signature  pages hereto as Existing
------------
Shareholders (the "Existing  Shareholders") and Seneca Foods Corporation,  a New
                   ----------------------
York corporation (the "Company"). The Investor Shareholders,  the Existing Marks
                       -------
Shareholders and the Existing Shareholders are hereinafter referred to, collectively, as the "Shareholders."
                      ------------

                  WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined herein) becomes effective, to distribute to holders of its Class A common stock, par value $.25 per share, of the Company (the "Class A Common Stock") and Class B common stock,
                                --------------------
par value $.25 per share,  of the Company  (the "Class B Common  Stock")  rights
                                                 ---------------------
(the  "Rights")  to  subscribe  for and purchase up to an aggregate of 3,000,000
       ------
shares of the Company's  Convertible  Participating  Preferred  Stock, par value
$.025  per  share  (the  "Preferred   Stock"),  at  a  subscription  price  (the
                          -----------------
"Subscription Price") of $12.00 per share (the "Rights Offering");
 ------------------                             ---------------

                  WHEREAS, the Investor Shareholders and the Company are parties to a Stock Purchase Agreement, dated as of June 22, 1998 (as amended, supplemented or otherwise modified, the "Stock Purchase Agreement"), which
                                            --------------------------
provides for: (i) the sale by the Company to the Investor Shareholders of an aggregate of 1,166,667 shares of the Preferred Stock at an aggregate price of $14,000,004 ($12.00 per share of Preferred Stock) and (ii) the purchase by the Investor Shareholders upon the expiration of the Rights Offering of up to 2,500,000 shares of Preferred Stock, at the Subscription Price, to the extent provided for in the Stock Purchase Agreement; and

                  WHEREAS, a condition to the execution and delivery of the Stock Purchase Agreement was the execution and delivery by the Shareholders and the Company of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                  DEFINED TERMS
                                  -------------

         As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Adjusted Tangible Assets" means all assets of the Company and
                   ------------------------
its subsidiaries on a consolidated basis except (i) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles,
(ii) unamortized debt discount and expense, (iii) accounts, notes and other receivables due from Affiliates, and (iv) write-ups in the book value of any fixed asset resulting from a revaluation thereof effective after the Closing.

                  "Adjusted  Tangible  Net  Worth"  means (i) the net book value
                   ------------------------------
(after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves, which reserves will be determined in accordance with generally accepted accounting principles) at which the Adjusted Tangible Assets are shown on the latest available consolidated balance sheet of the Company on such date minus (ii) the amount at which the liabilities of the Company and its subsidiaries are shown on such consolidated balance sheet (including as liabilities all reserves for contingencies and other potential liabilities as shown on such consolidated balance sheet).

                  "Affiliate"  of any Person means any other Person  directly or
                   ---------
indirectly controlling, controlled by or under common control with such Person. The term "control" means, with respect to any Person, the power to direct or
           -------
cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or
otherwise;   and  the  terms   "controlling"   and  "controlled"  have  meanings
                                -----------          ----------
correlative to the foregoing.

                  "Agreement"  has the meaning set forth in the preamble to this
                   ---------
Agreement.

                  "Board  of  Directors"  means the  Board of  Directors  of the
                   --------------------
Company.

                  "Business Day" means any day other than a Saturday,  Sunday or
                   ------------
day on which the Company's principal offices are not open generally for business.

                  "Charter Documents" means the Certificate of Incorporation and
                   -----------------
the Bylaws of the Company, as amended through the date hereof.

                  "Class  A  Common  Stock"  has the  meaning  set  forth in the
                   -----------------------
preamble to this Agreement.

                  "Class  B  Common  Stock"  has the  meaning  set  forth in the
                   -----------------------
preamble to this Agreement.

                  "Closing"  means the  closing of the sale and  purchase of the
                   -------
shares of Preferred Stock (including shares purchased upon the expiration of Rights) as contemplated by the Stock Purchase Agreement.

                  "Common  Stock"  means  and  includes:  (i) the Class A Common
                   -------------
Stock, (ii) the Class B Common Stock and (iii) each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Common Stock Weighted Average Sale Price" means, when applied
                   ----------------------------------------
to a Proposed Sale, the price obtained by dividing (i) the aggregate consideration to be received from the sale of any shares of Common Stock and any Voting Securities convertible into or exercisable or exchangeable for shares of Common Stock in the Proposed Sale by (ii) the sum of (a) the number of shares of Common Stock to be sold in such Proposed Sale and (b) the number of shares of Common Stock to be received upon conversion, exercise or exchange of any Voting Securities described in clause (i) in accordance with the terms of such Voting Securities.

                  "Company"  has the meaning  set forth in the  preamble to this
                   -------
Agreement.

                  "Company  Special  Meeting" means an annual or special meeting
                   -------------------------
of the shareholders of the Company, called for the purpose of voting on (i) the approval of the purchase of the shares of Preferred Stock by the Investor Shareholders pursuant to the terms of the Stock Purchase Agreement, (ii) the approval of the Certificate of Amendment (as defined in the Stock Purchase Agreement) and (iii) transacting such other business as may properly come before the meeting or any adjournment thereof.

                  "Existing Marks Shareholders" has the meaning set forth in the
                   ---------------------------
preamble to this Agreement.

                  "Existing  Shareholders"  has the  meaning  set  forth  in the
                   ----------------------
preamble to this Agreement.

                  "Individual  Permitted  Transferee"  means, with respect to an
                   ---------------------------------
Existing Shareholder who is an individual or which is a trustee, a Person to whom any of the following Transfers is made:

                                  (i) Transfer  upon the death of such  Existing
         Shareholder or the death  of the  beneficiary  of  such trust  to  such
         Existing  Shareholder's  or  beneficiary's   spouse  or  descendants
         (including adopted children and stepchildren, if any), parents, siblings or descendants of siblings (including adopted children and stepchildren, if any), or to such Existing Shareholder's or beneficiary's executor, administrator or testamentary or inter vivos
                                                                     -----------
         trustee;

                                  (ii) a Transfer to such Existing Shareholder's
         spouse or descendants (including adopted children and stepchildren,  if any), or a trust, the sole income beneficiaries of which, or a corporation, partnership or limited liability company, the sole stockholders, limited and/or general partners or members, as the case may be, of which, include only such Existing Shareholder, such Existing Shareholder's spouse and/or such Existing Shareholder's descendants (including adopted children and stepchildren, if any); or

                                  (iii) a Transfer to the legal guardian of such
         Existing Shareholder, if such Existing Shareholder shall be or become disabled;

provided  that,  in the  event of death or  disability  of any  Person to whom a
--------
Transfer is to be made pursuant to clause (i), (ii) or (iii) above, the term "Individual Permitted Transferee" shall include:
 -------------------------------

                           (x) in the case of such Person's death, such Person's spouse or descendants (including adopted children and stepchildren, if any), or such Person's executor, administrator or testamentary or inter
                                                                           -----
         vivos trustee; and
         -----

                           (y) in the case of such Person's disability, such Person's legal guardian.

                  "Investor Designees" is defined in Section 5.2.
                   ------------------

                  "Investor  Shareholder"  has  the  meaning  set  forth  in the
                   ---------------------
preamble to this Agreement.

                  "Line  of   Business"   means  food   processing,   packaging,
                   -------------------
distribution and canning of fruits and vegetables and other business operations complementary or incidental thereto.

                  "Liquidated Damages Breach" is defined in Section 7.2.
                   -------------------------

                  "Market  Price" means,  per share of Class A Common Stock,  on
                   -------------
any date specified herein: (a) the closing price per share of the Class A Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the average of the reported closing bid and asked prices of the Class A Common
Stock, on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock Exchange selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Company's expense by a nationally recognized appraiser chosen by the Investor Shareholders and approved by the Company, which approval shall not be unreasonably withheld. If no such appraiser is so chosen more than 20 Business Days after notice of the necessity of such calculation shall have been delivered by the Company to the Investor Shareholders, then the appraiser shall be chosen by the Company.

               "NASD" means the National Association of Securities Dealers, Inc.
                ----

               "New Issuance" is defined in Section 3.1.
                ------------

               "Participating  Tag-Along  Shareholder"  is defined in Section
                -------------------------------------
2.3(b).

               "Participating Tag-Along Shares" is defined in Section 2.3(b).
                ------------------------------

               "Permitted  Transferee"  means,  with  respect to any Existing
                ---------------------
Shareholder, a Person to whom or to which such Existing Shareholder is permitted to Transfer Shares pursuant to Section 2.2(a)(i) or (ii).

                  "Person" means any individual, firm, corporation, partnership,
                   ------
limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Preferred Stock" has the meaning set forth in the preamble to
                   ---------------
this Agreement.

                  "Proposed Sale" is defined in Section 2.3(a).
                   -------------

                  "Proposed Sale Price" is defined in Section 2.3(a).
                   -------------------

                  "Proposed Sale Shares" is defined in Section 2.3(a).
                   --------------------

                  "Public  Offering" means any offer for sale of Shares pursuant
                   ----------------
to an effective Registration Statement filed under the Securities Act in which any one Person or 13D Group does not acquire more than 5% of any class of Voting Securities.
                  "Registration  Statement" means a registration statement filed
                   -----------------------
pursuant to the Securities Act.

                  "Rights"  has the  meaning  set forth in the  preamble to this
                   ------
Agreement.

                  "Rights Offering" has the meaning set forth in the preamble to
                   ---------------
this Agreement.

                  "Rights   Offering    Registration    Statement"   means   the
                   ----------------------------------------------
Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights, the underlying shares of Preferred Stock and shares of Class A Common Stock will be registered pursuant to the Securities Act.

                  "Rule 144" means Rule 144 under the Securities Act, or any
                   --------
successor rule.

                  "SEC" means the Securities and Exchange Commission.
                   ---

                  "Securities Act" means the Securities Act of 1933, as amended,
                   --------------
and the rules and regulations of the SEC thereunder.

                  "Selling Shareholder" is defined in Section 2.3(a).
                   -------------------

                  "Shareholders"  has the meaning  set forth in the  preamble to
                   ------------
this Agreement.

                  "Shares"  means,   with  respect  to  any   Shareholder,   all
                   ------
outstanding shares of Common Stock, Preferred Stock and other Voting Securities of the Company, in each case, owned by such Shareholder, whether now owned or hereafter acquired.

                  "Stock  Purchase  Agreement"  has the meaning set forth in the
                   --------------------------
preamble to this Agreement.

                  "Subscription Price" has the meaning set forth in the preamble
                   ------------------
to this Agreement.

                  "Tag-Along Notice" is defined in Section 2.3(a).
                   ----------------

                  "Tag-Along Notice Period" is defined in Section 2.3(b).
                   -----------------------

                  "Tag-Along Price" is defined in Section 2.3(a).
                   ---------------

                  "Tag-Along Shareholders" is defined in Section 2.3(a).
                   ----------------------

                  "Tag-Along Shares" is defined in Section 2.3(b).
                   ----------------

                  "Third Party Purchaser" is defined in Section 2.3(a).
                   ---------------------

                  "13D  Group"  means  any  partnership,   limited  partnership,
                   ----------
syndicate or other "group" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

                  "Transfer" is defined in Section 2.1.
                   --------

                  "Transfer  Restriction  Period" means the period  beginning on
                   -----------------------------
the date hereof and ending on (and including) the date which is the second anniversary of the Closing.

                  "Voting Securities" means the Common Stock, any other
                   -----------------
securities of
the Company entitled to vote generally in the election of directors (including, without limitation, the Six Percent (6%) Voting Cumulative Preferred Stock, par value $0.25 per share, 10% Cumulative Convertible Voting Preferred Stock-Series A, par value $0.025 per share, and 10% Cumulative Convertible Voting Preferred Stock-Series B, par value $0.025 per share), or any securities convertible into or exercisable or exchangeable for such securities (including the Preferred Stock).

                  "Voting  Securities  Weighted Average Sale Price" means,  when
                   -----------------------------------------------
applied to a Proposed Sale, the price obtained by dividing (a) the aggregate consideration to be received from the sale of any Voting Securities in the Proposed Sale by (b) the sum of (i) the number of shares of Common Stock to be sold in the Proposed Sale, (ii) the number of shares of Common Stock to be received upon conversion, exercise or exchange of any Voting Securities to be sold in the Proposed Sale in accordance with the terms of such Voting Securities and (iii) the number of shares of Voting Securities that are not convertible into, exercisable for or exchangeable for shares of Common Stock to be sold in the Proposed Sale.


                                   ARTICLE II

                             LIMITATIONS ON TRANSFER
                             -----------------------

                   2.1  General  Restrictions  on  Transfer.  (a) Each  Existing
                        -----------------------------------
Shareholder agrees that such Existing Shareholder shall not, either directly or indirectly, offer, sell, transfer, assign, mortgage, hypothecate, pledge, create a security interest in or lien upon, encumber, donate, contribute, place in trust, or otherwise voluntarily or involuntarily dispose of (any of the foregoing actions, to "Transfer" and, any offer, sale, transfer, assignment, mortgage, hypothecation, pledge, security interest or lien, encumbrance, donation, contribution, placing in trust or other disposition, a "Transfer") any Shares, or any interest therein, except in a transaction that is specifically permitted by this Agreement.

                    (b) Any attempt to Transfer any Shares, or any interest therein, which is not in compliance with this Agreement shall be null and void ab initio. The Company shall not permit, and shall cause any transfer agent not
---------
to permit, any Transfer of Shares in violation of this Agreement. Neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

                 (c) Notwithstanding any other provision of this Agreement, no Transfer may be made pursuant to this Agreement unless:

                           (i) such Transfer complies in all respects with the applicable provisions of this Agreement and applicable federal and state securities laws, including, without limitation, the Securities Act;

                           (ii) except  in the case of a  Transfer  pursuant  to
         Section 2.2(a)(iv), 2.2(a)(v) or 2.2(c), the Transferee agrees in writing with the Company and the other Shareholders to be bound by the terms and conditions of this Agreement with respect to the Shares Transferred to such Transferee to the same extent as the Existing Shareholder who originally held such Shares is or was bound hereby (whereupon such Transferee shall be entitled to the same rights as such Existing Shareholder who originally held such Shares had with respect to such Shares and shall be deemed to be an Existing Shareholder for all purposes hereunder with respect to such Shares).

       2.2   Certain Permitted Transfers.  (a)  Subject to Sections 2.1(c) and
             ---------------------------
2.2(b), after the Closing each Existing Shareholder may Transfer Shares:

                           (i) if such Existing Shareholder is a trust or individual, to an Individual Permitted Transferee;

                           (ii) with the prior written consent of each of the Investor Shareholders;

                           (iii) after the Transfer Restriction Period, to a Third Party Purchaser in accordance with Section 2.3;

                           (iv) after the Transfer Restriction Period, in an arm's length transaction pursuant to a Public Offering or Rule 144; provided that the aggregate gross proceeds from all Transfers under this clause (iv) shall not exceed the amounts described in clauses
         (x) and (y):

                             (x) as to each Existing Shareholder, the amount of proceeds realized from sales of securities from time to time pursuant to Rule 144 and subject to the limitation as to amount of securities sold specified in paragraph (e) of Rule 144, as in effect on the date hereof, and

                              (y) the aggregate gross proceeds from all Public Offerings shall not exceed an amount calculated on the date of such Public Offering equal to the product of $2,000,000 and an amount equal to (i) the then Market Price of a share of Class A Common Stock divided by (ii) the Market Price of a share of Class A Common Stock on the date hereof; and

                                 (v) to pay estate taxes if (1) any Existing Shareholder, (2) any Individual Permitted Transferee which becomes a shareholder of the Company, (3) any beneficiary of a trust which is an Existing Shareholder, or (4) any Individual Permitted Transferee which is the beneficiary of a trust or estate which becomes a shareholder of the Company dies and estate taxes become due (provided that the aggregate gross proceeds from all Transfers under this clause (v) relating to the death of one individual shall not exceed an amount calculated on the date of Transfer equal to the product of (a)
         $5,000,000 and (b) an amount equal to (x) the then Market Price of a share of Class A Common Stock divided by (y) the Market Price of a share of Class A Common Stock on the date hereof).

                   (b) In the event that any Existing Shareholder wishes to Transfer Shares in a transaction permitted by Section 2.2(a) (other than in clause (iii)), such Existing Shareholder shall give written notice to the Company and the other Shareholders of its intention to make such Transfer not less than 10 days prior to effecting such Transfer, which notice shall state the proposed timing of the Transfer, the name and address of each Permitted Transferee to whom such Transfer is proposed (or in the case of Section 2.2(a)(iv), the aggregate gross proceeds from all prior Transfers pursuant to
Section 2.2(a)(iv) and the aggregate gross proceeds expected to be received from the proposed Transfer) and the number and type of Shares proposed to be Transferred.

                  (c)      Notwithstanding anything contained in this Agreement,
(i) the Seneca Foods Corporation Employees' Pension Benefit Plan may Transfer any Shares and (ii) the Seneca Foods Corporation Employees' Savings Plan may Transfer any Shares in the ordinary course of business consistent with past practice.

                  2.3  Tag-Along  Right.  (a)  After the  Transfer  Restriction
                       ----------------
Period, if any Existing Shareholder or Shareholders (each a "Selling Shareholder and, collectively, the "Selling Shareholders") shall desire to sell any Shares to any Person other than a Permitted Transferee (a "Third Party Purchaser") of such Selling Shareholders (a "Proposed Sale"), then, such Selling Shareholders shall offer the Investor Shareholders and the Existing Marks Shareholders (the "Tag-Along Shareholders") the right to participate in the Proposed Sale with
 -----------------------
respect to a number of Shares determined as provided in this Section 2.3 by sending written notice (the

"Tag-Along Notice") to the Company and the Tag-Along Shareholders,  which notice
 ----------------
shall (i) state the number and type of Shares proposed to be sold in such Proposed Sale by such Selling Shareholders (the "Proposed Sale Shares"), (ii)
                                                   --------------------
state the proposed purchase price per Proposed Sale Share for each type of Proposed Sale Share (each, "a Proposed Sale Price") and all other material terms
                            ---------------------
and conditions of such Proposed Sale and (iii) if applicable, be accompanied by any written offer from the Third Party Purchaser. The "Tag Along Price" shall
                                                          ---------------
mean the higher of the Common Stock Weighted Average Sale Price and the Voting Securities Weighted Average Sale Price.

                     (b) Each Tag-Along Shareholder shall have the right to require the Selling Shareholder to cause the Third Party Purchaser to purchase from such Tag-Along Shareholder at the Tag-Along Price (and otherwise upon the same terms and conditions as those set forth in the Tag-Along Notice) a number of Shares that are Common Stock and/or Preferred Stock owned by such Tag-Along Shareholder determined in accordance with this Section 2.3(b) (such Tag-Along Shareholder's "Tag-Along Shares"); provided that if any Tag-Along Shares are
                -----------------
Preferred Stock, the Tag-Along Price for such Shares shall be appropriately adjusted by multiplying the Tag-Along Price by the number of shares of Common Stock receivable upon conversion of one share of Preferred Stock. Each Tag-Along Shareholder may sell a number of shares of Preferred Stock and/or Common Stock which represents on a fully diluted basis a number of shares of Common Stock not in excess of the product of (i) the total number of Proposed Sale Shares times
(ii) a fraction, the numerator of which is the total number of Shares of Common Stock owned by such Tag-Along Shareholder (assuming the conversion of all shares of Preferred Stock owned by such Tag-Along Shareholder into shares of Class A Common Stock) and the denominator of which is the total number of Shares of Common Stock owned by the Selling Shareholders and the Tag-Along Shareholders (assuming the conversion of all shares of Preferred Stock owned by all Tag-Along Shareholders into Shares of Class A Common Stock). Such right of each Tag-Along Shareholder shall be exercisable by written notice to the Selling Shareholders with copies to the Company given within 10 Business Days after receipt of the Tag-Along Notice (the "Tag-Along Notice Period"), which notice shall state the
                       ------------------------
number and type of Tag-Along Shares that such Tag-Along Shareholder elects to sell in the Proposed Sale, if less than the maximum number of such Tag-Along Shareholder's Tag-Along Shares that it is permitted to sell under this Section 2.3(b); provided that, if such notice shall not state a number of Tag-Along
         --------
Shares, then such Tag-Along Shareholder will be deemed to have elected to sell the maximum number of such Tag-Along Shareholder's Tag-Along Shares. Failure by a Tag-Along Shareholder to
respond within the Tag-Along Notice Period shall be regarded as a rejection of the offer made pursuant to the Tag-Along Notice. Each Tag-Along Shareholder that elects to sell any or all of such Tag-Along Shareholder's Tag-Along Shares is referred to in this Section 2.3 as a "Participating Tag-Along Shareholder" and
                                      -------------------------------------
the number of Tag-Along Shares elected, or deemed to be elected, by such Tag-Along Shareholder to be sold as provided above is referred to in this
Section 2.3 as such Tag-Along  Shareholder's  "Participating  Tag-Along Shares."
                                               -------------------------------
The number of Shares to be sold by the Selling Shareholders in the Proposed Sale shall be reduced by the aggregate number of Participating Tag-Along Shares to be sold pursuant to this Section 2.3 (assuming the conversion of any such Participating Tag-Along Shares that are Preferred Stock into shares of Class A Common Stock) by all Participating Tag-Along Shareholders.

               (c) At the request of the Selling Shareholders made not less than two Business Days prior to the proposed Transfer, a Participating Tag-Along Shareholder shall deliver to the Selling Shareholders certificates representing such Participating Tag-Along Shareholder's Participating Tag-Along Shares, duly endorsed, in proper form for Transfer, together with a limited power-of-attorney authorizing the Selling Shareholders to transfer such Participating Tag-Along Shares to the Tag-Along Purchaser and to execute all other documents required to be executed in connection with such transaction.

               (d) If no Transfer of the Tag-Along Shares in accordance with the provisions of this Section 2.3 shall have been completed within 100 days of the date of the Tag-Along Notice, then the Selling Shareholders shall promptly return to the Participating Tag-Along Shareholder, in proper form, all certificates representing such Participating Tag-Along Shareholder's Participating Tag-Along Shares and the limited power-of-attorney previously delivered by such Participating Tag-Along Shareholder to the Selling Shareholders.

               (e) The closing of the sale of the Participating Tag-Along Shares by the Participating Tag-Along Shareholders shall be held at the same place and time as the closing of the sale by the Selling Shareholders in the Proposed Sale. Promptly after the consummation of the Transfer of the Participating Tag-Along Shares pursuant to this Section 2.3, each Participating Tag-Along Shareholder shall receive (i) the consideration with respect to the Participating Tag-Along Shares so Transferred and (ii) such other evidence of the completion of such Transfer and the terms and conditions (if any) thereof as may reasonably be requested by such Participating Tag-Along Shareholder.

             (f) The provisions of this Section 2.3 shall remain in effect, notwithstanding any return to any Participating Tag-Along Shareholder of Participating Tag-Along Shares as provided in Section 2.3(d).

             (g) Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.3 shall not be applicable to any Transfer proposed to be made by a Selling Shareholder pursuant to Sections 2.2(a)(i), 2.2(a)(ii), 2.2(a)(iv), or 2.2(a)(v).

                                   ARTICLE III

                         RIGHT TO PARTICIPATE IN CERTAIN
                           ISSUANCES OF CAPITAL STOCK
                         -------------------------------

     3.1 Right to  Participate  in New  Issuance.  If the Company determines to
         ---------------------------------------
issue any Voting Securities (other than capital stock to be issued (i) in connection with an employee stock option plan or other bona fide employment compensation arrangement that is approved by the Company's Board of Directors,
(ii) pursuant to a stock split or stock dividend, (iii) pursuant to the exercise of any option, warrant or convertible security theretofore issued, (iv) as consideration in connection with a bona fide acquisition by the Company or any of its subsidiaries, or (v) pursuant to the Rights Offering (each such issuance not excluded by the immediately preceding parenthetical being herein referred to as a "New Issuance")), then the Company shall notify each Investor Shareholder and each Existing Marks Shareholder of the proposed New Issuance. Such notice shall specify the number and class of securities to be issued, the rights, terms and privileges thereof and the estimated price at which such securities will be issued.

     3.2  Exercise  of Right.  By written  notice to the  Company given  within
          ------------------
15 days of being notified of such New Issuance, each Investor Shareholder and each Existing Marks Shareholder shall be entitled to purchase that percentage of the New Issuance determined by dividing (a) the total number of outstanding shares of Class A Common Stock owned by such Investor Shareholder or Existing Marks Shareholder (assuming the conversion of all shares of the Preferred Stock owned by such Investor Shareholder or Existing Marks Shareholder into Class A Common Stock) by (b) the total number of outstanding shares of Class A Common Stock (assuming the conversion of all shares of the Preferred Stock into Class A Common Stock). If any such Investor Shareholder or Existing Marks Shareholder does not fully subscribe for the number or amount of Voting Securities that it is entitled to purchase pursuant to this Article III, the Company shall notify the Investor Shareholders of the same and each Investor Shareholder and Existing Marks Shareholder participating in such purchase to the full extent provided for in the preceding sentence shall have the right to purchase that percentage of the New Issuance not so subscribed for, based on a fraction, the numerator of which is the total number of shares of Class A Common Stock then owned by such fully participating Investor Shareholder or Existing Marks Shareholder (assuming the conversion of all shares of the Preferred Stock owned by such Investor Shareholder or Existing Marks Shareholder into Class A Common Stock) and the denominator of which is the total number of shares of Class A Common Stock then owned by all fully participating Investor Shareholders and Existing Marks Shareholders who elect to purchase such unsubscribed securities (assuming the conversion of all shares of the Preferred Stock owned by all such Investor Shareholders and Existing Marks Shareholders into Class A Common Stock). Such right shall be exercisable within 15 days following the receipt of the notice delivered pursuant to the previous sentence. To the extent the Investor Shareholders and Existing Marks Shareholders do not elect to purchase all of the securities proposed to be offered and sold in the New Issuance, the Company may issue those securities not so subscribed for, provided that such sales are
                                                   --------
consummated within 120 days after the rights of the Investor Shareholders and the Existing Marks Shareholders hereunder have expired or been waived.

     3.3  Closing. The closing of the New Issuance shall be held at such time as
          -------
the Company shall designate in writing to the Investor Shareholders and the Existing Marks Shareholders that elect to purchase securities in the New Issuance pursuant to this Article III not fewer than five Business Days prior to the date of such closing, at the Company's principal offices, or at another place designated by the Company in writing to such Investor Shareholders in such notice.

                                   ARTICLE IV

                          AGREEMENT OF THE SHAREHOLDERS
                          TO ACT IN FAVOR OF THE STOCK
                         PURCHASE AGREEMENT TRANSACTIONS
                         -------------------------------

     4.1    Vote  in  Favor  of  the   Stock  Purchase  Agreement Transactions.
            ------------------------------------------------------------------
 The Existing Shareholders hereby irrevocably and unconditionally agree to vote, or to cause to be voted, all of their Shares at the Company Special Meeting and at any other annual or special meeting of shareholders of the Company where the following matters arise: (a) in favor of the approval and adoption of the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, this Agreement and the Registration Rights Agreement (as defined in the Stock Purchase Agreement) (including, without limitation, the approval of the purchase of shares of Preferred Stock by the Investor Stockholders), (b) the approval of the Certificate of Amendment and (c) against approval of any proposal made in opposition to the matters set forth in clause (a) (which may include (i) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of its subsidiaries, with or involving any party, (ii) any liquidation or winding up of the Company, (iii) any extraordinary dividend by the Company, (iv) any change in the capital structure of the Company (other than pursuant to the Stock Purchase Agreement and the Certificate of Amendment) and (v) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the transactions contemplated by the Stock Purchase Agreement, this Agreement and the Registration Rights Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Stock Purchase Agreement, this Agreement and the Registration Rights Agreement) which would materially and adversely affect the Company or its ability to consummate the transactions contemplated by the Stock Purchase Agreement, this Agreement and the Registration Rights Agreement.

     4.2  Renounce  and Cease from  Transferring  the Rights.  The Existing
          --------------------------------------------------
Shareholders hereby irrevocably and unconditionally agree not to exercise, in whole or in part, any of the Rights granted to such Existing Shareholder pursuant to the terms of the Rights Offering, to subscribe for any shares of Preferred Stock pursuant to the terms of any such Rights or to Transfer any of such Rights (or any interest therein) to any Person.

                                    ARTICLE V
                              CORPORATE GOVERNANCE
                            AND CERTAIN OTHER ACTIONS
                            -------------------------

     5.1 General. Each Existing Shareholder and each Existing Marks Shareholder
         -------
shall vote its Shares at any regular or special  meeting of  shareholders of the
Company, or in any written consent executed in lieu of such a meeting of shareholders, and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Section 5.2 hereof), and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement.

     5.2 Election of  Directors.  After the  Closing,  the Existing Shareholders
         ----------------------
and the Existing Marks Shareholders agree that, except as they may otherwise agree in writing, the number of directors constituting the entire Board of Directors shall be no more than nine and shall include at all times two individuals designated by the Investor Shareholders (the "Investor Designees"). The initial individuals designated by the Investor Shareholders shall be designated in accordance with Section 3.1.3 of the Stock Purchase Agreement.
During the term of this Agreement, the Board of Directors shall nominate a number of individuals designated by the Investor Shareholders for election as directors at each annual meeting such that after such annual meeting (assuming such individuals are elected) at least two individuals on the Board of Directors shall have been designated for election as a director by the Investor
Shareholders in accordance with this Section 5.2. After the Closing, any committee of the Board of Directors shall include at all times a number of Investor Designees equal to the product of 22% and the total number of directors on such committee (rounded up to the next whole number).

     5.3 Removal and  Replacement.   (a) The  Investor  Shareholders  shall  be
         ------------------------
entitled at any time and for any reason (or for no reason) to designate any or all of the Investor Designees on the Board of Directors for removal or to inform the Company that such designees should not be re-nominated for election pursuant to Section 5.2. In such a case, the Board of Directors shall not re-nominate any such director and shall take any action reasonably requested by the Investor Shareholders to effect any requested removal of such a director. Notwithstanding the foregoing, the Board of Directors shall not be obligated to: (i) remove any director if such removal is not permitted by the Charter Documents or (ii) call a special meeting of shareholders to remove such a director.

               (b)  If at any time a vacancy is created on the Board of

Directors by reason of the death, removal or resignation of any Investor Designee, then the Investor Shareholders shall, as soon as practicable thereafter, designate a replacement director and, as soon as practicable thereafter, each of the Existing Shareholders, the Existing Marks Shareholders and the existing Board of Directors shall take action (including, if necessary, the voting of any Shares by the Existing Shareholders and the Existing Marks Shareholders) to elect or cause the election of such replacement director in accordance with Section 5.2.

               (c) If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any of the Investor Designees, then the Board of Directors shall not conduct any business (other than business incident to the designation and election of a replacement director in accordance with this Section 5.3) until a replacement director has been designated by the Investor Shareholders in accordance with Section 5.2; provided that the foregoing restriction on the transaction of business shall terminate on the earlier to occur of (i) the 20th day after the creation of such vacancy and
(ii) the day after the date (following such vacancy) on which the Company has notified the Investor Shareholders in writing that the directors must take action in order to fulfill their fiduciary duties, in each case, if no such replacement director has been designated.


                                   ARTICLE VI

                            AFTER-ACQUIRED SECURITIES
                            -------------------------

     Except as otherwise provided in Section 8.9(b), all of the provisions of this Agreement shall apply to all of the Shares now owned or that may be issued or transferred hereafter to a Shareholder in consequence of any additional issuance,  purchase,  conversion,  exchange  or  reclassification  of any of the
Preferred Stock, Common Stock or other Voting Securities (including without limitation, upon the exercise of any option or warrant), corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by a Shareholder in any other manner, and, in the case of any such event, appropriate adjustment shall be made to any number of Voting Securities hereunder to take account of such event. The provisions of the immediately preceding sentence shall be effective with respect to such Shares without action by any person or entity immediately upon the acquisition by the Shareholder of beneficial ownership of such additional Shares.

                                   ARTICLE VII

                         STOCK CERTIFICATE RESTRICTIONS
                         ------------------------------

          7.1 Beneficial  Ownership.  Each Existing Shareholder agrees to  hold
              ---------------------
as the owner of record any Voting Securities now or hereafter beneficially owned by such Existing Shareholder.

          7.2 Liquidated  Damages.   The Investor  Shareholders and the Existing
              -------------------
Shareholders agree that it would be extremely difficult to calculate the damage to be caused to the Investor Shareholders should any Existing Shareholder breach this Agreement by Transferring any Shares in violation of this Agreement (a "Liquidated Damages Breach"). Accordingly, the Investor Shareholders and the
 --------------------------
Existing Shareholders have made a good faith effort to preestimate the damages, costs, losses and injuries the Investor Shareholders will sustain by reason of such Liquidated Damages Breach. Accordingly, to the extent that the Investor Shareholders do not seek damages or specific performance in accordance with
Section 8.5, the Existing Shareholders agree to pay to the Investor Shareholders 100% of the proceeds received by each Existing Shareholder from any third party as a result of any Transfer constituting any such Liquidated Damages Breach.

          The Existing Shareholders acknowledge that the liquidated damages provided for herein are not a penalty and are not unreasonable or disproportionate to the probable loss to be suffered by the Investor Shareholders in the event of a Liquidated Damages Breach.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

          8.1 Notices.  All  notices  or  other  communications  required  or
              -------
permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

                  If to the Company:
                  -----------------
                  Seneca Foods Corporation
                  1162 Pittsford-Victor Road
                  Pittsford, New York 14534
                  Telecopy:  (716) 385-4249
                  Attention:  Kraig H. Kayser

                  with a copy to:

                  Jaeckle Fleischmann & Mugel, LLP
                  Fleet Bank Building
                  Twelve Fountain Plaza
                  Buffalo, New York  14202-2292
                  Telecopy: (716) 856-0432
                  Attention: William I. Schapiro, Esq.


                  If to the Investor Shareholders:
                  -------------------------------

                  Carl Marks Strategic Investments, L.P.
                  Carl Marks Strategic Investments II, L.P.
                  Uranus Fund, Ltd.
                  c/o Carl Marks Management Company, L.P.
                  135 East 57th Street
                  New York, New York 10022
                  Telecopy:  (212) 980-2631
                  Attention:  Andrew M. Boas

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Telecopy:   (212) 757-3990
                  Attention:  John C. Kennedy, Esq.


                  If to the Existing Marks Shareholders:
                  -------------------------------------

                  CMCO, Inc.
                  Edwin S. Marks

                  Nancy Marks
                  Marjorie Boas
                  135 East 57th Street
                  New York, New York 10022
                  Telecopy:  (212) 985-2630
                  Attention:  Chief Operating Officer of CMCO, Inc.


                  If to the Existing Shareholders:
                  -------------------------------

                  Arthur S. Wolcott
                  1605 Main Street, Suite 1010
                  Sarasota, Florida 34236
                  Telecopy: (941) 954-7508

                  Audrey S. Wolcott
                  1605 Main Street, Suite 1010
                  Sarasota, Florida 34236
                  Telecopy: (941) 954-7508

                  Kraig H. Kayser
                  1162 Pittsford-Victor Road
                  Pittsford, New York 14534
                  Telecopy: (716) 385-4249

                  Susan W. Stuart
                  192 Mulberry Hill Road
                  Fairfield, Connecticut 06430
                  Telecopy: (203) 761-0660

                  Donald Stuart
                  192 Mulberry Hill Road
                  Fairfield, Connecticut 06430
                  Telecopy: (203) 761-0660

                  Kurt Kayser
                  374 Chartley Court South
                  Sarasota, Florida 34232
                  Telecopy: (941) 755-6379

                  Karl Kayser
                  68 Van Woert Road
                  Spencer, New York 14883

                  Marilyn W. Kayser
                  3543 Fair Oaks Lane
                  Longboat Key, Florida 34228
                  Telecopy: (716) 381-4515

                  Robert Oppenheimer, as Trustee of certain Kayser family trusts Chamberlain, D'Amanda, Oppenheimer & Greenfield
                  1600 Crossroads Building
                  2 State Street
                  Rochester, New York 14614
                  Telecopy: (716) 232-3882

                  Mark S. Wolcott
                  6 Mile Post Lane
                  Pittsford, New York 14534

                  Kari Wolcott
                  6 Mile Post Lane
                  Pittsford, New York 14534

                  Bruce S. Wolcott
                  36 Scotland Road
                  Canandaigua, New York 14424
                  Telecopy: (716) 385-4249

                  Constance Wolcott
                  36 Scotland Road
                  Canandaigua, New York 14424
                  Telecopy: (716) 385-4249

                  Grace W. Wadell
                  320 Kent Road
                  Bala Cynwyd, Pennsylvania 19004

                  Aaron Wadell
                  320 Kent Road
                  Bala Cynwyd, Pennsylvania 19004

Any party may, by notice given in accordance with this Section 8.1, designate another address or person for receipt of notices hereunder.

          8.2 Authority and Effect of Agreement. (a) Each Shareholder represents
              ---------------------------------
and warrants to the other parties hereto as follows: (i) such party has all requisite power, authority and legal capacity to enter into this Agreement and perform such party's obligations hereunder; (ii) if such party is a corporation or partnership, the execution and delivery of this Agreement by such party and the performance of such party's obligations hereunder have been duly authorized by all necessary corporate or partnership action, as the case may be, on the part of such party; (iii) as of the date hereof, if such party is a trustee, such Shareholder as trustee owns the number and type of shares set forth on
Schedule 8.2 hereto; (iv) as of the date hereof, such Shareholder beneficially owns or is the beneficiary of a trust which owns the number and type of Shares set forth on Schedule 8.2 hereto; and (v) this Agreement has been duly executed and delivered by and (assuming this Agreement constitutes a valid and binding agreement of the other parties) constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally.
                   (b) Each Existing Shareholder has full legal power, authority and right to vote all of the Shares owned by it on the date hereof in the manner set forth in Articles IV and V hereof, without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement, and as disclosed on
Schedule 8.2, each Existing Shareholder is not a party to any voting agreement with any Person with respect to any of the Shares owned by it on the date hereof, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of such Shares, deposited any of such Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting any of its legal power, authority or right to vote such Shares in the manner set forth in Articles IV and V hereof. From and after the date hereof, the Existing Shareholders will not commit any act that could restrict or otherwise affect such legal power, authority and right to vote the Shares owned by them in the manner set forth in Articles IV and V hereof. Without limiting the generality of the foregoing, from and after the date hereof, the Existing Shareholders will not enter into any voting agreement with any person or entity with respect to any of the Shares owned by them, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of such Shares, deposit any of such Shares into a voting trust or otherwise enter into any agreement or arrangement limiting or affecting their legal power, authority or right to vote such Shares in the manner set forth in Articles IV and V hereof.

          8.3 Action By Written Consent. If, in lieu of  any  annual  or special
              -------------------------
shareholder meeting of the Company, action is taken by written consent, the provisions of this Agreement imposing obligations in respect of or in connection with such shareholder meeting shall apply mutatis mutandis to such action by written consent.

          8.4 Amendment and Waiver.(a) Any amendment, supplement or modification
              --------------------
of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective:

                          (i)  only if it is made or given in writing and signed
by each of the Shareholders; and

                          (ii)  only  in  the  specific  instance  and  for  the
specific purpose for which it was made or given.

                 (b) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

          8.5  Specific  Performance.  The parties  hereto  intend  that each of
               ---------------------
the parties has the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          8.6  Headings.  The  headings  in  this Agreement  are for convenience
               --------
of  reference  only and  shall not limit or otherwise affect the meaning hereof.

          8.7  Severability.  If any one or  more  of  the  provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          8.8 Entire Agreement.  This Agreement  supersedes any other agreement,
              ----------------
whether written or oral, that may have been made or entered into between the parties hereto, and constitutes the entire agreement by the parties hereto, related to the matters specified herein.

          8.9 Term of  Agreement.  (a) This  Agreement  shall  become  effective
              ------------------
upon the execution hereof and shall terminate on the earlier of: (i) the date on which the Stock Purchase Agreement is terminated pursuant to Section 9 of the Stock Purchase Agreement, (ii) after the Closing, the date on which the Investor Shareholders cease to own in the aggregate at least 10% of the outstanding Class A Common Stock (assuming conversion of all shares of Preferred Stock into Class A Common Stock) or (iii) such earlier date as the Shareholders shall unanimously agree in writing to terminate this Agreement.

                   (b) Notwithstanding Section 8.9(a), this Agreement shall terminate permanently as to any Shareholder at such time as such Shareholder no longer owns any Shares.

          8.10 GOVERNING LAW.  THIS  AGREEMENT  HAS  BEEN  NEGOTIATED,  EXECUTED
               -------------
AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          8.11  Further  Assurances.  Each of the parties shall, and shall cause
                -------------------
their   respective  Affiliates  to,  execute  such  instruments  and  take  such
action  as  may be   reasonably   required   or  desirable  to  carry  out  the
provisions hereof and the transactions contemplated hereby.

          8.12  Successors and Assigns; Power of Certain Representatives.
                --------------------------------------------------------
(a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement.

               (b) For the purpose of any notice, consent, waiver, approval or action given or taken hereunder, Carl Marks Management Company, L.P. shall be deemed to be the representative of the Investor Shareholders and any such notice, consent, waiver, approval or action so given or made shall be binding upon the Investor Shareholders.

          8.13 Counterparts. This  Agreement  may  be  executed  in one  or more
               ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have signed and delivered this Agreement as of the date first above written.

                                            COMPANY:
                                            -------

                                            SENECA FOODS CORPORATION


                                            By:/s/Kraig H. Kayser
                                               ---------------------------
                                            Name: Kraig H. Kayser
                                            Title: President and Chief Executive
                                              Officer


                                            INVESTOR SHAREHOLDERS:
                                            ---------------------

                                            CARL MARKS STRATEGIC INVESTMENTS,
                                            L.P.

                                            By:   Carl Marks Management Company,
                                                  L.P.; its general partner


                                             By:/s/Andrew M. Boas
                                                --------------------------
                                             Name:  Andrew M. Boas
                                             Title: General Partner


                                            CARL MARKS STRATEGIC
                                            INVESTMENTS II, L.P.

                                             By: Carl Marks Management Company,
                                                 L.P., its general partner


                                                 By:/s/Andrew M. Boas
                                                    ----------------------
                                                 Name: Andrew M. Boas
                                                 Title:  General Partner

                                      URANUS FUND, LTD.

                                      By: Carl Marks Offshore Management, Inc.,
                                          its Investment Manager


                                      By:/s/Andrew M. Boas
                                         -----------------------------
                                      Name: Andrew M. Boas
                                      Title:President


                                      EXISTING MARKS SHAREHOLDERS:

                                      CMCO, INC.


                                      By:/s/Mark Claster
                                      ---------------------------
                                      Name: Mark Claster
                                      Title:    Managing Director


                                      ------------------------------
                                      Edwin S. Marks


                                      ------------------------------
                                      Nancy Marks


                                      ------------------------------
                                      Marjorie Boas


                                      EXISTING SHAREHOLDERS:


                                      ------------------------------
                                      Arthur S. Wolcott, Individually and
                                      as Trustee

                                      ------------------------------
                                      Audrey S. Wolcott, as Trustee


                                      ------------------------------
                                      Kraig H. Kayser, Individually and as
                                      Trustee for certain Kayser family
                                      trusts


                                      ------------------------------
                                      Susan W. Stuart, Individually and as
                                      Trustee for Alexius Lyle Wadell and
                                      Kyle Aaron Wadell


                                      ------------------------------
                                      Donald Stuart


                                      ------------------------------
                                      Kurt Kayser


                                      ------------------------------
                                      Karl Kayser


                                      ------------------------------
                                      Marilyn W. Kayser


                                      ------------------------------
                                      Robert Oppenheimer, as Trustee of
                                      certain Kayser family trusts


                                      ------------------------------
                                      Mark S. Wolcott, Individually and as
                                      Trustee for Erin Lorraine Wolcott
                                      and Cassandra Jean Wolcott

                                      ------------------------------
                                      Kari Wolcott


                                      ------------------------------
                                      Bruce S. Wolcott, Individually and
                                      as Trustee for Kaitlin Kerr Wolcott,
                                      Michael Stanton Wolcott and Paige
                                      Strode Wolcott


                                      ------------------------------
                                      Constance Wolcott


                                      ------------------------------
                                      Grace W. Waddell, Individually and
                                      as Trustee for Sara Elizabeth
                                      Stuart, Jennifer Grace Stuart and
                                      Donald Arthur Stuart


                                      ------------------------------
                                      Aaron Waddell

                                   Appendix C












                          REGISTRATION RIGHTS AGREEMENT


                                      among


                            Seneca Foods Corporation,
                     Carl Marks Strategic Investments, L.P.,
                   Carl Marks Strategic Investments II, L.P.,
                               Uranus Fund, Ltd.,
                                 Edwin S. Marks,
                                  Nancy Marks,
                                Marjorie Boas and
                                   CMCO, Inc.






                     ---------------------------------------

                            Dated as of June 22, 1998
                     ---------------------------------------

                                TABLE OF CONTENTS

                                                                           Page

1. Background................................................................1

2.       Registration Under Securities Act, etc..............................1
         2.1      Registration on Request....................................1
         2.2      Incidental Registration....................................4
         2.3      Registration Procedures....................................5
         2.4      Underwritten Offerings.....................................9
         2.5      Preparation; Reasonable Investigation.....................10
         2.6      Limitations, Conditions and Qualifications to Obligations
                  under Registration Covenants..............................10
         2.7      Indemnification...........................................11

3.       Definitions........................................................14

4.       Rule 144...........................................................17

5.       Amendments and Waivers.............................................17

6.       Nominees for Beneficial Owners.....................................18

7.       Notices............................................................18

8.       Assignment.........................................................19

9.       Calculation of Percentage Interests in Registrable Securities......19

10.      No Inconsistent Agreements.........................................19

11.      Remedies...........................................................19

12.      Severability.......................................................19

13.      Entire Agreement...................................................20

14.      Headings...........................................................20

15.      Governing Law......................................................20

16.      Counterparts.......................................................20

17.      Termination........................................................20

                  REGISTRATION RIGHTS AGREEMENT, dated as of June 22, 1998, among Seneca Foods Corporation, a New York corporation (the "Company"), Carl Marks Strategic Investments, L.P., a Delaware limited partnership ("CMSI"), Carl Marks Strategic Investments II, L.P., a Delaware limited partnership ("CMSI II"), Uranus Fund, Ltd., a Cayman Islands corporation ("Uranus" and, together with CMSI and CMSI II, the "Purchasers"), Edwin S. Marks, Nancy Marks, Marjorie Boas and CMCO, Inc. ("CMCO" and, together with Edwin Marks, Nancy Marks and Marjorie Boas, the "Existing Shareholders").

                  The parties hereby agree as follows:

                  1. Background.  The Company  proposes,  as soon as practicable
                     ----------
after the Rights Offering Registration Statement becomes effective, to distribute to holders of its Class A Common Stock, par value $.25 per share, of the Company (the "Class A Common Stock") and Class B Common Stock, par value $.25 per share, of the Company (the "Class B Common Stock") rights (the "Rights") to subscribe for and purchase up to an aggregate of 3,000,000 shares of the Company's Convertible Participating Preferred Stock, par value $.025 per share (the "Preferred Stock"), at a subscription price (the "Subscription Price") of $12.00 per share (the "Rights Offering").

                  Pursuant to a Stock Purchase Agreement, dated as of June 22, 1998, among the Company and the Purchasers (as amended, supplemented or otherwise modified, the "Purchase Agreement"), the Purchasers have agreed to purchase from the Company, and the Company has agreed to issue and sell to the
Purchasers: (i) an aggregate of 1,166,667 shares of the Preferred Stock at an aggregate price of $14,000,004 ($12.00 per share of Preferred Stock) and (ii) upon the expiration of the Rights Offering, up to 2,500,000 shares of Preferred Stock, at the Subscription Price, to the extent provided for in the Purchase Agreement ((i) and (ii), collectively, referred to as the "Shares"). The Purchasers would not enter into the Purchase Agreement unless this Registration Rights Agreement were being simultaneously entered into by the Company. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 3.

                  2.       Registration Under Securities Act, etc.
                           ---------------------------------------
                            2.1      Registration on Request.
                                     ------------------------
                     (a)     Request. At any time after the first anniversary of
                             -------
the closing of the purchase of the Shares under the Purchase Agreement, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities holding at least 10% of the Registrable Securities (assuming the conversion of the Shares of any Registrable Securities that are Class B Common Stock into Class A Common Stock) that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities, the Company promptly will give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect, at the earliest possible date, the registration under the Securities Act, of

                   (i)           the Registrable Securities which the
       Company has been so requested to register by such Initiating Holders, and

                   (ii)           all other Registrable Securities
         which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders hereinafter are referred to as the "Selling Holders") by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent necessary to permit the disposition of the Registrable Securities so to be registered.

                       (b)     Registration of Other Securities.  Whenever the
                               --------------------------------
Company shall effect a registration pursuant to this Section 2.1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the Selling Holders of not less than 66-2/3% of all Registrable Securities to be covered by such registration (assuming the conversion of any Registrable Securities that are Class B Common Stock into Class A Common Stock) shall have consented in writing to the inclusion of such other securities.

                       (c)     Registration Statement Form. Registrations under
                               ---------------------------
this Section 2.1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company.

                       (d)     Effective Registration Statement.  A registration
                               --------------------------------
requested pursuant to this Section 2.1 shall not be deemed to have been effected
(i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (unless the failure to so dispose of such Registrable Securities shall be caused solely by reason of a failure on the part of the Selling Holders); provided, that such period need not exceed 135 days, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable solely to the Selling Holders, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than solely by reason of a failure on the part of the Selling Holders.

                         (e)     Selection of Underwriters.  The underwriter or
                                 -------------------------
underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Selling Holders of more than 50% of the Registrable Securities to be included in such registration (assuming the conversion of the Shares of any Registrable Securities that are Class B Common Stock into Class A Common Stock) and shall be reasonably acceptable to the Company.

                         (f)     Priority in Requested Registration.  If the
                                 ----------------------------------
managing underwriter of any underwritten offering shall advise the Company (and the Company shall so advise each Selling Holder of Registrable Securities requesting registration of such advice) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Selling Holders of 66-2/3% of the Registrable Securities requested to be included in such registration (assuming the conversion of any Registrable Securities that are Class B Common Stock into Class A Common Stock), the Company, except as provided in the following sentence, will include in such registration, to the extent of the number and type which the Company is so advised can be sold in such offering, first, Registrable Securities requested to be included in such registration, pro rata (based on the number of Registrable Securities held by each of the Selling Holders) among the Selling Holders requesting such registration, second, all securities proposed to be sold by the
                               ------
Company for its own account,  and third, any Third Party Securities requested to
                                  -----
be included in such registration. Notwithstanding the foregoing, if the total number of Registrable Securities requested to be included in any registration cannot be included, holders of Registrable Securities requesting registration thereof pursuant to Section 2.1, representing not less than 50% of the Registrable Securities with respect to which registration has been requested (assuming the conversion of any Registrable Securities that are Class B Common Stock into Class A Common Stock), shall have the right to withdraw the request for registration of all such Registrable Securities by giving written notice to the Company within 20 days after receipt of the notice from the managing underwriter described above by the Company and, in the event of such withdrawal, such request for all Registrable Securities shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 hereof.

                         (g)     Limitations on Registration Requests.
                                 ------------------------------------
Notwithstanding anything in this Section 2.1 to the contrary, in no event will the

Company be required to (i) effect a registration pursuant to this Section 2.1 within the six-month period occurring immediately subsequent to the effectiveness (within the meaning of Section 2.1(d)) of a registration statement filed pursuant to this Section 2.1, unless a majority of the Disinterested Directors determines that effecting a second registration within the six-month period would not have a material adverse effect on the market price of the Common Stock, or (ii) effect a registration with respect to any class of Registrable Securities pursuant to Section 2.1 covering less than such number of Registrable Securities having an estimated Market Price at the time of such request of at least $5,000,000.

                         (h)     Expenses.  The Selling Holders will pay all
                                 --------
Registration Expenses in connection with any registrations requested pursuant to this Section 2.1, allocated pro rata (based on the number and type of Registrable Securities of each of the Selling Holders included in the registration under this Section 2.1) and the Company will pay all other fees and expenses, if any, incident to the Company's performance of or compliance with
Section 2.1;  provided,  however,  that if a  registration  is  withdrawn  under
Section 2.1(f) or 2.6, then the Company will pay all expenses related to such registration incident to its performance of or compliance with Section 2.1
(including all Registration Expenses); and provided further, that if a registration under Section 2.1 includes any securities other than the
Registrable Securities, the Company will pay all expenses related to such registration incident to its performance of or compliance with this Section 2.1 (including all Registration Expenses other than Fee Expenses) and the Selling Holders will pay all Fee Expenses allocated pro rata (based on the number and type of Registrable Securities of each of the Selling Holders included in the registration under this Section 2.1).

              2.2      Incidental Registration.
                       -----------------------
                         (a)    Right to Include Registrable Securities.  If the
                                ---------------------------------------
Company at any time proposes to register any of its Common Stock or any other class of Registrable Securities or other securities convertible into or exchangeable for shares of its Common Stock or any other class of Registrable Securities under the Securities Act by registration on any form other than Forms S-4 or S-8 (or any successor forms), whether or not for sale for its own account, it will each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof; provided, that prior to the effective date of the registration
          --------
statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement; provided,
                                                                       --------
further,  however,  that if,  at any time  after  giving  written  notice of its
-------   -------
intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to cause such registration to be effected as a registration under Section 2.1, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under
Section 2.1.

                       (b)     Priority in Incidental Registrations.  If the
                               ------------------------------------
managing underwriter of any underwritten offering shall inform the Company by letter of its opinion that the number or type of Registrable Securities and Third Party Securities requested to be included in such registration would materially adversely affect such offering, and the Company has so advised the Requesting Holders in writing, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities requested to be included in such registration pursuant to this Agreement, pro rata (based on the number of Registrable Securities requested to be included therein by each Selling Holder) among such Selling Holders and third, any Third Party Securities.

                        (c)     Expenses. The Company will pay all fees and
                                --------
expenses incident to its performance of or compliance with this Section 2.2 (other than Fee Expenses) and the Requesting Holders will pay all Fee Expenses, allocated pro rata (based on the number and type of Registrable Securities of each of the Requesting Holders included in the registration under this Section 2.2); provided, however, that if any Registrable Securities are withdrawn from a registration pursuant to Section 2.2(a) or (b), then the Company shall pay all Fee Expenses related to such Registrable Securities.

                     (d)     Pillsbury Registration.  Notwithstanding anything
                             ----------------------
contained herein to the contrary, the Purchasers shall have no rights to participate in any registration of the Company's securities occurring at the request of The Pillsbury Company ("Pillsbury") pursuant to the terms of the Purchase and Registration Rights Agreement, dated as of March 15, 1996, as amended, between the Company and Pillsbury.

              2.3      Registration Procedures.  If and whenever the Company
                       -----------------------
is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will, as expeditiously as possible:

                               (i) prepare and (within 90 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(b), Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective in accordance with Section 2.1(d)(i) hereof and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 135 days;

                               (iii) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                            (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                               (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the reasonable opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                             (vi)   furnish at the effective date of such
         registration statement to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of:

                  (x) an opinion of counsel for the Company, dated the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, and

                    (y)  a "comfort" letter signed by the independent
                    public   accountants   who  have  certified  the
                    Company's financial statements included or incorporated by reference in such registration statement,

         covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the underwriters may reasonably request;

                    (vii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                       (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months after the effective date of such registration statement), an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                       (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

                    (x) use its best efforts to cause all Registrable Securities covered by such registration statement either (a) to be listed on any national securities exchange on which Registrable Securities of the same class covered by such registration statement are then listed or (b) to be approved for quotation on the NASDAQ National Market or any other over the counter market on Registrable Securities of the same class covered by any such registration statement are then quoted, and, if no such Registrable Securities are so listed or quoted, either (x) on any national securities exchange on which the Common Stock is then listed or (y) approved for quotation on the NASDAQ National Market or any other over the counter market on which the Common Stock is then quoted.

                     (xi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company (i) such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and (ii) if requested by the Company, an executed custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the Registrable Securities to be registered pursuant to this Agreement.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                2.4      Underwritten Offerings.
                         ----------------------
                          (a)     Requested Underwritten Offerings. If requested
                                  --------------------------------
by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7 or such other indemnities as are customarily received by underwriters in public offerings of similar securities. The holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

                           (b)     Incidental Underwritten Offerings. If the
                                   ---------------------------------
Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 2.2(b). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by applicable law.

              2.5      Preparation; Reasonable Investigation. In connection with
                       -------------------------------------
the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such registration statement, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

              2.6      Limitations, Conditions and Qualifications to Obligations
                       ---------------------------------------------------------
under  Registration  Covenants.  The Company shall be entitled to postpone for a
------------------------------
reasonable period of time (but not exceeding 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 2.1 written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, holders of Registrable Securities requesting registration thereof pursuant to Section 2.1, representing not less than 50% of the Registrable Securities with respect to which registration has been requested, shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 hereof.

               2.7      Indemnification.
                        ---------------
                       (a)     Indemnification by the Company.  The Company
                               ------------------------------
will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1 or 2.2, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act or the Exchange Act, and their respective directors, officers, partners, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, agent, affiliate and controlling Person for any reasonable legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not
                                   --------  -------
be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; provided,
                                                                       --------
further,  that the  Company  shall not be liable in any such case to the  extent
-------
that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement of any material fact contained in any such registration statement, preliminary prospectus, final prospectus or summary prospectus contained therein or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading in a prospectus or prospectus supplement, if such untrue statement or omission is completely corrected in an amendment or supplement to such prospectus or prospectus supplement, the seller of the Registrable Securities has an obligation under the Securities Act to deliver a prospectus or prospectus supplement in connection with such sale of Registrable Securities and the seller of Registrable Securities thereafter fails to deliver such prospectus or prospectus supplement as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage or liability after the Company has furnished such seller with a sufficient number of copies of the same. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or underwriter or any such director, officer, partner, agent, affiliate or controlling person and shall survive the transfer of such securities by such seller or underwriter.

                     (b)     Indemnification by the Sellers.  As a condition to
                             ------------------------------
including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.7(a)) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party
             --------   -------
under this Section 2.7(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                      (c)     Notices of Claims, etc.  Promptly after receipt by
                              ----------------------
an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.7(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that
                                                         --------  -------
the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at
                         --------   -------
its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees
--------   -------
and expenses under this Section 2.7 for more than one firm of attorneys representing the indemnified parties (together, if appropriate, with one firm of local counsel per jurisdiction) in any one legal action or group of related legal actions. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 2.7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without the indemnifying party's written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the indemnifying party of the aforesaid request, and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

                      (d)     Contribution.  If the indemnification provided for
                              ------------
in this Section 2.7 shall for any reason be held by a court to be unavailable to an indemnified party under Section 2.7(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 2.7(a) or (b), the indemnified party and the indemnifying party under Section 2.7(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the sellers or prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such sellers or prospective sellers from the offering of the securities covered by such registration statement, provided, that for purposes of this Section 2.7(d), the
                         --------
amounts required to be contributed by the sellers or prospective sellers of Registrable Securities shall not exceed the amount of proceeds received by such sellers or prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such sellers or prospective sellers' obligations to contribute as provided in this Section 2.7(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint.

                       (e)        Indemnification Payments.  The indemnification
                                  ------------------------
and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  3. Definitions.  As used herein,  unless the context otherwise
                     -----------
requires, the following terms have the following respective meanings:

                  "Commission"  means the Securities and Exchange  Commission or
                   ----------
any other federal agency at the time administering the Securities Act.

                  "Class A Common Stock" is defined in Section 1.
                   --------------------
                  "Class B Common Stock"is defined in Section 1.
                   --------------------

                  "Common Stock" shall mean and include:  (i) the Class A common
                   ------------
stock, par value $.25 per share, of the Company, (ii) the Class B common stock, par value $.25 per share, of the Company, and (iii) each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Disinterested   Director"   means,   with   respect   to  any
                   ------------------------
transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

                  "Exchange Act" means the  Securities  Exchange Act of 1934, as
                   ------------
amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

                  "Fee  Expenses"   means,   with  respect  to  any  Registrable
                   -------------
Securities included in a registration, all registration and filing fees with the Commission, all filing fees of the New York Stock Exchange, Inc., other national securities exchanges or the National Association of Securities Dealers, Inc., and all filing fees to comply with securities or blue sky laws which relate solely to such Registrable Securities.

                  "Initiating Holder" is defined in Section 2.1.
                   -----------------

                  "Market  Price" means,  per share of Class A Common Stock,  on
                   -------------
any date specified herein: (a) the closing price per share of the Class A Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the average of the reported closing bid and asked prices of the Class A Common
Stock, on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock

Exchange selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Company's expense by a nationally recognized appraiser chosen by the Purchasers and approved by the Company, which approval shall not be unreasonably withheld. If no such appraiser is so chosen more than 20 days after notice of the necessity of such calculation shall have been delivered by the Company to the Purchasers, then the appraiser shall be chosen by the Company.

                  "NASD" means National Association of Securities Dealers, Inc.
                   ----

                  "Person" means any individual, firm, corporation, partnership,
                   ------
limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind and shall include any successor (by merger or otherwise) of such entity.

                  "Pillsbury" is defined in Section 2.2(d).
                   ---------

                  "Preferred Stock" is defined in Section 1.
                   ---------------

                  "Purchase Agreement" is defined in Section 1.
                   ------------------

                  "Registrable Securities" means (i) any Shares, (ii) any shares
                   ----------------------
of Common Stock issuable upon conversion of the Shares, (iii) any other shares of Common Stock or Voting Securities beneficially owned by any Purchaser or Existing Shareholder (whether owned on the date hereof or hereafter acquired) and (iv) any securities of the Company issued or issuable with respect to any of the securities described in clauses (i), (ii) or (iii) by way of a dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reconstitution or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act,
(c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of such distribution under the Securities Act or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 9.

                  "Registration Expenses" means with respect to any registration
                   ---------------------
under Section 2, all Fee Expenses with respect to Registrable Securities included in such registration, all reasonable printing, messenger and delivery expenses incurred in such registration, the reasonable fees and disbursements of counsel for the Company and of its independent public accountants incurred in such registration, including the reasonable expenses of "comfort" letters required by or incident to such performance and compliance, any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities) and the reasonable fees and expenses of one counsel to the Selling Holders incurred in such registration (selected by Selling Holders representing at least 50% of the Registrable Securities covered by such registration).

                  "Requesting Holder" is defined in Section 2.2.
                   -----------------

                  "Rights" is defined in Section 1.
                   ------

                  "Rights Offering" is defined in Section 1.
                   ---------------

                  "Rights   Offering    Registration    Statement"   means   the
                   ----------------------------------------------
Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights, the underlying shares of Preferred Stock and shares of Class A Common Stock will be registered pursuant to the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended,
                   --------------
or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

                  "Selling Holder" is defined in Section 2.1.
                   --------------

                  "Shares" is defined in Section 1.
                   ------

                  "Subscription Price" is defined in Section 1.
                   ------------------

                  "Third Party  Securities"  means any securities  included in a
                   -----------------------
registration statement requested under Section 2.1 or 2.2, other than (i) Registrable Securities, and (ii) securities to be sold by the Company for its own account.

                  "Voting  Securities"  means  any  securities  of  the  Company
                   ------------------
entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities.

                  4. Rule 144.  The Company  shall take all  actions  reasonably
                     --------
necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  5. Amendments and Waivers.  This Agreement may be amended with
                     ----------------------
the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 66-2/3% of the Registrable Securities (assuming conversion of the Shares of any Registrable Securities that are Class B Common Stock into Class A Common Stock) affected by such amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent. If the Securities Act is amended or new regulations are adopted thereunder, to permit company registration such that the Company would not be able to grant the holders of Registrable Securities the right to register and resell their Registrable Securities in the manner contemplated under this Agreement on the date of its execution, then the parties hereto agree to negotiate in good faith to amend this Agreement to grant such holders of Registrable Securities substantially equivalent rights to those that were provided on the date of this Agreement.

                  6.  Nominees  for  Beneficial  Owners.  In the event  that any
                      ---------------------------------
Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the

Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

           7. Notices.  All  notices,  demands  and other  communications
              -------
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

              (a) if to any Purchaser, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as they shall have furnished to the Company in writing in the manner set forth herein;

              (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing in the manner set forth herein, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

              (c) if to the Company, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding in the manner set forth herein.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by a courier, if delivered by overnight courier service; three business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  8. Assignment.  This Agreement shall be binding upon and inure
                     ----------
to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and permitted assigns and, with respect to the Purchaser, any holder of any Registrable Securities, subject to the provisions respecting the minimum amount of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. Except by operation of law, this Agreement may not be assigned by the Company without the prior written consent of the holders of 66-2/3% of the Registrable Securities outstanding at the time such consent is requested.

         9.       Calculation of Percentage Interests in Registrable Securities.
                  -------------------------------------------------------------
For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of Registrable Securities outstanding at the time such calculation is made. If there is more than one class of Registrable Securities, then each reference to a percentage of the Registrable Securities shall mean a percentage of each class of the Registrable Securities.

         10.      No Inconsistent Agreements. The Company will not hereafter
                  --------------------------
enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into any agreement with respect to its securities which grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with an incidental registration of such securities equal or higher priority to the rights granted to the Purchaser under this Section 2.

         11.      Remedies.  Each  holder  of  Registrable  Securities,  in
                  --------
addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        12.       Severability.  In the  event  that any one or more of the
                  ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchaser shall be enforceable to the fullest extent permitted by law.

        13.       Entire  Agreement.  This  Agreement,  together  with  the
                  -----------------
Purchase Agreement (including the exhibits and schedules thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement (including the exhibits and schedules thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

        14.       Headings.   The  headings  in  this   Agreement  are  for
                  --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        15.       Governing  Law.  This  Agreement  has  been   negotiated,
                  --------------
executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

        16.       Counterparts. This Agreement may be executed in any number
                  ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

       17.        Termination. Upon termination of the Purchase Agreement in
                  -----------
accordance with Section 9 thereof, this Agreement shall terminate automatically.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

                             SENECA FOODS CORPORATION


                             By:    /s/ Kraig H. Kayser
                                    --------------------------
                             Name:  Kraig H. Kayser
                             Title: President and Chief Executive Officer


                             CARL MARKS STRATEGIC INVESTMENTS, L.P.

                             By:  Carl Marks Management Company, L.P.,
                                    its general partner


                             By:   /s/Andrew M. Boas
                                   ---------------------------
                             Name: Andrew M. Boas
                             Title: General Partner

                             CARL MARKS STRATEGIC INVESTMENTS II, L.P.

                             By:  Carl Marks Management Company, L.P.,
                                    its general partner
                             By:  /s/Andrew M. Boas
                                  ----------------------------
                             Name: Andrew M. Boas
                             Title: General Partner

                             URANUS FUND, LTD.

                             By:   Carl Marks Offshore Management Company, L.P.,
                                          its Investment Manager
                             By:   /s/Andrew M. Boas
                                   ---------------------------
                             Name: Andrew M. Boas
                             Title:   President

                             /s/Edwin S. Marks
                             --------------------------
                             Edwin S. Marks


                             /s/Nancy Marks
                             --------------------------
                             Nancy Marks


                             /s/Marjorie Boas
                             --------------------------
                             Marjorie Boas



                             CMCO, INC.



                             By:    /s/Mark Claster
                                    --------------------
                             Name:  Mark Claster
                             Title: Managing Director



                                   Appendix D


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SENECA FOODS CORPORATION

                 ----------------------------------------------
                            Under Section 805 of the
                            Business Corporation Law
                 ----------------------------------------------


                  We, the undersigned, being the President and Secretary of SENECA FOODS CORPORATION, do hereby certify as follows:

FIRST:            The name of the Corporation is SENECA FOODS CORPORATION.  The name under which the Corporation was formed is SENECA GRAPE JUICE
CORPORATION.

SECOND:           The certificate of incorporation of the Corporation was filed by the Department of State on August 17, 1949.

THIRD:            The certificate of incorporation of the Corporation hereby is amended to:

                  (a) Increase the number of authorized shares of Class A Common Stock, $0.25 par value per share from ten million (10,000,000) shares to twenty million (20,000,000) shares; and

                  (b) Increase the number of authorized shares of Preferred Stock with $.025 par value, Class A from four million (4,000,000) shares to eight million two hundred thousand (8,200,000) shares.

                  To  accomplish   this,   Article  3  of  the   certificate  of
incorporation, hereby is amended to read in its entirety as follows:

                  (a) The Capital Stock of the Corporation shall consist of twenty million (20,000,000) shares of Class A Common Stock of the par value of $0.25 each; ten million (10,000,000) shares of Class B Common Stock of the par value of $0.25 each; two hundred thousand (200,000) shares of Six Percent (6%) Voting Cumulative Preferred Stock of the par value of $0.25 each; thirty thousand (30,000) shares of Preferred Stock Without Par Value, to be issued in series by the Board of Directors, pursuant to the provisions of Article 4, Section (c) hereof, subject to the limitations prescribed by law; and eight million two hundred thousand (8,200,000) shares of Preferred Stock with $.025 par value, Class A, to be issued in series by the Board of Directors pursuant to the provisions of Article 4, Section (d) hereof, subject to the limitations prescribed by law.

FOURTH:          Article 4, paragraph (a)(C) of the certificate of incorporation of the Corporation hereby is amended as follows:

                  (a) The definition of "Person" in paragraph (a)(C)(ii) hereby is amended to read in its entirety as follows:

                  As used in this Article 4(a)(C), "Person" shall include one or more persons or entities who act or agree to act in concert with respect to the acquisition or disposition of Class B Common Stock or with respect to proposing or effecting a plan or proposal to (a) a merger, reorganization or liquidation of the Corporation or a sale of a material amount of its assets, (b) a change in the Corporation's Board of Directors or management, including any plans or proposal to fill vacancies on the Board of Directors or change the number or term of Directors, (c) a material change in the business or corporate structure of the Corporation, or (d) any material change in the capitalization or dividend policy of the Corporation. As used in the preceding sentence, "act or agree to act in concert" shall not include acts or agreements to act by persons pursuant to their official capacities as Directors or officers of the Corporation or because they are related by blood or marriage; it being determined for purposes of this paragraph that the agreements dated as of June 22, 1998 made with respect to capitalization and management changes between the Corporation, certain of its directors and officers and various shareholders, including certain shareholders related to said directors and officers and the Investors (as defined in paragraph (a)(C)(iii) of this Article 4), as they may be amended from time to time, were "acts or agreements to act by persons pursuant to their official capacities as Directors or officers of the Corporation or because they are related by blood or marriage."

       (b) The following new paragraph (a)(C)(iii) hereby is added to
Article 4:

       "(iii) For purposes of Article 4(a)(C)(ii), any shares of Participating Preferred Stock (as defined in paragraph (d)(F) of this Article 4) held by Carl Marks Strategic Investments, L.P., Carl Marks Strategic Investments, II, L.P., Uranus Fund, Ltd., or any of their Affiliates (as defined in paragraph (d)(F) of this Article 4) (the "Investors") shall be deemed to have been converted into shares of Class A Common Stock that are acquired after the Threshold Date. Any such shares of Class A Common Stock deemed to be held by the Investors or their Affiliates pursuant to the preceding sentence or any shares of Class A Common Stock issued upon conversion of the Convertible Participating Preferred Stock and held by the Investors shall be deemed to have been acquired for an "equitable price" for purposes of Article 4(a)(C)(ii)."

                  (c) The existing paragraph (a)(C)(iii) hereby is renumbered as paragraph (a)(C)(iv).

FIFTH:        The certificate of incorporation of the Corporation is amended to permit the Board of Directors to provide for additional or participating distributions to holders of shares of Preferred Stock with $.025 Par Value, Class A.

                  To accomplish this, Article 4, paragraph (d)(C) hereby is amended to read in its entirety as follows:

                           (C) In the  event  of any  voluntary  or  involuntary
                  liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Class A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any class of common stock, an amount equal to the stated value of the stock plus, in respect of each share with respect to which dividends are cumulative, a sum computed at the dividend rate or dividend amount provided for in the certificate of incorporation from and after the date on which dividends on such shares became cumulative to and including the date fixed for such payment, less the aggregate of the dividends theretofore paid thereon, but computed without interest. If the amounts payable on liquidation in respect to the shares of all series of Class A Preferred Stock are not paid in full, the shares of all series of such class shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. If such payment shall have been made in full to the holders of all shares of Class A Preferred Stock on voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation shall, except as otherwise provided herein, be distributed among the holders of each class of common stock pro rata in accordance with their respective holdings. For the purpose of this paragraph, a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation or winding up of the Corporation. In addition to the above-stated distributions to holders of preferred stock, the Board of Directors is authorized, in the rights, preferences and other provisions with respect to any one or more series of Class A Preferred Stock, to provide for additional or participating distributions to holders of shares of such series on liquidation, dissolution or winding up of the Corporation.

SIXTH:            The certificate of incorporation of the Corporation hereby is amended to authorize a third series of Class A Preferred Stock to be designated Convertible Participating Preferred Stock.

                  To accomplish this, the following new Article 4(d)(F) hereby is added to the certificate of incorporation:

                  "(F) Third Series of Class A Preferred Stock. The third series of 4,166,667 shares of Class A Preferred Stock shall be designated Convertible Participating Preferred Stock (hereinafter "Participating Preferred Stock"), and shall have the following rights, preferences and limitations:

        (i) Stated Value. The stated value for each share of Participating Preferred Stock shall be $12 (the "Stated Value").

        (ii) Dividends and Distributions. At any time after the Issue Date, the holders of each share of Participating Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but out of funds legally available therefor, a dividend or distribution in cash, evidences of indebtedness of the Corporation or another issuer, options, warrants or rights to acquire securities or other property (including, without limitation, rights issued pursuant to a shareholder rights plan, "poison pill" or similar plan or arrangement and options or rights granted to each holder of Class A Common Stock), securities of the Corporation or another issuer (excluding securities for which adjustment is made under paragraph (vii)(d)(1) or paragraph
(vii)(d)(2)) or other property or assets, including, without limitation, any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation), at a rate per share (and in the type of property) equal to the amount of any dividend or distribution (and in the same type of property) as that declared or made on any shares (including, without limitation, Class A Common Stock) into which one share of Participating Preferred Stock may be converted pursuant to paragraph (vii) below on the record date for such dividend or distribution. Any such dividend or distribution shall be paid to the holders of shares of Participating Preferred Stock at the same time such dividend or distribution is made to the holders of the shares of Class A Common Stock. No dividend or distribution shall be declared or made on any shares of Class A Common Stock unless any dividend or distribution required to be declared or made under the first sentence of this paragraph is previously or simultaneously declared or made. Dividends and distributions shall be cumulative from and after the date of issuance of such shares of Participating Preferred Stock, but any arrearage in payment shall not pay interest.

          (iii) Voting Rights. (a) Except as otherwise required by law or as set forth in paragraph (b), the holders of shares of Participating Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation.

                   (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Participating Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of shareholders called for the purpose, shall be necessary to (i) authorize the issuance after the Issue Date of any class of capital stock that will rank as to payment of dividends or rights on liquidation, dissolution or winding up of the Corporation senior to the Participating Preferred Stock, (ii) authorize, adopt or approve an amendment to the certificate of incorporation that would increase or decrease the par value of the shares of Participating Preferred Stock, (iii) amend, alter or repeal the certificate of incorporation so as to affect the shares of Participating Preferred Stock adversely or (iv) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that no separate vote of the holders of Participating Preferred Stock shall be required to effect any of the transactions described in clause (iv) above unless such transaction would either require a class vote pursuant to clause (i), (ii) or (iii) above or would require a vote by any shareholders of the Corporation.

         (iv) Redemption. The shares of Participating Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

         (v) Acquired Shares. Any shares of Participating Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its subsidiaries in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Participating Preferred Stock shall upon their cancellation become authorized but unissued shares of Class A Preferred Stock and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of Class A Preferred Stock subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Participating Preferred Stock unless all of the shares of Participating Preferred Stock issued on the Issue Date shall have already been converted or exchanged.

          (vi) Participating Distribution upon Liquidation of the Corporation. In addition to the preferential distribution payable to holders of Participating Preferred Stock equal to the Stated Value (the "Preferential Distribution") as provided for under Article 4(d)(C) of this certificate of incorporation, an additional participating distribution shall be payable to holders of Participating Preferred Stock upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation (the "Participating Distribution") with the effect that the total distribution to holders of the Participating Preferred Stock shall be the greater of (a) the Preferential Distribution or (b) the total distribution which holders of Participating Preferred Stock would have received if all outstanding shares of Participating Preferred Stock were converted into shares of common stock immediately prior to the date for calculating the total distribution available to holders of preferred stocks and common stocks. To achieve the distribution required by the preceding sentence, the following calculation shall be made:

                                    (1)     Calculate  the sum of (a) the  total
                                            amounts  available for  distribution
                                            to holders of all  classes of common
                                            stock    after    payment   of   all
                                            preferential  distributions  to  all
                                            classes of  preferred  stocks of the
                                            Corporation,      including      the
                                            Preferential     Distribution     to
                                            Participating  Preferred Stock, plus
                                            (b)   the   total   amount   of  the
                                            Preferential Distribution to holders
                                            of   all   outstanding   shares   of
                                            Participating Preferred Stock.

                                    (2)     Divide   the   sum   calculated   in
                                            subparagraph (1) by the total number
                                            of shares of common stock into which
                                            the Participating Preferred Stock is
                                            convertible  and of all  classes  of
                                            common stock deemed  outstanding for
                                            purposes    of    calculating    the
                                            distribution     on     liquidation,
                                            dissolution  or  winding  up of  the
                                            Corporation.  The  product  of  this
                                            calculation   is  the   "Per   Share
                                            Distribution on Assumed Conversion."

                                    (3)     The excess, if any, of the Per Share
                                            Distribution  on Assumed  Conversion
                                            over the  Preferential  Distribution
                                            to  each   share  of   Participating
                                            Preferred Stock shall be distributed
                                            as a  Participating  Distribution to
                                            the  holders  of  the  Participating
                                            Preferred  Stock  upon  liquidation,
                                            dissolution  or  winding  up of  the
                                            Corporation.

           (vii) Conversion. (a) Any holder of Participating Preferred Stock shall have the right, as its option, at any time (but subject to the provisions of paragraph (vii)(b)) to convert, subject to the terms and provisions of this paragraph (vii), any or all of such holder's shares of Participating Preferred Stock into such number of fully paid and nonassessable shares of Class A Common Stock as is equal to the product of the number of shares of Participating Preferred Stock being so converted multiplied by the quotient of (i) the Stated Value divided by (ii) the conversion price of $12.00 per share, subject to adjustment as provided in paragraph (vii)(d) (the "Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Participating Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with addresses) in which a certificate or certificates for shares of Class A Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph (vii)(k). All shares of Participating Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares shall be issued in lieu thereof.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Participating Preferred Stock for conversion pursuant to paragraph (vii)(a), the Corporation shall deliver to or upon the written order of the holder of the shares so surrendered a certificate or certificates representing the number of fully paid non-assessable shares of Class A Common Stock into which such shares may be or have been converted in accordance with the provisions of this paragraph (vii). Subject to the following provisions of this paragraph and of paragraph (vii)(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Class A Common Stock deliverable upon conversion of such shares shall be treated for all purposes as having become the record holder or holders of such Class A Common Stock at such time.

               (c) To the extent permitted by law, when shares of Participating Preferred Stock are converted, all unpaid dividends (whether or not currently payable) on the Participating Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of the Class A Common Stock issued upon such conversion.

               (d) The Conversion Price shall be subject to adjustment as follows:

                     (1) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Class A Common Stock in Class A Common Stock, (B) sub-divide the outstanding shares of Class A Common Stock into a larger number of shares, (C) combine the outstanding shares of Class A Common Stock into a smaller number of shares or
(D) issue any shares of its capital stock in a reclassification of the Class A Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Participating Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other capital stock of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Participating Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph
(vii)(d)(1) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of
holders  of  Class  A  Common  Stock   entitled  to  receive  such  dividend  or
distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                      (2) In case the Corporation shall at any time or from time to time issue or sell shares of Class A Common Stock or Class B Common Stock (or securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock), or any options, warrants or other rights to acquire shares of Class A Common Stock or Class B Common Stock (other than (x) options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation, (y) options, warrants or rights granted to each holder of Class A Common Stock or (z) rights issued pursuant to a shareholder right plans, "poison pill" or similar arrangement that complies with paragraph (vii)(j)) for a consideration per share less than the Current Market Price at the record date or issuance date, as the case may be (the "Date"), referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Class A Common Stock and/or Class B Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Class A Common Stock and/or Class B Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Class A Common Stock and/or Class B Common Stock divided by (B) the number of shares of Class A Common Stock and/or Class B Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this paragraph (vii)(d), then, and in each case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the numbers of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to the Date plus the number of additional shares of Class A Common Stock and Class B Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other right initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to the Date plus the number of shares of Class A Common Stock and Class B Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the directors who are not officers or employees of the Corporation or any of its subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Class A Common Stock and/or Class B Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Current Market Price. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to shareholders of the Corporation, as such, on the record date for the determination of shareholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date (the "Issuance Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this paragraph
(vii)(d)(2) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such options, warrants or other right.

                    (3) In case the Corporation or any subsidiary thereof shall, at any time or from time to time while any of the Participating Preferred Stock is outstanding, make a Pro Rata Repurchase, the Conversion Price shall be adjusted by dividing the Conversion Price in effect immediately prior to such action by a fraction (which in no event shall be less than one), the numerator of which shall be the product of (i) the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Class A Common Stock and Class B Common Stock repurchased in such Pro Rata Repurchase and (ii) the Current Modified Market Price as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase, and the denominator of which shall be (i) the product of (x) the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Current Modified Market Price as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase.

                       (4) In case the Corporation at any time or from time to time shall take any action affecting its Class A Common Stock, other than an action described in any of paragraph (vii)(d)(1) through paragraph (vii)(d)(3), inclusive, or paragraph (vii)(g), then, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determinations to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Participating Preferred Stock).

                       (5) The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (1) through (4) of this paragraph (vii)(d), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                       (6) Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price shall be required pursuant to this paragraph (vi)(d) by reason of the initial issuance or sale of any of the 4,166,667 authorized shares of Participating Preferred Stock.

                       (7) Notwithstanding anything herein to the contrary, no adjustment under this paragraph (vii)(d) need to be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Participating Preferred Stock pursuant hereto; provided, however, that any such adjustment shall in any event be made no later than one year after the occurrence of the event giving rise to such adjustment.

                  (e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Participating Preferred Stock at least ten Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

            (f) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Participating Preferred Stock. If more than one share of Participating Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Participating Preferred Stock so surrendered. If the conversion of any share or shares of Participating Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Class A Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation on the date of issuance of the certificates representing the shares by the Corporation upon such conversion.

            (g) In case of any capital reorganization or reclassification or other change of outstanding shares of Class A Common Stock, or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Class A Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Participating Preferred Stock at least ten Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Participating Preferred Stock then outstanding shall have the right hereafter to convert such share of Participating Preferred Stock into the kind and amount of shares of stock or other securities (of such Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of Participating Preferred Stock could have been converted immediately prior to such transaction. Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (vii). If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues, stock securities, other property or cash to holders of Class A Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of the Participating Preferred Stock upon conversion of the shares of Participating Preferred Stock as provided above. The provisions of this paragraph (vii) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

         (h) In  case at any  time  or  from  time to time:

                    (1) the Corporation shall authorize the granting to the holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                    (2) there shall be any reclassification of the Class A Common Stock (other than a subdivision or combination of the outstanding Class A Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                    (3) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Participating Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such rights or warrants or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.
                                       11

                    (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Participating Preferred Stock, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Participating Preferred Stock.

                    (j) The Corporation shall not adopt a shareholder rights plan, "poison pill" or similar arrangement unless such plan or arrangement shall provide that each holder of a share of Participating Preferred Stock shall be entitled to receive thereunder rights for each share of Class A Common Stock that may be issued upon conversion of such share of Participating Preferred Stock in an amount equal to the amount of rights issued with respect to each outstanding share of Class A Common Stock pursuant to such plan.

                    (k) The issuance or delivery of certificates for Class A Common Stock upon the conversion of shares of Participating Preferred Stock shall be made without charge to the converting holder of shares of Participating Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Participating Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Participating Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                     (l) To the extent that pursuant to the terms of this paragraph (vii), the Participating Preferred Stock is convertible into any securities or property other than Class A Common Stock, then for purposes of this Article 4(d)(F), references to Class A Common Stock shall be deemed appropriately amended to refer to such other securities or property.

                     (viii) Definitions. As used in this Article 4(d)(F), the following terms shall have the meanings indicated:

                      (a) An "Affiliate" of, or a person "affiliated" with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

                  (b) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                   (c) "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (A) the average daily Market Price of the Class A Common Stock for those days during the period commencing not more than 30 days before, and ending not later than such date, on which the national securities exchanges were open for trading or the Class A Common Stock was quoted in the over-the-counter market, and (B) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

                   (d) "Current Modified Market Price" per share shall mean, on any date specified herein for the determination thereof, (A) the average daily Modified Market Price of the Class A Common Stock for those days during the period commencing not more than 30 days before, and ending not later than such date, on which the national securities exchanges were open for trading or the Class A Common Stock was quoted in the over-the-counter market, and (B) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Modified Market Price on such date.

                   (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                   (f) "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                   (g) "Issue Date" shall mean the first date on which shares of Participating Preferred Stock are issued.

                   (h) "Market Price" shall mean, per share of Class A Common Stock, on any date specified herein: (a) the closing price per share of the Class A Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the closing bid price on such date, as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the reported closing bid price of the Class A Common Stock, on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation's expense by a nationally recognized appraiser chosen by the holders of a majority of the shares of Participating Preferred Stock and approved by the Corporation, which approval shall not be unreasonably withheld. If no such appraiser is chosen more than 20 Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Participating Preferred Stock, then the appraiser shall be chosen by the Corporation.

                  (i) "Modified Market Price" shall mean, per share of Class A Common Stock, on any date specified herein: (a) the closing price per share of the Class A Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the closing asked price on such date, as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the reported closing asked price of the Class A Common Stock on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of
(a), (b) or (c) is applicable, a market price per share determined at the Corporation's expense by a nationally recognized appraiser chosen by the holders of a majority of the shares of Participating Preferred Stock and approved by the Corporation, which approval shall not be unreasonably withheld. If no such appraiser is chosen more than 20 Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Participating Preferred Stock, then the appraiser shall be chosen by the Corporation.

                  (j) "NASD" shall mean the National Association of Securities Dealers, Inc.

                  (k) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  (l) "Pro Rata Repurchase" shall mean any purchase of shares of Class A Common Stock or Class B Common Stock by the Corporation or by any of its subsidiaries whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Participating Preferred Stock are outstanding, which purchase is subject to Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Class A Common Stock or Class B Common Stock.

SEVENTH: The certificate of incorporation of the Corporation is hereby amended to require unanimous approval of the Corporation's Board of Directors for certain major corporate actions.

                  To accomplish this, the following new Article 10 hereby is added to the certificate of incorporation:

         10. Until such time as the Investors and any permitted assignees under the Shareholders Agreement shall own, in the aggregate, 15% or less of the outstanding Class A Common Stock (assuming conversion of all shares of Participating Preferred Stock into Class A Common Stock):

                  (a) All of the directors of the Corporation shall be present at any meeting of the directors in order to constitute a quorum for the transaction of any Major Corporate Actions (as defined in subparagraph (b)) below; and

                  (b) Each of the following actions (the "Major Corporate Actions") shall require the unanimous approval of all of the Corporation's directors voting thereon (excluding directors who abstain from voting):

                     (i) any amendment or modification of the Corporation's Restated Certificate of Incorporation, as amended, or ByLaws;

                     (ii)   any   merger,   consolidation,   amalgamation,
         recapitalization or other form of business  combination (other that any
         acquisition   that  would  be  permitted  under  paragraph  (d)  below)
         involving the Corporation or any subsidiary of the Corporation;

                     (iii) any sale, conveyance,  lease, transfer or other
         disposition  of  all  or  substantially   all  of  the  assets  of  the
         Corporation;

                     (iv) any single acquisition or disposition or series of related acquisitions or disposition of assets, including stock (whether by purchase, merger or otherwise), in the Principal Line of Business (as hereinafter defined) of the Corporation involving gross consideration in excess of $15 million;

                      (v)  any  change  in  the  line  of  business   (food
         processing, packaging, distribution and canning of fruits and vegetables and other business operations complementary or incidental thereto) of the Corporation and its subsidiaries (the "Principal Line of Business"), whether by acquisition of assets or otherwise; provided, that the Corporation and its subsidiaries may change or dispose of any existing business or acquire any business that, in each case, is not within their Principal Line of Business, if the consolidated net sales from all such business engaged in (or proposed to be engaged in) by the Corporation and its subsidiaries do not exceed in the aggregate 2% of the consolidated net sales of the Corporation and its subsidiaries (determined by reference to the latest annual or quarterly period in the latest available consolidated financial statements of the Corporation and any business proposed to be acquired);

                           (vi) any issuance of or agreement to issue, or any repurchase, redemption or other acquisition or agreement to repurchase, redeem or otherwise acquire, any shares of capital stock of the
         Corporation  or  any  of  its   subsidiaries  or  rights  of  any  kind
         convertible into or exercisable or exchangeable for, any shares of capital stock of the Corporation or any of its subsidiaries, or any option, warrant or other subscription or purchase right with respect to shares of capital stock except for (i) any stock buybacks not to exceed $100,000 in any one transaction or $1 million in the aggregate and (ii) any issuances of shares of Class A Common Stock pursuant to the terms of Seneca Foods Corporation Employees' Savings Plan in effect on the date hereof;

                           (vii) any change in the Corporation's certified public accountants from Deloitte & Touche LLP, or any successor of Deloitte & Touche LLP;

                           (viii) the settlement of any litigation to which the Corporation or any of its subsidiaries is a party involving the payment by the Corporation or its subsidiaries of an aggregate amount greater than 5% of the Company's Adjusted Tangible Net Worth, or involving the consent to any injunctive or similar relief; and

                           (ix) the commencement by the Corporation or any of its subsidiaries or proceedings under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the making by the Corporation or any of its subsidiaries of a general assignment for the benefit of its creditors.

To the extent that the above-referenced Board approval is not obtained with respect to any Major Corporate Action, the Corporation may not take or perform such Major Corporate Action. For purposes of paragraph (h) above, the Corporation's "Adjusted Tangible Net Worth" shall mean (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves, which reserves will be determined in accordance with generally accepted accounting principles) at which the assets of the Corporation and its subsidiaries on a consolidated basis (except (w) patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangibles, (x) unamortized debt discount and expense, (y) accounts, notes and other receivables due from any person directly or indirectly controlling, controlled by or under common control with the Corporation, and (z) write-ups in the book value of any fixed asset resulting from a revaluation thereof effective after June 22, 1998) are shown on the latest available consolidated balance sheet of the Corporation on such date minus (ii) the amount at which the liabilities of the Corporation and its subsidiaries are shown on such consolidated balance sheet (including as liabilities all reserves for contingencies and other potential liabilities as shown on such consolidated balance sheet).

EIGHTH: The manner in which shares of the Corporation shall be changed hereby upon the filing of this certificate by the Department of State is as follows:

          Shares Changed Hereby                                   Shares Resulting From Change
Class A Common Stock with a par value of                    Class A Common Stock with a par value of
$0.25 per share:                                            $0.25 per share:

         3,143,125 issued shares                                     3,143,125 issued shares
         6,856,875 unissued shares                                   16,856,875 unissued shares

Preferred Stock with $.025 par value per                    Preferred Stock with $.025 par value per
share, Class A:                                             share, Class A:

         807,240 issued shares                                       807,240 issued shares
         3,192,760 unissued shares                                   7,392,760 unissued shares


NINTH: The foregoing amendments of the certificate of incorporation were authorized at a meeting of the Board of Directors, followed by the votes cast in person or by proxy of the holders of record of a majority of the outstanding shares entitled to vote at a special shareholders meeting of the Corporation with respect to the remaining amendments set forth in this Certificate.

                  IN  WITNESS   WHEREOF,   the  undersigned   have  caused  this
Certificate of Amendment to be executed this _____ day of _____________ 1998, and affirm that the statements made herein are true under penalty of perjury.

                                              SENECA FOODS CORPORATION


                                              By:___________________________
                                                 Name:  Kraig H. Kayser
                                                 Title: President


                                              By:___________________________
                                                 Name:  Jeffrey L. Van Riper
                                                 Title: Secretary

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following is a list of the expenses the Registrant expects to pay in connection with the issuance and distribution of the shares registered hereby. The Company will be responsible for the payment of these expenses.

         Commission Filing and Registration Fees..................  $14,750.00
         Nasdaq Listing Fees**....................................  $17,500.00
         Blue Sky Fees and Expenses ..............................  $ 5,000.00
         Legal Fees and Expenses*................................. $200,000.00
         Subscription Agent Fees and Expenses*......................$    ---
         Printing Expenses*.......................................  $40,000.00
         Accounting Fees and Expenses*............................  $20,000.00
         Miscellaneous Expenses*....................................$12,750.00

              Total................................................$310,000.00

----------------

   *  Estimated

  **  To be paid upon conversion of the first share of New Preferred Stock.


Item 15.  Indemnification of Directors and Officers.

         The Company's Restated Certificate of Incorporation, as amended, provides that the Company is required to indemnify each and every officer or director of the Company, even those whose term has expired, for any and all expenses actually and necessarily incurred by such director or officer in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been a director or officer of the Company. The Company is not required to indemnify a director or officer for matters as to which such officer or director is adjudged to be liable for neglect or misconduct in the performance of his duties as director or officer. Further, the rights of the officers or directors to indemnification are not exclusive of any other rights to which an officer or director of the Company is entitled.

         Under the Company's Bylaws, the Company has the authority to indemnify its directors and officers to the fullest extent permitted by the New York Business Corporation Law (Sections 721-726) (the "BCL"). The Bylaws, reflecting New York law, extend such protection to any person made or threatened to be made a party to any action or proceeding, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the Company served in any capacity at the request of the Company, by reason of the fact that such director or officer, his testator or intestate, is or was a director or officer of the Company or is or was serving such enterprise at the request of the Company. The Bylaws provide that such indemnification may be authorized pursuant to the terms and conditions of (i) a resolution of shareholders; (ii) a resolution of the Board of Directors; (iii) an agreement providing for such indemnification or (iv) any judicial or other legal authority which entitles the director, officer or employee to such indemnification.

         The BCL provides that, if successful on the merits or otherwise, an officer or director is entitled to indemnification by the Company against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or at least not opposed to, the best interests of the Company. The termination of any action or proceeding by judgment, settlement, conviction or plea of nolo contendere, or its equivalent, does not itself create the presumption that such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the Company or that he had reasonable cause to believe that his conduct was unlawful.

         If a corporation fails to provide indemnification to its directors or officers, the BCL provides that despite any contrary resolution of the board of directors or shareholders, indemnification may be awarded by application to the appropriate judicial authority. Application for such court-ordered indemnification may be made either in the civil action or proceeding in which the expenses were incurred or other amounts were paid or to the supreme court in a separate proceeding.

Item 16.  Exhibits.

Exhibit
Number   Description
-------  -----------

 2(a) The Stock Purchase Agreement dated as of June 22, 1998 (incorporated by reference to Exhibit 2(a) to the Company's Current Report on Form 8-K filed July 2, 1998)

  (b) The Shareholders Agreement dated as of June 22, 1998 (incorporated by reference to Exhibit 2(b) to the Company's Current Report on Form 8-K filed July 2, 1998)

  (c) The Registration Rights Agreement dated as of June 22, 1998 (incorporated by reference to Exhibit 2(c) to the Company's Current Report on Form 8-K filed July 2, 1998)

 3(a)(1) The  Company's  Restated  Certificate  of  Incorporation,   as
         amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q/A filed August 1995 for the quarter ended July 1, 1995)

 3(a)(2) An  amendment  to  the  Company's   Restated   Certificate  of
         Incorporation,   as  amended  (incorporated  by  reference  to
         Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996)

 3(a)(3) Form of  Certificate  of Amendment to the  Company's  Restated
         Certificate of Incorporation, as amended setting forth the terms of the New Preferred Stock (incorporated by reference to Exhibit 3(i) to the Company's Current Report on Form 8-K filed July 2, 1998)

   (b) The Company's Bylaws, as amended (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q/A filed August, 1995)

 4(a) Note Agreement related to the $75,000,000 note with The Prudential Insurance Company of America (incorporated by reference to Exhibit 99 to the Company's Quarterly Report on Form 10-Q for the quarter ended January 28, 1995) as amended by Exhibit 4 to the Company's Annual Report on Form 10-K for the year ended March 31, 1996.

   (b) Note Agreement related to the $50,000,000 note with John Hancock Mutual Life Insurance Company (incorporated by reference to
         Exhibit 99 to the Company's Quarterly Report on Form 10-Q for the quarter ended January 28, 1995)

  5      Opinion of Jaeckle Fleischmann & Mugel, LLP (filed herewith)

  8 Opinion of Jaeckle Fleischmann & Mugel, LLP with respect to tax matters (filed herewith)

10(a) Asset Purchase Agreement related to the transaction with the Green Giant(R) Division of Pillsbury (incorporated by reference to Exhibit 2(A) to the Company's Current Report on Form 8-K dated February 24,
         1995)

   (b)(i) Alliance Agreement related to the transaction with the Green Giant(R) Division of Pillsbury (incorporated by reference to Exhibit 2(B) to the Company's Current Report on Form 8-K dated February 24, 1995)

      (ii) Amendment No. 1 to Alliance Agreement dated February 25, 1997 (filed herewith)

      (iii) Amendment No. 2 to Alliance Agreement dated July 1, 1998 (filed herewith)

   (c) Secured Nonrecourse Subordinated Promissory Note related to the transaction with the Green Giant(R) Division of Pillsbury (incorporated by reference to Exhibit 2(C) to the Company's Current Report on Form 8-K dated February 24, 1995)

12 Statement regarding computation of ratios (filed herewith at pages F-7 and F-8 )

21                Subsidiaries of the Company (filed herewith)

23(a)             Consent of Deloitte & Touche LLP (filed herewith)

  (b)             Consent of Jaeckle Fleischmann & Mugel, LLP (contained in
                  Exhibit 5 above)

24 Power of Attorney (incorporated by reference to Exhibit 24 of the Company's Registration Statement on Form S-1 (No.333-58739) filed July 9, 1998).


27                Financial Data Schedule (filed herewith)



99(a) Subscription Certificate for the shares of Convertible Participating Preferred Stock (filed herewith)

  (b) Notice of Guaranteed Delivery for Subscription Certificates issued by the Company (filed herewith)

  (c) Instructions to Shareholders as to Use of the Company's Subscription Certificates (filed herewith)



Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                           (ii) To reflect in the  prospectus  any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To  include  any  material  information  with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY



         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in Pittsford, New York, on August 7, 1998.


                                                     SENECA FOODS CORPORATION

                                                     By: /s/ Kraig H. Kayser
                                                         -----------------------
                                                     Kraig H. Kayser, President
                                                     and Chief Executive Officer



         Pursuant to the requirements of the Securities Act, this Amendment Statement has been signed below by the following persons in the capacities indicated on August 7, 1998.



         Signature                                   Title
         ---------                                   -----

Arthur S. Wolcott                              Chairman and Director          )
                                                                              )
Kraig H. Kayser                                President, Chief Executive     )
                                               Officer and Director           )
Philip G. Paras                                Vice President-Finance         )
                                                                              )
Jeffrey L. Van Riper                           Controller and Secretary       )       /s/Kraig H. Kayser
                                               (Principal Accounting Officer) )         ------------------
Robert T. Brady                                Director                       )          Kraig H. Kayser
                                                                              )
David L. Call                                  Director                       )
                                                                              )
Edward O. Gaylord                              Director                       )
                                                                              )
G. Brymer Humphreys                            Director                       )
                                                                              )
Susan W. Stuart                                Director                       )
